Exhibit 4.1

Execution Version

WINNEBAGO INDUSTRIES, INC.
as Company

and each Guarantor named herein

$300,000,000

6.250% Senior Secured Notes due 2028

INDENTURE

Dated as of July 8, 2020

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Collateral Trustee

APPENDIX & EXHIBITS

Rule 144A / Regulation S Appendix

EXHIBIT 1 to Rule 144A / Regulation S Appendix—Form of Initial Note

EXHIBIT 2 to Rule 144A / Regulation S Appendix—Form of Transferee Letter of Representation

EXHIBIT 3 to Rule 144A/Regulation S Appendix—Form of Non-U.S. Beneficial Ownership Certification by Euroclear or Clearstream Luxembourg

EXHIBIT A—Form of Supplemental Indenture

INDENTURE dated as of July 8, 2020 (this “Indenture”), among WINNEBAGO INDUSTRIES, INC., an Iowa corporation (the “Company”), the guarantors named in Schedule I hereto (the “Guarantors”), and U.S. BANK NATIONAL ASSOCIATION, as Trustee (in such capacity, the “Trustee”) and as Collateral Trustee (in such capacity, the “Collateral Trustee”).

RECITALS

The Company has duly authorized the creation of an issue of 6.250% Senior Secured Notes Due 2028 issued on the date hereof (the “Initial Notes”), and to provide therefor the Company and each Guarantor have duly authorized the execution and delivery of this Indenture.

Each Guarantor has duly authorized its Guarantee of the Initial Notes and to provide therefor each Guarantor has duly authorized the execution and delivery of this Indenture.

All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company and to make this Indenture a valid and legally binding agreement of the Company, in accordance with their and its terms.

All things necessary have been done to make each Guarantee, upon execution and delivery of this Indenture, the valid obligations of each Guarantor and to make this Indenture a valid and legally binding agreement of each Guarantor, in accordance with their and its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of all Holders, as follows:

Article One

Definitions And Other Provisions Of General Application

Section 1.01          Rules of Construction and Incorporation by Reference of Trust Indenture Act. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)          the terms defined in this Article One have the meanings assigned to them in this Article One, and words in the singular include the plural and words in the plural include the singular;

(2)          all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as herein defined); provided that for clarity purposes, determination of whether an action is for speculative purposes is not an accounting term;

(3)          the words “herein,” “hereof and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(4)          all references to Articles, Sections, Exhibits and Appendices shall be construed to refer to Articles and Sections of, and Exhibits and Appendices to, this Indenture;

(5)          “including” means including without limitation;

(6)          all references to the date the Notes were originally issued shall refer to the Issue Date;

(7)          the phrase “in writing” as used herein shall be deemed to include .pdf attachments and other electronic means of transmission, unless otherwise indicated; and

(8)          the term “all or substantially all” of the assets of the Company and its Subsidiaries, taken as a whole, shall not be deemed to refer to “any” assets of the Company as a result of the Company or a Subsidiary being in the “zone of insolvency.”

This Indenture is not subject to the mandatory provisions of the TIA (as herein defined) which are not incorporated by reference in or made a part of this Indenture unless specifically provided herein.

Section 1.02          Definitions.

“ABL Administrative Agent” means JPMorgan Chase Bank, N.A., as administrative agent under the ABL Facility, or if there is no ABL Facility, the “ABL Administrative Agent” designated pursuant to the terms of the Permitted ABL Debt.

“ABL Collateral Agent” means JPMorgan Chase Bank, N.A., as collateral agent under the ABL Collateral Documents, or any successor collateral agent under any Permitted ABL Debt.

“ABL Collateral Documents” means, collectively, the Intercreditor Agreement, the security agreements, pledge agreements, mortgages, collateral assignments, deeds of trust and all other pledges, agreements, financing statements, patent, trademark or copyright filings, mortgages or other filings or documents that create or purport to create a Lien on the Collateral in favor of the ABL Administrative Agent for the benefit of ABL Secured Parties, in each case as they may be amended from time to time, and any instruments of assignment, control agreements, lockbox letters or other instruments or agreements executed pursuant to the foregoing.

“ABL Facility” means the Amended and Restated Credit Agreement, dated as of October 22, 2019, by and among the Company, Winnebago of Indiana, LLC, Grand Design RV, LLC, Newmar Corporation, the other loan parties thereto, the lenders party thereto in their capacities as lenders thereunder and the ABL Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, replacements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof; provided that such increase in borrowings is permitted under the terms of the Intercreditor Agreement.

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“ABL Secured Parties” means, collectively, (a) the ABL Administrative Agent, (b) each Permitted ABL Representative, and (c) the holders of Permitted ABL Obligations, including all of the other Secured Parties (as defined in the ABL Facility).

“Account(s)” has the meaning specified in the UCC, and if defined in more than one Article of the UCC, the meaning given in Article 9 thereof.

“Acquired Indebtedness” means, with respect to any specified Person,

(1)          Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of such specified Person; and

(2)          Indebtedness secured by a Lien encumbering any asset acquired by such specified Person;

provided that any Indebtedness of such other Person that is extinguished, redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction pursuant to which such other Person becomes a Subsidiary of the specified Person shall not be Acquired Indebtedness.

“Act of Required Debtholders” means, as to any matter at any time,

(1) prior to the Discharge of Priority Lien Notes Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of, the holders of (or the Priority Lien Representatives representing the holders of) Priority Lien Notes Debt representing the Required Priority Lien Debtholders; and

(2) at any time after the Discharge of Priority Lien Notes Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of (or the Parity Lien Representatives representing the holders of) Parity Lien Notes Debt representing the Required Parity Lien Debtholders.

For purposes of this definition, (a) Priority Lien Notes Debt or Parity Lien Notes Debt registered in the name of, or beneficially owned by, the Company or any Subsidiaries of the Company will be deemed not to be outstanding and (b) votes will be determined in accordance with the Collateral Trust Agreement.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.05.

“Additional Notes” means any Notes issued by the Company pursuant to Section 3.12.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

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“Affiliate Transaction” has the meaning specified in Section 10.11(a).

“After-Acquired Property” means any and all assets or property (other than Excluded Assets) acquired after the Issue Date, including any property or assets acquired by the Company or a Guarantor from another Guarantor or, in the case of a Guarantor, from the Company, which in each case constitutes Collateral or would have constituted Collateral had such assets or property been owned by the Company or Guarantor on the Issue Date.

“Applicable Pledge Percentage” means (a) in the case of a pledge by the Company or any Subsidiary of its voting Equity Interests in an Excluded Domestic Subsidiary or an Excluded Foreign Subsidiary, 65%, and (b) in all other cases, 100%.

“Aggregate Payments” has the meaning specified in Section 12.05.

“Appendix” has the meaning specified in Section 2.01.

“Applicable Premium” means, with respect to a Note at any Redemption Date (or date of deposit), the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such Redemption Date (or date of deposit) of (1) the Redemption Price of such Note on July 15, 2023 (such Redemption Price being that set forth in the table set forth in Section 11.01(b)), plus (2) all required remaining scheduled interest payments (calculated based on the cash interest rate payable on the Notes) due on such Note through such date (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note on such Redemption Date (or date of deposit), as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.

“Asset Sale” means

(1)          the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets outside the ordinary course of business of the Company or any Restricted Subsidiary (each referred to in this definition as a “disposition”); and

(2)          the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(a)          a disposition of cash, Cash Equivalents or Investment Grade Securities or excess, damaged, obsolete, used, surplus, fully depreciated or worn out property or assets in the ordinary course of business or any sale or disposition of property or assets in connection with scheduled turnarounds, maintenance and equipment and facility updates or any disposition of inventory or goods held for sale in the ordinary course of business;

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(b)          the disposition of all or substantially all of the assets of the Company or any Guarantor in a manner permitted pursuant to the provisions set forth in Section 8.01 or any disposition that constitutes a Change of Control pursuant to this Indenture;

(c)          the making of any Permitted Investment or the making of any Restricted Payment that is not prohibited by Section 10.08;

(d)          any disposition of property or other assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than the greater of (x) $10.0 million and (y) 0.75% of the Consolidated Total Assets;

(e)          any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(f)           to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business; provided that to the extent the property exchanged by the Company or any Restricted Subsidiary constituted Collateral, then all property acquired by the Company or such Restricted Subsidiary in such exchange shall be pledged as Collateral (and with the same priority) as that of the exchanged property as required and provided under the Security Documents;

(g)          the lease, assignment, license, sub-license or sub-lease of any real or personal property in the ordinary course of business or property constituting closed or unused facilities (including any fixtures or equipment therein);

(h)          any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)           foreclosures or governmental Condemnations on assets;

(j)           sales or factoring of accounts receivable, or participations therein in the ordinary course of business or in connection with any Receivables Facility;

(k)          the unwinding of any Hedging Obligations;

(l)           the sale, lease, assignment, license, sub-license or sub-lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(m)         the licensing or sub-licensing of intellectual property in the ordinary course of business or consistent with past practice or the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any patents, trademarks, servicemarks, tradenames, copyrights and other intellectual property rights not necessary in the conduct of the business of the Company and its Restricted Subsidiaries;

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(n)          any sale or other disposition deemed to occur with creating, granting or perfecting a Lien not otherwise prohibited by this Indenture;

(o)          the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

(p)          the issuance and sale of equity interests of the Company and the issuance of employee stock options or stock awards pursuant to benefit plans of the Company or any of its Restricted Subsidiaries;

(q)          any sale, lease, transfer or other disposition in connection with any industrial revenue bond or similar program that does not result in the recognition of the sale or the asset transfer in accordance with GAAP, or any similar transaction;

(r)           the sale of interests in a joint venture pursuant to customary put-call or buy-sell arrangements, provided that any net cash proceeds therefrom are applied as Net Proceeds of an Asset Sale pursuant to Section 10.16; and

(s)          the settlement or early termination of any Permitted Bond Hedge Transaction and the settlement or early termination of any related Permitted Warrant Transaction.

“Asset Sale Offer” has the meaning specified in Section 10.16(d).

“Asset Sale Payment Date” has the meaning specified in Section 10.16(j)(2).

“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the cash interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of “Capitalized Lease Obligation.”

“Authenticating Agent” has the meaning specified in Section 6.12.

“Bankruptcy Code” means Title 11, U.S.C., as now or hereafter in effect, or any successor thereto.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state or foreign law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to succession to or change in any such law.

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“Board of Directors” means:

(1)          with respect to a corporation, the board of directors of the corporation;

(2)          with respect to a partnership, the board of directors of the general partner of the partnership; and

(3)          with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means, with respect to the Company, a duly adopted resolution of the Board of Directors of the Company or any committee thereof.

“Borrowing Base” means the sum of (A) 90% of the net book value of accounts receivable of the Company and its Restricted Subsidiaries and (B) 75% of the net book value of inventory of the Company and its Restricted Subsidiaries (with accounts receivable and inventory calculated on the basis that all Investments, acquisitions, dispositions, mergers, consolidations and disposed operations that have been made by the Company and its Restricted Subsidiaries prior to or substantially contemporaneous with the date of any calculation shall be included or excluded, as the case may be, on a pro forma basis with such calculations made in good faith by a responsible financial or accounting officer of the Company).

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means

(1)          in the case of a corporation, capital stock,

(2)          in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock,

(3)          in the case of a partnership, partnership interests (whether general or limited),

(4)          in the case of a limited liability company, membership interests,

(5)          any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of the issuing Person, and

(6)          all rights, warrants or options exchangeable for or convertible into any of the items described in clauses (1) through (5) above;

provided that with respect to the foregoing, Capital Stock shall exclude any debt securities convertible into Capital Stock, whether or not such debt securities include any right to vote or participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

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“Cash Equivalents” means, as to any Person,

(1)          securities issued or directly and fully guaranteed or insured by the United States, the United Kingdom, Canada, Switzerland, and any other member state of the European Union or any agency, instrumentality or sponsored corporation thereof and backed by the full faith and credit of the applicable government, and in each case having maturities of not more than 24 months from the date of acquisition;

(2)          U.S. dollar denominated time deposits, certificates of deposit, overnight bank deposits and bankers’ acceptances having maturities within one year from the date of acquisition thereof issued by any lender under the ABL Facility or any commercial bank of recognized standing, having capital and surplus in excess of $500,000,000;

(3)          repurchase obligations for underlying securities of the types set forth in clauses (1) and (2) above and entered into with any commercial bank meeting the qualifications specified in clause (2) above;

(4)          other investment instruments having maturities within 180 days from the date of acquisition thereof offered or sponsored by financial institutions having capital and surplus in excess of $500,000,000;

(5)          readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having maturities within 180 days from the date of acquisition thereof and having, at the time of acquisition thereof, one of the two highest rating categories obtainable from either Moody’s or S&P (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency);

(6)          commercial paper rated, at the time of acquisition thereof, at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), in each case maturing within one year after the date of acquisition;

(7)          investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (6) above;

(8)          in the case of any Foreign Subsidiary of the Company, (x) certificates of deposit or bankers’ acceptances of any bank organized under the laws of Canada, Japan or any country that is a member of the European economic and monetary union pursuant to the Treaty whose short-term commercial paper, at the time of acquisition thereof, is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), or, if no such commercial paper rating is available, a long-term debt rating, at the time of acquisition thereof, of at least A or the equivalent thereof by S&P or at least A-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), in each case maturing not more than one year from the date of acquisition by such Foreign Subsidiary, (y) overnight deposits and demand Deposit Accounts maintained with any bank that such Foreign Subsidiary regularly transacts business and (z) securities of the type and maturity described in clause (1) above but issued by the principal governmental authority in the jurisdiction in which such Foreign Subsidiary is organized so long as such security has the highest rating available from either S&P or Moody’s;

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(9)          Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of one year or less from the date of acquisition;

(10)        U.S. dollars; and

(11)        Canadian dollars, Japanese yen, pounds sterling, Euros or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business.

“Casualty” means any casualty, loss or damage with respect to real or personal property or improvements.

“CFC” means any Subsidiary organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia, that is a “controlled foreign corporation” for purposes of Section 957 of the Code.

“Change of Control” means the occurrence of any of the following:

(1)          the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder or a group (as defined in clause (2) below) of which Permitted Holders control more than 50% of the total voting power of the Voting Stock of the Company owned by such group, or

(2)          the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(l) under the Exchange Act, or any successor provision), other than the Permitted Holders, or a group of which Permitted Holders control more than 50% of the total voting power of the Voting Stock of the Company owned by such group, in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies.

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Notwithstanding the foregoing, (i) a transaction in which the Company or any direct or indirect parent of the Company becomes a Subsidiary of another Person (other than a Person that is an individual, such Person that is not an individual, the “New Parent”) shall not constitute a Change of Control if (a) the shareholders of the Company or such parent immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of such parent immediately following the consummation of such transaction or (b) immediately following the consummation of such transaction, no Person, other than a Permitted Holder or a group (as defined in clause (2) above) of Permitted Holders which control more than 50% of the total voting power of the Voting Stock of the Company and the New Parent, “beneficially owns” (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Company or the New Parent; (ii) any holding company whose only significant asset is Capital Stock of the Company or any other direct or indirect parent of the Company shall not itself be considered a Person or “group” for purposes of this definition; (iii) the transfer of assets between or among the Restricted Subsidiaries and the Company in accordance with the terms of this Indenture shall not itself constitute a Change of Control; (iv) a Person or “group” shall not be deemed to have beneficial ownership of securities (or “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act)) subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement; (v) any of the events described above in clauses (1) and (2) shall not constitute a “Change of Control” during a Fall-Away Period unless in connection therewith the ratings assigned to the Notes are withdrawn or downgraded so that the Notes no longer have an Investment Grade Rating; and (vi) any change in the relative beneficial ownership of the Permitted Holders that does not alter the overall beneficial ownership of the Permitted Holders shall not constitute a Change of Control.

“Change of Control Offer” has the meaning specified in Section 10.15.

“Change of Control Payment” has the meaning specified in Section 10.15.

“Change of Control Payment Date” has the meaning specified in Section 10.15.

“Chattel Paper” has the meaning specified in the UCC, and if defined in more than one Article of the UCC, the meaning given in Article 9 thereof.

“Class” means (1) in the case of Parity Lien Notes Obligations, every Series of Parity Lien Notes Debt and all other Parity Lien Notes Obligations, taken together, and (2) in the case of Priority Lien Notes Obligations, every Series of Priority Lien Notes Debt and all other Priority Lien Notes Obligations, taken together.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Collateral” means all of the assets and properties at any time owned or acquired by any Grantor that constitute Priority Fixed Assets Collateral or the Priority ABL Collateral.

“Collateral Documents” means the ABL Collateral Documents and the Permitted Notes Collateral Documents; provided, however, that for purposes of the Collateral Trust Agreement, in no event shall the term “Collateral Documents” include or refer to any documents to which the Collateral Trustee is not a party as collateral trustee, collateral agent or similar title, or, with the knowledge of the Collateral Trustee, a named beneficiary of a document or instrument which the Company or any other Grantor is required to deliver or cause to be delivered pursuant to a Collateral Document or this Indenture.

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“Collateral Trust Agreement” means that certain Collateral Trust Agreement, dated as of the Issue Date, by and among the Company, the Guarantors, the Collateral Trustee and the Trustee, as it may be amended from time to time.

“Collateral Trustee” means U.S. Bank National Association, in its capacity as Collateral Trustee for the Holders of Notes and holders of Parity Lien Notes Debt under the Collateral Trust Agreement, the Intercreditor Agreement and the other Security Documents, together with its successors in such capacity.

“Commercial Tort Claim” has the meaning specified in the UCC, and if defined in more than one Article of the UCC, the meaning given in Article 9 thereof.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, “Company” shall mean such successor Person; provided that when used in the context of determining the fair market value of an asset or liability under this Indenture, “Company” shall, unless otherwise expressly stated, be deemed to mean the Board of Directors of the Company when the fair market value of such asset or liability is equal to or in excess of $5.0 million.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by one Officer and delivered to the Trustee.

“Condemnation” means any taking by a government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank) of property or assets, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or in any other manner.

“Condemnation Award” means all proceeds of any Condemnation or transfer in lieu thereof.

“Convertible Indebtedness” means Indebtedness of the Company permitted to be incurred under the terms of this Indenture that is either (a) convertible into common stock of the Company (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Company and/or cash (in an amount determined by reference to the price of such common stock).

“Contributing Guarantors” has the meaning specified in Section 12.05.

“consolidated” means, with respect to any Person, such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

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“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and other related noncash charges of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(a)          consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income, including

(1)          amortization of original issue discount resulting from the issuance of Indebtedness at less than par,

(2)          all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances,

(3)          noncash interest payments (but excluding any noncash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP),

(4)          the interest component of Capitalized Lease Obligations, and

(5)          net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness,

and excluding: (i) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (ii) any expensing of bridge, commitment and other financing fees and (iii) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility; plus

(a)          consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(b)          interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

Notwithstanding the foregoing, any additional charges arising from (i) the application of Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” to any series of preferred stock other than Disqualified Stock or (ii) the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition,” in each case, shall be disregarded in the calculation of Fixed Charges.

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“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication:

(1)          any net after-tax extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) and any restructuring expenses, including any severance expenses, relocation expenses, one-time compensation charges, curtailments or modifications to pension and post-retirement employee benefit plans, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, business optimization costs, signing, retention or completion bonuses or expenses (including relating to severance, relocation, one-time compensation charges, the acquisition transaction and reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses, facilities closing costs, acquisition integration costs, facilities opening costs, business optimization costs, costs or charges associated with reductions in force and signing, retention or completion bonuses) shall be excluded;

(2)          the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, whether effected through a cumulative effect adjustment or a retroactive application in each case in accordance with GAAP;

(3)          any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded;

(4)          any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded;

(5)          the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period (subject in the case of dividends, distributions or other payments made to a Restricted Subsidiary to the limitations contained in clause (6) below);

(6)          solely for the purpose of determining the amount available for Restricted Payments under clause (4)(C)(1) of Section 10.08(a), the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived: provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

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(7)          any increase in amortization or depreciation or other noncash charges resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Issue Date, net of taxes, shall be excluded;

(8)          any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded;

(9)          any impairment charge or asset write-off, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10)        any unrealized gain or loss resulting in such period from (i) Hedging Obligations and (ii) the application of Accounting Standards Codification Topic 815 shall be excluded;

(11)        any net gain or loss (or similar changes) resulting in such period from currency translation gains or losses (or similar charges) on currency remeasurements of Indebtedness, including intercompany Indebtedness, shall be excluded;

(12)        any charges resulting from the application of Accounting Standards Codification Topic 805 “Business Combinations,” Accounting Standards Codification Topic 350 “Intangibles—Goodwill and Other,” Accounting Standards Codification Topic 360-10-35-15 “Impairment or Disposal of Long-Lived Assets,” Accounting Standards Codification Topic 480-10 25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” or Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures” shall be excluded;

(13)        noncash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition” shall be excluded;

(14)        any expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture including a refinancing thereof (whether or not successful) and any amendment or modification to the terms of any such transactions shall be excluded;

(15)        all net after-tax charges, expenses, gain or income with respect to curtailments, discontinuations or modifications to pension and post-retirement employee benefit plans shall be excluded;

(16)        any noncash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights or expense relating to any payment made to holders of equity based securities or rights in respect of any dividend sharing provisions of such securities or rights to officers, directors or employees shall be excluded;

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(17)        to the extent covered by insurance and actually reimbursed in such period, expenses incurred in respect of the event giving rise to reimbursement with business interruption insurance shall be excluded; and

(18)        any proceeds from business interruption insurance received as compensation for lost profits or income during such period shall be included (to the extent not already included in net income).

Notwithstanding the foregoing, for the purpose of Section 10.08 only (other than clause (4)(C)(4) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and the Restricted Subsidiaries, any repayments to the Company or a Restricted Subsidiary of loans and advances that constitute Restricted Investments, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under Section 10.08 pursuant to clause (4)(C)(4) of Section 10.08(a).

“Consolidated Total Assets” means, as of any date of determination, the total assets, net, reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of the most recent fiscal quarter for which financial statements are available, determined on a consolidated basis in accordance with GAAP, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Company and the Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations, Attributable Debt in respect of Sale and Lease-Back Transactions and debt obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (and excluding (w) any guarantees or other Contingent Obligations, (x) any undrawn letters of credit, (y) all obligations relating to Receivables Facilities and (z) any intercompany Indebtedness) and (2) the aggregate amount of all outstanding Disqualified Stock of the Company and all Disqualified Stock and Preferred Stock of the Restricted Subsidiaries (excluding items eliminated in consolidation), with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and Maximum Fixed Repurchase Prices, in each case determined on a consolidated basis, and only to the extent required to be recorded on a balance sheet, in accordance with GAAP.

For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Company.

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“Consolidated Total Secured Indebtedness” means, as at any date of determination, an amount equal to the aggregate amount of Consolidated Total Indebtedness that is secured by a Lien on assets of the Company or any Restricted Subsidiary.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (the “primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent,

(1)          to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)          to advance or supply funds,

(a)          for the purchase or payment of any such primary obligation, or

(b)         to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)          to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 190 S. LaSalle Street, 10th Floor, Chicago, Illinois 60603, Attention: Corporate Trust-Winnebago Industries, except that with respect to presentation of the Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

“Covenant Defeasance” has the meaning specified in Section 13.03.

“Credit Facilities” means, with respect to any Grantor or any of its Restricted Subsidiaries, one or more of (1) any ABL Facility and (2) any other facilities, indentures or other arrangements (including commercial paper facilities and overdraft facilities), in each case, with one or more banks, other financial institutions, lenders or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables or the creation of any Liens in respect of such receivable in favor of such institutions), letters of credit or other Indebtedness, in each case, as amended, restated, amended and restated, supplemented or otherwise modified or renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the original credit agreement or one or more other credit agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes, any letters of credit and reimbursement obligations related thereto, any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (a) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (b) adding Subsidiaries of a Grantor as additional borrowers or guarantors thereunder, (c) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (d) otherwise altering the terms and conditions thereof, in each case to the extent otherwise permitted under all applicable Secured Debt Documents.

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“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.06(b).

“Deposit Account” has the meaning specified in the UCC, and if defined in more than one Article of the UCC, the meaning given in Article 9 thereof.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by an executive vice president and the principal financial officer of the Company (or a parent company thereof), less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Discharge of Priority Lien Notes Obligations” means the occurrence of all of the following:

(1) with respect to each Series of Priority Lien Notes Debt, either (x) payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Notes Debt of such Series of Priority Lien Notes Debt or (y) there has been a legal defeasance or covenant defeasance pursuant to the terms of the applicable Priority Lien Documents for such Series of Priority Lien Notes Debt; and

(2) payment in full in cash of all other Priority Lien Notes Obligations that are outstanding and unpaid at the time the Priority Lien Notes Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock that is not Disqualified Stock), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date that is 91 days after the earlier of the maturity date of the Notes and the date the Notes are no longer outstanding; provided that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

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“Document” has the meaning specified in the UCC, and if defined in more than one Article of the UCC, the meaning given in Article 9 thereof.

“Domestic Foreign Holdco Subsidiary” means any Domestic Subsidiary substantially all of the assets of which consist of the Equity Interests (or Equity Interests and Indebtedness) of one or more CFCs.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than (i) a Foreign Subsidiary or (ii) a Domestic Subsidiary of a Foreign Subsidiary that is a controlled foreign corporation for U.S. federal income tax purposes, but, in each case, including any Subsidiary that guarantees or otherwise provides direct credit support for any indebtedness of the Company.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period,

(1)          increased by (without duplication):

(a)          provision for taxes based on income or profits, plus franchise or similar taxes, of such Person for such period deducted in computing Consolidated Net Income; plus

(b)          consolidated Fixed Charges of such Person for such period to the extent the same was deducted in computing Consolidated Net Income; plus

(c)          Consolidated Depreciation and Amortization Expense of such Person for such period to the extent deducted in computing Consolidated Net Income; plus

(d)          non-recurring restructuring charges (including, without limitation, relocation costs and costs relating to the opening, closure and/or consolidation of facilities) that are paid or to be paid in cash; plus

(e)          any write offs, write downs or other noncash charges, expenses or losses reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period; plus

(f)           the amount of any minority interest expense deducted in computing Consolidated Net Income; plus

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(g)          any costs or expenses incurred and deducted in computing Consolidated Net Income by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of issuance of Equity Interests of the Company (other than Disqualified Stock that is Preferred Stock) in each case, solely to the extent that such cash proceeds are excluded from the calculation set forth in clause (4)(C) of Section 10.08(a); plus

(h)          expenses deducted in computing Consolidated Net Income to the extent covered by contractual indemnification or refunding provisions in favor of the Company or any of its Restricted Subsidiaries in connection with any acquisition or other Investment or any disposition of assets permitted under this Indenture, to the extent actually paid or refunded in cash by a third party other than the Company or a Restricted Subsidiary during such period; plus

(i)           the amount of any other expense reductions and cost savings related to operational efficiencies, strategic initiatives or purchasing improvements and other synergies (without duplication of any cost savings or expense reductions made pursuant to the definition of Fixed Charge Coverage Ratio), in each case that have occurred prior to the Calculation Date or are reasonably expected to occur within 24 months of the Calculation Date, in the reasonable judgment of the chief financial or accounting officer of the Company in good faith (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the 1933 Act or any other regulation or policy of the SEC related thereto); provided that such net cost savings, initiatives, improvements and synergies are reasonably identifiable and quantifiable; plus

(j)           any losses for such period attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement and any unrealizes losses for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements; plus

(k)          the cumulative effect for such period of a change in accounting principles; plus

(l)           non-recurring out-of-pocket transactional fees, costs and expenses relating to any acquisitions (or any failed acquisitions), Investments, Indebtedness (including the issuance of the Notes), securities offerings and dispositions, including legal fees, advisory fees and upfront financing fees; plus

(m)         fees, costs and expenses incurred in connection with the implementation of enterprise resource planning; provided that, for purposes of determining EBITDA for any period of four (4) consecutive fiscal quarters of the Company, the aggregate amount added back under this clause (m) shall not exceed $8,000,000; plus

(n)          all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to the reference period.

(2)          decreased by (without duplication) noncash gains increasing Consolidated Net Income of such Person for such period, excluding any gains that represent the accrual of revenue in the ordinary course of business and the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in computing EBITDA in accordance with this definition); and

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(3)          increased or decreased, as applicable, by (without duplication) the amount of gain or loss resulting in such period from a sale of receivables and related assets to a Receivables Subsidiary in connection with a Receivables Facility.

For purposes of determining EBITDA for any period of four consecutive fiscal quarters, the aggregate amount added back in clause (i) above in respect of such period, when taken together with any adjustments made pursuant to the third paragraph of the definition of “Fixed Charge Coverage Ratio,” shall not exceed 25% of EBITDA (as calculated before giving effect to clause (i) above).

“Equipment” has the meaning specified in the UCC, and if defined in more than one Article of the UCC, the meaning given in Article 9 thereof.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for. Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Company or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(a)          public offerings with respect to the Company’s or any direct or indirect parent company’s common stock registered on Form S-4 or Form S-8;

(b)          any such public or private sale that constitutes an Excluded Contribution; and

(c)          an issuance to any Subsidiary of the Company.

“Event of Default” has the meaning specified in Section 5.01.

“Excess Proceeds” has the meaning specified in Section 10.16.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Accounts” means, collectively, (a) payroll accounts, trust accounts, employee benefit accounts and zero-balance disbursement accounts (that are not collection accounts) and (b) deposit accounts that have balances of no more than $250,000 individually or $1,000,000 in the aggregate for any period of thirty (30) consecutive days.

“Excluded Assets” means, collectively:

(1) any fee-owned real property that does not constitute Material Real Property and all leasehold interests in real property;

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(2) any “intent to use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent to use application under applicable federal law;

(3) assets in respect of which pledges and security interests are prohibited by applicable U.S. law, rule or regulation or agreements with any U.S. governmental authority (other than to the extent that such prohibition would be rendered ineffective pursuant to Sections 9 406, 9 407, 9 408, 9 409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such prohibitions, such assets shall automatically cease to constitute Excluded Assets;

(4) margin stock (within the meaning of Regulation U issued by the Federal Reserve Board);

(5) Equity Interests in any entity other than wholly-owned Material Subsidiaries and, to the extent not requiring the consent of one or more unaffiliated third parties or prohibited by the terms of any applicable organizational documents, joint venture agreement or shareholders’ agreement, other Material Subsidiaries and joint ventures;

(6) letter of credit rights with a value of less than $5,000,000 (other than to the extent the security interest in such letter of credit right may be perfected by the filing of UCC financing statements) and commercial tort claims with a value of less than $5,000,000;

(7) any lease, license, capital lease obligation or other agreement or any property subject to a purchase money security interest, similar agreement or other contractual restriction to the extent that a grant of a security interest therein would violate or invalidate such lease, license, capital lease obligation or agreement or purchase money arrangement or other contraction restriction or create a right of termination in favor of any other party thereto (other than the Company or a Guarantor) (other than (x) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition, (y) to the extent that any such term has been waived or (z) to the extent that any such term would be rendered ineffective pursuant to Sections 9 406, 9 407, 9 408, 9 409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such term, such assets shall automatically cease to constitute Excluded Assets;

(8) any foreign assets (including foreign intellectual property) (other than pledges of the Applicable Pledge Percentage of the issued and outstanding Equity Interests in any First Tier Foreign Subsidiary which is a Material Foreign Subsidiary as contemplated by this Agreement) or credit support;

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(9) those assets as to which the Company determines in good faith in a writing delivered to the Collateral Trustee that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Priority Lien Secured Parties of the security to be afforded thereby; provided that any asset that is an “Excluded Asset” pursuant to the ABL Facility and/or the ABL Collateral Documents shall constitute an “Excluded Asset” under the security agreement dated as of the Issue Date among the Company, the Collateral Trustee and certain other grantors;

(10) any aircrafts and aircraft engines; and

(11) Excluded Accounts.

Notwithstanding the foregoing, “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets).

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Company from:

(a)          contributions to its common equity capital; and

(b)          the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case as designated as Excluded Contributions pursuant to an Officer’s Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (4)(C) of Section 10.08(a).

“Excluded Domestic Subsidiary” means (a) any Domestic Subsidiary whose Equity Interests are owned directly or indirectly by a CFC and (b) any Domestic Foreign Holdco Subsidiary.

“Excluded Foreign Subsidiary” means a Foreign Subsidiary which is (a) a CFC or (b) a direct or indirect Foreign Subsidiary owned by a CFC or Domestic Foreign Holdco Subsidiary.

“Existing Indebtedness” means Indebtedness of the Company or the Restricted Subsidiaries in existence on the Issue Date, plus interest accruing thereon.

“First Lien Claimholders” means the holders of any Fixed Asset Obligations.

“First Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which any one or more of the Company and its Domestic Subsidiaries directly owns more than 50% of such Foreign Subsidiary’s issued and outstanding Equity Interests.

“Fixed Asset Obligations” means, collectively, the Permitted Notes Obligations and any Additional Fixed Asset Obligations (as such term is used in the Intercreditor Agreement).

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“Fixed Asset Secured Parties” means the Permitted Notes Secured Parties and any Parity Lien Secured Parties.

“Fair Share” has the meaning specified in Section 12.05.

“Fair Share Contribution Amount” has the meaning specified in Section 12.05.

“Fall-Away Period” has the meaning specified in Section 10.19(b).

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility that has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishing of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period (the “reference period”).

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charges and the change in EBITDA resulting therefrom) had occurred on the first day of the reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the reference period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include, without duplication, adjustments appropriate to reflect operating expense reductions and other operating improvements or synergies, in each case that have occurred prior to the Calculation Date or are reasonably expected to occur within 24 months of the Calculation Date, in the reasonable judgment of the chief financial officer of the Company in good faith (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the 1933 Act or any other regulation or policy of the SEC related thereto); provided that (i) such net cost savings, initiatives, improvements and synergies are reasonably identifiable and quantifiable and (ii) the aggregate amount of net cost savings, initiatives, improvements and synergies added back in respect of any period of four consecutive fiscal quarters shall not exceed 25% of EBITDA (as calculated before giving effect to such addbacks).

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If the Company so elects, pro forma effect shall be given to any entity, division, plant, unit or line of business that commenced and completed at least one full fiscal quarter of operations during such reference period as if such entity, division, plant, unit or line of business had commenced commercial operations on the first day of such reference period and such pro forma calculation shall be based on the annualized results of commercial operations of such entity, plant, unit, division or line of business since the date it so commenced commercial operations.

When calculating the availability under any basket or ratio under this Indenture, in each case in connection with a Limited Condition Acquisition, the Calculation Date of such basket or ratio and determination as to whether any Default or Event of Default shall have occurred and be continuing may, at the option of the Company, be the date the definitive agreements for such Limited Condition Acquisition are entered into and, if the Company so elects, such baskets or ratios shall be calculated on a pro forma basis after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable reference period for purposes of determining the ability to consummate any such Limited Condition Acquisition (and not for purposes of any availability, subsequent to the consummation of such Limited Condition Acquisition, of any basket or ratio), and, for the avoidance of doubt, (x) if any of such baskets or ratios are exceeded as a result of fluctuations in such basket or ratio (including due to fluctuations in EBITDA or Consolidated Total Assets of the Company or the target company) subsequent to such Calculation Date at or prior to the consummation of the relevant Limited Condition Acquisition, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (y) such baskets or ratios need not be tested at the time of consummation of such Limited Condition Acquisition or related transactions; provided, however, that if the Company elects to have such Calculation Date and determination occur at the time of entry into such definitive agreement, any such transactions (including any incurrence of Indebtedness and the use of proceeds thereof) shall be deemed to have occurred on the date the definitive agreements are entered into for purposes of calculating any baskets or ratios under this Indenture after the date of such agreement and before the consummation of such Limited Condition Acquisition.

Notwithstanding anything to the contrary herein, in the event an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred or issued, any Lien is incurred or other transaction is undertaken in reliance on a ratio basket based on the Fixed Charge Coverage Ratio, Secured Net Leverage Ratio or Total Net Leverage Ratio, such ratio(s) shall be calculated with respect to such incurrence, issuance or other transaction without giving effect to amounts being utilized under any other basket (other than a ratio basket based on the Fixed Charge Coverage Ratio, Secured Net Leverage Ratio or Total Net Leverage Ratio) on the same date. Each item of Indebtedness, Disqualified Stock or Preferred Stock that is incurred or issued, each Lien incurred and each other transaction undertaken will be deemed to have been incurred, issued or taken first, to the extent available, pursuant to the relevant Fixed Charge Coverage Ratio, Secured Net Leverage Ratio or Total Net Leverage Ratio test.

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If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of

(a)          Consolidated Interest Expense of such Person for such period,

(b)          all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock made during such period, and

(c)          all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period;

provided, however, that, notwithstanding the foregoing, any charges arising from (i) the application of Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” to any series of Preferred Stock other than Disqualified Stock or (ii) the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition,” in each case, shall be disregarded in the calculation of Fixed Charges.

“Fixtures” has the meaning specified in the UCC, and if defined in more than one Article of the UCC, the meaning given in Article 9 thereof.

“Foreign Subsidiary” means a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

“Funding Guarantor” has the meaning specified in Section 12.05.

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“GAAP” means generally accepted accounting principles in the United States of America that are applicable to the Company as of the Issue Date. At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); provided that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP; provided, further, that any term phrased in a manner customary under GAAP shall be interpreted to refer to the equivalent accounting or financial concept under IFRS and, if there is no such equivalent accounting or financial concept, shall be interpreted in a manner that best approximates the effect that such term would have if it were construed in accordance with GAAP as in effect on the Issue Date.

“Government Securities” means securities that are:

(a)          direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(b)          obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities, or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Grantor” means each of, and “Grantors” means collectively, the Company and each Subsidiary of the Company that shall have granted any Lien in favor of the Collateral Trustee on any of its assets or properties to secure any of the Permitted Notes Obligations.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations, and, when used as a verb, shall have a corresponding meaning.

“Guarantee” means the guarantee by any Guarantor of the Indenture Obligations.

“Guarantor” means any Restricted Subsidiary of the Company that executes this Indenture as a guarantor on the Issue Date and each other Restricted Subsidiary of the Company that thereafter guarantees the Notes pursuant to the terms of this Indenture; provided, however, that upon the release or discharge of such Restricted Subsidiary from its Guarantee in accordance with this Indenture, such Restricted Subsidiary will cease to be a Guarantor.

“Hedge Agreement” means any agreement governing Hedging Obligations.

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“Hedging Obligations” means, with respect to any Person, the obligations of such Person under currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and other agreements or arrangements pursuant to a Hedge Agreement, in each case designed to manage fluctuations in currency exchange, interest rates or commodity prices. For the avoidance of doubt, any Permitted Convertible Indebtedness Call Transaction will not constitute Hedging Obligations.

“Holder” means the Person in whose name a Note is registered on the books of the Note Registrar.

“IFRS” means the International Financial Reporting Standards, as promulgated by the International Accounting Standards Board (or any successor board or agency), as in effect on the date of the election, if any, by the Company to change GAAP to IFRS; provided that IFRS shall not include any provision of such standards that would require a lease that would be classified as an operating lease under GAAP to be classified as indebtedness or a finance or capital lease.

“Increased Amount” has the meaning specified in Section 10.10(c).

“incur” has the meaning specified in Section 10.09.

“incurrence” has the meaning specified in Section 10.09.

“Indebtedness” means, with respect to any Person, without duplication:

(a)          any indebtedness (including principal and premium) of such Person, whether or not contingent:

(1)          in respect of borrowed money;

(2)          evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof);

(3)          representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business; or

(4)          representing any Hedging Obligations, in each case to the extent not otherwise included in this definition;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and other Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(b)          to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business;

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(c)          to the extent not otherwise included, the obligations of the type referred to in clause (a) of another Person secured by a Lien on any asset owned by such Person, whether or not such obligations are assumed by such Person and whether or not such obligations would appear upon the balance sheet of such Person; provided that the amount of-such Indebtedness shall be the lesser of the fair market value of such asset at the date of determination and the amount of Indebtedness so secured; and

(d)          Attributable Debt in respect of Sale and Lease-Back Transactions;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (A) Contingent Obligations incurred in the ordinary course of business, (B) Obligations under, or in respect of, Receivables Facilities, (C) any operating leases as such an instrument would be determined in accordance with GAAP on the date of this Indenture, (D) in connection with the purchase by the Company or its Restricted Subsidiaries of any business, post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing unless such payments are required under GAAP to appear as a liability on the balance sheet (excluding the footnotes), (E) deferred or prepaid revenues, (F) any Capital Stock other than Disqualified Stock, (G) purchase price hold-backs in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller. (H) any contingent obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or social security or wage taxes, or (I) liabilities in respect of obligations (other than in connection with the borrowing of money) related to standby letters of credit, performance guarantees, warranty guarantees, advanced payment guarantees, bid guarantees or bonds or surety bonds provided by or at the request of the Company or any Restricted Subsidiary in the ordinary course of business (whether or not secured) to the extent such letters of credit, guarantees or bonds are not drawn upon or, if and to the extent drawn upon are honored in accordance with their terms and if, to be reimbursed, are reimbursed no later than 30 days following receipt by such Person of a demand for reimbursement following payment on the letter of credit, guarantee or bond; provided that if such amounts due are not reimbursed on or prior to 30 days following receipt by such Person of a demand for reimbursement, then such amounts due shall become Indebtedness incurred on the date such amounts became due.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Indenture Obligations” means the Obligations of the Company and any other obligor under this Indenture or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable agreement whether or not a claim for post-petition interest is allowed in such proceeding), and all other amounts due or to become due under or in connection with this Indenture, the Notes, the Guarantees and the Security Documents and the performance of all other obligations to the Trustee, the Collateral Trustee and the Holders under this Indenture, the Notes, the Guarantees and the Security Documents, according to the respective terms thereof.

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“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged and that is independent of the Company and its Affiliates.

“Initial Notes” has the meaning stated in the first recital of this Indenture.

“Initial Purchasers” has the meaning specified in the Appendix.

“Instrument” has the meaning specified in the UCC, and if defined in more than one Article of the UCC, the meaning given in Article 9 thereof.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against any Grantor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Grantor, any receivership or assignment for the benefit of creditors relating to any Grantor or any similar case or proceeding relative to any Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of any Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means all intellectual property of a Person including (a) inventions, designs, patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software, and databases; (b) all embodiments or fixations thereof and all related documentation, applications, registrations, and franchises; (c) all licenses or other rights to use any of the foregoing; and (d) all books and records relating to the foregoing.

“Intercompany Loan” shall mean a debt owed at any time to a Grantor by a Grantor or any affiliate of a Grantor, whether resulting from an extension of credit or otherwise, whether secured or unsecured, and irrespective of the currency in which such debt is owed.

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“Intercreditor Agreement” means that certain Lien Subordination and Intercreditor Agreement, dated as of the Issue Date, by and among the Collateral Trustee, JPMorgan Chase, N.A., as ABL Administrative Agent, the Company and the Guarantors, as it may be amended from time to time.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes. The first Interest Payment Date with respect to Notes issued on the Issue Date shall be January 15, 2021.

“Investment Grade Rating” has the meaning specified in Section 10.19.

“Investment Grade Securities” means:

(1)          securities issued or directly and fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof (other than Cash Equivalents);

(2)          debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;

(3)          investments in any fund that invests exclusively in investments of the type set forth in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4)          corresponding instruments in countries other than the United States of America customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, but excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 10.08:

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(1)          “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(x)          the Company’s “Investment” in such Subsidiary at the time of such redesignation; less

(y)          the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)          any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.

The amount of any Investment outstanding at any time shall be the original amount of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received by the Company or a Restricted Subsidiary in respect of such Investment.

“Issue Date” means July 8, 2020.

“Junior Obligations” will mean (a) with respect to any Priority ABL Collateral, all Fixed Asset Obligations and (b) with respect to any Priority Fixed Asset Collateral, all Permitted ABL Obligations.

“Junior Representative” will mean (a) with respect to any Permitted ABL Obligations or any Priority ABL Collateral, the Collateral Trustee and (b) with respect to any Fixed Asset Obligations or any Priority Fixed Asset Collateral, the ABL Administrative Agent.

“Junior Secured Parties” will mean (a) with respect to the Priority ABL Collateral, all Permitted Notes Secured Parties and (b) with respect to the Priority Fixed Asset Collateral, all ABL Secured Parties.

“Legal Defeasance” has the meaning specified in Section 13.02.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York, or with respect to payments on the Notes, in the place of payment.

“Letter-of-Credit Right” has the meaning specified in the UCC, and if defined in more than one Article of the UCC, the meaning given in Article 9 thereof.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

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“Limited Condition Acquisition” means any Investment or acquisition, in each case, by the Company or any Restricted Subsidiary of the Company whose consummation is not conditioned on the availability of, or on obtaining, third-party financing for such Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise) as applicable.

“Material Foreign Subsidiary” means each Foreign Subsidiary that constitutes a Material Subsidiary.

“Material Real Property” means real property located in the United States with a book value (as reflected in the financial statements delivered pursuant to the covenant titled “Reports and Other Information”) of more than $10.0 million that is owned by the Company or any Domestic Subsidiary that is the Company or a Guarantor.

“Material Subsidiary” means each Subsidiary (i) which, as of the most recent fiscal quarter of the Company during the most recently ended four full fiscal quarters for which internal financial statements are available, contributed greater than five percent (5%) of the Company’s EBITDA for such period or (ii) which contributed greater than five percent (5%) of Consolidated Total Assets as of such date; provided that, if at any time the aggregate amount of EBITDA or Consolidated Total Assets attributable to all Subsidiaries that are not Material Subsidiaries exceeds twenty percent (20%) of EBITDA for any such period or twenty percent (20%) of Consolidated Total Assets as of the end of any such fiscal quarter, the Company shall designate sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall constitute Material Subsidiaries.

“Mortgaged Properties” mean the Company or any Guarantor’s fee or leasehold interest in the Material Real Property, together with all buildings, fixtures, improvements and personal property located thereon, and all proceeds of any of the foregoing.

“Mortgages” means, as applicable, the first priority (subject to Permitted Liens) mortgages, deeds of trust, deeds to secure debt or other similar security instruments to be duly executed and delivered on or prior to the deadline indicated on in Section 15.08 (each as amended, restated, supplemented or otherwise modified from time to time) entered into by the Company or any Guarantor, encumbering the Company’s or such Guarantor’s Mortgaged Properties in favor of the Collateral Trustee, for its benefit and the benefit of the Trustee and the holders of the Securities, evidencing the first priority lien (subject to Permitted Liens) on such Mortgaged Properties that secure the Secured Obligations.

“Maturity,” when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

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“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes or repatriation costs paid or payable as a result thereof (after taking into account any available tax or other credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness required (other than by Section 10.16(b)(1)) and 10.16(c)(1) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or a Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Liens” means all Liens in favor of the Collateral Trustee for its benefit and for the benefit of the Trustee, the Holders of the Notes and holders of any Parity Lien Notes Debt on Collateral securing the Indenture Obligations and any Parity Lien Notes Debt.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 3.04.

“Notes” means any 6.250% Senior Secured Notes due 2028 of the Company authenticated and delivered under this Indenture. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase, and shall vote and consent together as one class on all matters with respect to the Notes (except that any series of Notes that is not fungible with the Initial Notes for U.S. federal income tax purposes may be treated for purposes of provisions of this Indenture relating to transfer and exchange as a separate class that does not trade fungibly with Notes that have differing treatment under U.S. federal income tax law and will be assigned a different CUSIP or other identification number), and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable agreement whether or not a claim for post-petition interest is allowed in such proceeding), premium (if any), guarantees of payment, fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnification in favor of third parties other than the Trustee, the Collateral Trustee and the Holders.

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“Offering Memorandum” means the Offering Memorandum dated June 30, 2020 relating to the Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, Treasurer, Controller or the Secretary of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company by one Officer of the Company, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company. Opinions of Counsel required to be delivered under this Indenture may have assumptions, exclusions and qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various covenants have been complied with.

“Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1)          Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)          Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)          Notes, except to the extent provided in Section 13.02 and 13.03, with respect to which the Company has effected Legal Defeasance or Covenant Defeasance as provided in Article Thirteen; and

(4)          Notes which have been paid pursuant to this Indenture or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to Section 3.05, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a Protected Purchaser in whose hands the Notes are valid obligations of the Company;

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provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by the Company or any Guarantor or by any Person directly or indirectly controlled by the Company or any Guarantor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

“Parity Lien” means a Lien granted, or purported to be granted, by a Collateral Document to the Collateral Trustee, at any time, upon any property of any Grantor to secure Parity Lien Notes Obligations.

“Parity Lien Collateral Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by any Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of any of the Parity Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the Collateral Trust Agreement. In no event shall “Parity Lien Collateral Documents” refer to or include any document to which the Collateral Trustee is not a party as collateral trustee, collateral agent or similar title or, with the knowledge of the Collateral Trustee, a named beneficiary of a document or instrument which the Company or any other Grantor is required to deliver or cause to be delivered pursuant to a Collateral Document.

“Parity Lien Notes Debt” means any Indebtedness (excluding Permitted ABL Debt) that is secured by (or is secured equally and ratably with) Parity Liens securing Obligations in respect of a Series of Parity Lien Notes Debt, in each case that was permitted to be incurred and so secured under each applicable Permitted Notes Document; provided that either:

(a) such Indebtedness is permitted by the Indenture; or

(b) such Indebtedness is Refinancing Indebtedness the entire net proceeds of which are used to refund, refinance, replace, defease, discharge or otherwise acquire or retire any such Permitted Notes Debt (or to pay related fees, expenses, premiums and accrued interest);

provided further, that:

(a) on or before the date on which such Indebtedness is incurred by the Grantors, such Indebtedness is designated by the Company, in an additional permitted notes debt designation executed and delivered in accordance with the Collateral Trust Agreement, as “Parity Lien Notes Debt” for the purposes of the Permitted Notes Documents; provided, that no Indebtedness may be designated as both Parity Lien Notes Debt and Priority Lien Notes Debt;

(b) unless such Indebtedness is issued under an existing Permitted Notes Document for any Series of Parity Lien Notes Debt whose Parity Lien Representative is already party to the Collateral Trust Agreement, the Parity Lien Representative for such Indebtedness executes and delivers a collateral trust joinder in accordance with the Collateral Trust Agreement;

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(c) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a lien sharing and priority confirmation contemplated by the Collateral Trust Agreement; and

(d) all requirements set forth in Collateral Trust Agreement have been complied with (the satisfaction of which will be conclusively established if the Company delivers an officer’s certificate to the Permitted Notes Representatives and the Collateral Trustee stating that such requirements and other provisions of the Collateral Trust Agreement have been satisfied and that such Indebtedness is “Parity Lien Notes Debt” under the Permitted Notes Documents).

“Parity Lien Notes Obligations” means Parity Lien Notes Debt and all other Obligations in respect thereof including, without limitation interest and premium (if any) (including post-petition interest whether or not allowable), and all guarantees of any of the foregoing.

“Parity Lien Representative” means, in the case of any Series of Parity Lien Notes Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Notes Debt who maintains the transfer register for such Series of Parity Lien Notes Debt and (A) is appointed as a Parity Lien Representative (for purposes related to the administration of the Parity Lien Collateral Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Notes Debt, together with its successors in such capacity, and (B) who has executed a collateral trust joinder contemplated by the Collateral Trust Agreement.

“Parity Lien Secured Parties” means the holders of Parity Lien Notes Obligations and each Parity Lien Representative.

“Permitted ABL Debt” means Indebtedness of Grantors under a Credit Facility (including letters of credit and reimbursement obligations with respect thereto) as in effect on the date of incurrence or the date of execution of the relevant document in respect of the Credit Facility (whether or not the amounts thereunder are actually drawn on such date), not to exceed the amount permitted to be incurred under this Indenture and each other applicable Secured Debt Document); provided that, in the case of any Indebtedness incurred under a Credit Facility other than the ABL Facility:

(1) on or before the date on which such Indebtedness is incurred by the Grantors, such Indebtedness is designated by the Grantors, as “Additional Debt” in a designation executed and delivered in accordance with the Intercreditor Agreement (it being understood that no series of Indebtedness may be designated as both Permitted ABL Debt and Permitted Notes Debt);

(2) the Permitted ABL Representative on behalf of all holders of such Permitted ABL Debt for the enforceable benefit of each existing and future Collateral Trustee and each existing and future holder of Permitted Liens executes and delivers an agreement in accordance with the Intercreditor Agreement; and

(3) all other requirements set forth in the Intercreditor Agreement have been complied with.

For the avoidance of doubt it is understood and agreed that the ABL Facility is “revolving” in nature and the amounts thereunder can be drawn, repaid and redrawn.

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“Permitted ABL Documents” means, collectively, (a) the ABL Facility, (b) the ABL Collateral Documents, (c) if the ABL Facility is no longer outstanding, any other indenture, credit agreement or other agreement pursuant to which any Permitted ABL Debt is incurred and/or established and (d) the related security documents with respect to the foregoing.

“Permitted ABL Liens” means any Lien in favor of the ABL Administrative Agent or any ABL Secured Party, including any Lien granted by an ABL Collateral Document to the ABL Administrative Agent, at any time, upon any property of any Grantor, in each case, only to the extent securing Permitted ABL Obligations.

“Permitted ABL Obligations” means the Permitted ABL Debt and all other obligations in respect thereof, subject to the Intercreditor Agreement, and shall include all principal, interest, fees and other amounts payable in connection therewith (including all interest and fees that, but for the filing of a petition in an Insolvency or Liquidation Proceeding with respect to any Grantor, would have accrued on any such obligations, whether or not a claim is allowed against such Grantor in such Insolvency or Liquidation Proceeding).

“Permitted ABL Representative” means:

(1) in the case of the ABL Facility, the ABL Administrative Agent; and

(2) in the case of any other Series of Permitted ABL Debt, solely to the extent that the ABL Facility is no longer outstanding, the trustee, agent or representative of the holders of such Series of Permitted ABL Debt who maintains the transfer register for such Series of Permitted ABL Debt and is appointed as a representative of the Permitted ABL Debt (for purposes related to the administration of the ABL Collateral Documents) pursuant to the credit agreement or other agreement governing such Series of Permitted ABL Debt.

“Paying Agent” means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

“Permitted Additional Pari Passu Obligations” means obligations under any Additional Notes or any other Indebtedness (whether or not consisting of Additional Notes but excluding the Notes issued on the Issue Date) secured by the Note Liens in an aggregate principal amount not to exceed the sum of (x) $150.0 million plus (y) an additional amount such that, as of the date such Permitted Additional Pari Passu Obligations were Incurred, and after giving pro forma effect thereto and the application of the net proceeds therefrom, the Secured Net Leverage Ratio of the Company would not exceed 3.00 to 1.00; provided, that (A) the applicable representative with respect to such Permitted Additional Pari Passu Obligation executes a joinder agreement to the Collateral Trust Agreement in the relevant form attached thereto agreeing to be bound thereby and (B) the Company has designated such Indebtedness as “Additional Fixed Asset Obligations” under the Intercreditor Agreement and has appropriately designated such Indebtedness pursuant to a “Designation” under the Collateral Trust Agreement.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person that is not the Company or any of its Restricted Subsidiaries; provided that any cash or Cash Equivalents received must be applied in accordance with Section 10.16; provided further that the assets received are pledged as Collateral as required and provided under the Security Documents (except, in the case of Priority ABL Collateral, to the extent the Lien thereon is released by the lenders under the ABL Facility) to the extent that (and with the same priority as) the assets disposed of constituted Collateral.

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“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Company’s common stock purchased by the Company in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Company from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Company from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Collateral Liens” means “Permitted Liens” other than Liens set forth under clauses (7), (8), (9), (17) (in relation to Liens otherwise set forth in the clauses (8) and (9) of the definition of “Permitted Liens”), (18), (19) and (27) (as it relates to any of the foregoing, to the extent such Lien is junior or pari passu to the Liens securing the Notes and the Guarantees) of the definition thereof, in each case to the extent and for so long as the documentation relating to any such Liens prohibit such assets from being Collateral and only for so long as such Liens remain outstanding.

“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

“Permitted Debt” has the meaning specified in Section 10.09(b).

“Permitted Holders” means members of senior management of the Company (or its direct or indirect parent) on the Issue Date (the “Management Investors”); provided, that the Management Investors, collectively, have beneficial ownership of at least 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture shall thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(a)          (i) any Investment in the Company or any Restricted Subsidiary that is a Guarantor and (ii) any Investment (including by way of capital contributions) in the Company or any Restricted Subsidiary that is not a Guarantor; provided, in the case of clause (ii), that the aggregate amount of Investments made by the Company or any Restricted Subsidiary in any Restricted Subsidiary that is not a Guarantor in reliance on this clause (a), shall not exceed the greater of (x) $50.0 million and (y) 3.0% of Consolidated Total Assets;

(b)          any Investment in cash and Cash Equivalents or Investment Grade Securities;

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(c)          (i) any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is engaged in a Similar Business if as a result of such Investment:

(1)          such Person becomes a Restricted Subsidiary of the Company; or

(2)          such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company (which shall be the Company or a Guarantor, to the extent such Person is a wholly owned Domestic Subsidiary); and

(ii)          any Investment held by such Person at the time such Person becomes a Restricted Subsidiary or is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, in each case, not created in anticipation thereof;

(d)          any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions of Section 10.16 or any other disposition of assets not constituting an Asset Sale;

(e)          any Investment existing on the Issue Date or made pursuant to legally binding written commitments in existence on the Issue Date, and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date;

(f)           loans and advances to, and guarantees of Indebtedness of, directors, officers, employees, managers or consultants of the Company (or any of its direct or indirect parent companies) or a Restricted Subsidiary not in excess of $5.0 million outstanding at any one time, in the aggregate;

(g)          any Investments received in compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (ii) litigation, arbitration or other disputes;

(h)          any Investment acquired by the Company or any Restricted Subsidiary.

(1)          (x) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Person in which such other Investment is made or which is the obligor with respect to such accounts receivable or (y) in good faith settlement of delinquent obligations of, and other disputes with, customers, trade debtors, licensors, licensees and suppliers arising in the ordinary course of business; or

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(2)          as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(i)           Hedging Obligations permitted under Section 10.09(b)(10);

(j)           Reserved.;

(k)          Investments the payment for which consists of Equity Interests of the Company, or any of its direct or indirect parent companies (exclusive of Disqualified Stock); provided that such Equity Interests shall not increase the amount available for Restricted Payments under clause (4)(C) of Section 10.08(a);

(l)           guarantees of Indebtedness of the Company and the Restricted Subsidiaries permitted under Section 10.09 and performance guarantees in the ordinary course of business;

(m)         any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 10.11(b) (except transactions set forth in clauses (2), (6), (10) and (16) of Section 10.11(b));

(n)          Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(o)          Investments relating to a Receivables Facility; provided that in the case of Receivables Facilities established after the Issue Date, such Investments are necessary or advisable (in the good faith determination of the Company) to effect such Receivables Facility;

(p)          additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (p) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $75.0 million and (y) 3.5% of Consolidated Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(q)          Investments in joint ventures having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (q) that are at that time outstanding, not to exceed the greater of (x) $75.0 million and (y) 3.5% of Consolidated Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(r)           advances, loans, rebates and extensions of credit (including the creation of receivables) to suppliers, customers and vendors, and performance guarantees, in each case in the ordinary course of business;

(s)          the acquisition of assets or Capital Stock solely in exchange for the issuance of common Equity Interests of the Company;

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(t)          prepaid expenses incurred in the ordinary course of business;

(u)          guarantees by the Company or any of its Restricted Subsidiaries of operating leases or of other obligations that do not constitute Indebtedness, in each case in the ordinary course of business;

(v)          Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(w)          to the extent constituting an Investment, escrow deposits to secure indemnification obligations in connection with (i) disposition that is not an Asset Sale or (ii) an acquisition of any business, assets or a Subsidiary not prohibited by this Indenture;

(x)          any Investments in Unrestricted Subsidiaries, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, Cash Equivalents or marketable securities, not to exceed (as of the date such Investment is made, $15.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value));

(y)          any Investments; provided, after giving pro forma effect thereto for the most recently ended four full fiscal quarters for which internal financial statements are available, the Total Net Leverage Ratio would be no greater than 3.50 to 1.00; and

(z)          Permitted Bond Hedge Transactions which constitute Investments.

“Permitted Liens” means, with respect to any Person:

(1)          Liens to secure Indebtedness incurred under Section 10.09(b)(1), (10) and (22) (and, in each case, any related Obligations); provided that any such Lien on Priority Fixed Assets Collateral pursuant to clause (a)(i) thereof or in respect of Obligations with respect to the ABL Facility in the cause of clauses (j) and (y), shall be secured on a junior basis to the Liens securing the Notes and the Guarantees pursuant to the terms of the Intercreditor Agreement;

(2)          pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits, prepayments or cash pledges to secure bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(3)          Liens imposed by law, such as landlords’, carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, in each case, for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

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(4)          Liens for taxes, assessments or other governmental charges or claims not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(5)          Liens to secure the performance of tenders, completion guarantees, statutory obligations, surety, environmental or appeal bonds, bids, leases, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)          minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties, in each case, which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7)          Liens existing on the Issue Date (other than those set forth under clauses (1) and (32) hereof);

(8)          Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary (other than the proceeds or products of such property or shares of stock or improvements thereon);

(9)          Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary (other than the proceeds or products of such property or shares of stock or improvements thereon)

(10)        Liens on assets (other than Collateral, except to the extent such Liens are junior to the Liens securing the Notes and the Guarantees) securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary (other than a Receivables Subsidiary) permitted to be incurred in accordance with Section 10.09;

(11)        Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

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(12)        leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) entered into in the ordinary course of business which do not secure any Indebtedness;

(13)        Liens arising from financing statement filings under the UCC or similar state laws regarding (i) operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business and (ii) goods consigned or entrusted to or bailed with a Person in connection with the processing, reprocessing, recycling or tolling of such goods;

(14)        Liens on assets (other than Collateral, except to the extent such Liens are junior to the Liens securing the Notes and the Guarantees) in favor of the Company or any Guarantor;

(15)        Liens on inventory or equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to the Company’s client at which such inventory or equipment is located;

(16)        Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(17)        Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8) and (9) and the following clauses (18), (32) and (33); provided that (w) such new Lien shall have the same priority as the original Lien, (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus proceeds or products of such property or improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness set forth under the foregoing clauses (7), (8), (9) and the following clauses (18), (32) and (33) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any accrued and unpaid interest and any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (z) any refinancing, refunding, extension, renewal, amendment or replacement (or successive refinancing, refunding, extensions, renewals, amendments or replacements) of any Indebtedness secured by a Lien referred to in clause (32) and (33) complies with sub-clauses (A) and (B) of Section 10.09(b)(14);

(18)        Liens securing Indebtedness permitted to be incurred pursuant to clauses (4), (17) and (19) of Section 10.09(b); provided that (A) Liens securing Indebtedness permitted to be incurred pursuant to Section 10.09(b)(17) are solely on acquired property or assets of the acquired entity (and proceeds or products of such property or assets or improvements of such property or assets), as the case may be, and (B) Liens securing Indebtedness permitted to be incurred pursuant to Section 10.09(b)(19) extend only to the assets of Foreign Subsidiaries;

(19)        deposits in the ordinary course of business to secure liability to insurance carriers;

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(20)        Liens securing judgments for the payment of money not constituting an Event of Default under Section 5.01(5), so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(21)        Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation or exportation of goods in the ordinary course of business;

(22)        Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(23)        Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(24)        Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes:

(25)        Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.09; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreement;

(26)        other Liens securing Obligations which Obligations at the time outstanding do not exceed the greater of (x) $100.0 million and (y) 5.0% of Consolidated Total Assets;

(27)        Liens securing Hedging Obligations;

(28)        restrictions on dispositions of assets to be disposed of pursuant to merger agreements, stock or asset purchase agreements and similar agreements;

(29)        customary options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures and partnerships;

(30)        any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Company or any Restricted Subsidiary;

(31)        Liens incurred in connection with Treasury Services Agreements and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with Deposit Accounts in the ordinary course of business;

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(32)            Liens securing the Notes issued on the Issue Date and the related Guarantees;

(33)            (x) subject to the Collateral Trust Agreement and the Intercreditor Agreement, Hedging Obligations that have been cash collateralized in an amount not to exceed $10.0 million;

(34)            Liens on the assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness or other Obligations of such Restricted Subsidiary permitted by this Indenture;

(35)            Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(36)             Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods; and

(37)            subject to the Collateral Trust Agreement and the Intercreditor Agreement, Liens on the Collateral in favor of the Collateral Trustee, which Liens secure Indebtedness in an aggregate principal amount not to exceed an amount such that as of the date such Liens were incurred, and after giving pro forma effect thereto and the application of the net proceeds therefrom, the Secured Net Leverage Ratio of the Company would not exceed 3.00 to 1.00; provided, that (A) if applicable, Permitted Notes Representative with respect to such Indebtedness executes a joinder agreement to the Collateral Trust Agreement in the relevant form attached thereto, in each case, agreeing to be bound thereby, and (B) the Company has designated such Indebtedness as “Permitted Notes Debt” for the purposes of the Secured Debt Documents under the Intercreditor Agreement and has appropriately designated such Indebtedness pursuant to a “Designation” under the Collateral Trust Agreement.

To the extent provided to do so in the Collateral Trust Agreement, upon delivery to the Collateral Trustee of an Officer’s Certificate requesting the same and certifying that executing such document is permitted, the Collateral Trustee will enter into any subordination, non-disturbance, easement, estoppel or similar document or agreement for the purpose of creating, acknowledging, or confirming any Lien (or the priority thereof) otherwise permitted hereunder.

“Permitted Notes Collateral Documents” means all security agreements, pledge agreements, mortgages, collateral assignments, deeds of trust and all other pledges, agreements, financing statements, patent, trademark or copyright filings, mortgages or other filings or documents that create or purport to create a Lien on the Collateral in favor of the Collateral Trustee and/or the Trustee (for the benefit of Holders of Notes and other Permitted Notes Obligations), the Intercreditor Agreement and the Collateral Trust Agreement, in each case as they may be amended from time to time, and any instruments of assignment, control agreements, lockbox letters or other instruments or agreements executed pursuant to the foregoing. In no event shall “Permitted Notes Collateral Documents” include or refer to any document to which the Collateral Trustee is not a party as collateral trustee, collateral agent or similar title, or, with the knowledge of the Collateral Trustee, a named beneficiary of a document or instrument which the Company or any other Grantor is required to deliver or cause to be delivered pursuant to a Collateral Document or this Indenture.

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“Permitted Notes Debt” means:

(1)            the Notes issued on the Issue Date and all other obligations under this Indenture owed to the Trustee and the Holders of the Notes; and

(2)            any other Indebtedness of the Grantors under any other Credit Facility (including Additional Notes but excluding Permitted ABL Debt) that is secured by (or is secured equally and ratably with) either(i) Permitted Notes Liens constituting Parity Liens (as defined in the Collateral Trust Agreement) securing Permitted Notes Obligations in respect of a Series of Permitted Notes Debt constituting a Series of Parity Lien Notes Debt (as defined in the Collateral Trust Agreement) or (ii) Permitted Notes Liens constituting Priority Liens (as defined in the Collateral Trust Agreement) securing Permitted Notes Obligations in respect of a Series of Permitted Notes Debt constituting a Series of Priority Lien Notes Debt (as defined in the Collateral Trust Agreement), in each case that was permitted to be incurred and so secured under each applicable Secured Debt Document (and in any event not to exceed the amount permitted to be incurred under the ABL Facility); provided that:

(a)            if the Permitted Notes Representative is not already a party to the Collateral Trust Agreement, such Permitted Notes Representative, on behalf of all holders of such Permitted Notes Debt for the enforceable benefit of each existing and future ABL Administrative Agent and each existing and future holder of Permitted Liens executes and delivers a Lien Sharing and Priority Confirmation Joinder in accordance with the Intercreditor Agreement and such Indebtedness is Permitted Refinancing Indebtedness the net proceeds of which are used to refund, refinance, replace, defease, discharge or otherwise acquire or retire Permitted Notes Debt (or to pay related fees, expenses, premiums and accrued interest);

provided further, in the case of any Indebtedness referred to in clause (2) hereof, that:

(a) on or before the date on which such Indebtedness is incurred by the Grantors, such Indebtedness is appropriately designated by the Company, in a “Designation” (as defined in the Collateral Trust Agreement) executed and delivered in accordance with the provisions of the Collateral Trust Agreement, as “Permitted Notes Debt” for the purposes of the Secured Debt Documents and as either “Priority Lien Notes Debt” or “Parity Lien Notes Debt” for the purposes of the Permitted Notes Documents; provided, that (i) no series of Indebtedness may be designated as both Permitted Notes Debt and Permitted ABL Debt and (ii) no Indebtedness may be designated as both Parity Lien Notes Debt and Priority Lien Notes Debt;

(b) if applicable, the Permitted Notes Representative for such Indebtedness executed and delivered a Collateral Trust Joinder (as defined in the Collateral Trust Agreement) in accordance with the provisions of the Collateral Trust Agreement; and

(c) all requirements set forth in the Collateral Trust Agreement (including as to the confirmation, grant or perfection of the Collateral Trustee’s Lien to secure such Indebtedness or Obligations in respect thereof) are satisfied (the satisfaction of which will be conclusively established if the Company delivers an Officer’s Certificate to the Permitted Notes Representatives and the Collateral Trustee stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Permitted Notes Debt” under the Secured Debt Documents and either “Priority Lien Notes Debt” or “Priority Lien Notes Debt” under the Permitted Notes Documents).

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“Permitted Notes Documents” means, collectively, this Indenture, the Notes and the Permitted Notes Collateral Documents and any other indenture, credit agreement or other agreement pursuant to which any Permitted Notes Debt is incurred and the related security documents (other than any security documents that do not secure Permitted Notes Obligations). In no event shall “Permitted Notes Documents” refer to or include any document to which the Collateral Trustee is not a party as collateral trustee, collateral agent or similar title or, with the knowledge of the Collateral Trustee, a named beneficiary of a document or instrument which the Company or any other Grantor is required to deliver or cause to be delivered pursuant to a Collateral Document or this Indenture.

“Permitted Notes Lien” means any Lien in favor of the Collateral Trustee or any Permitted Notes Secured Party, including any Lien granted by a Permitted Notes Collateral Document to the Collateral Trustee, at any time, upon any property of any Grantor, in each case, only to the extent securing Permitted Notes Obligations.

“Permitted Notes Obligations” means the Permitted Notes Debt and all other obligations in respect thereof and shall include all principal, interest, fees and other amounts payable in connection therewith (including all interest and fees that, but for the filing of a petition in Insolvency or Liquidation Proceeding with respect to any Grantor, would have accrued on any such obligations, whether or not a claim is allowed against such Grantor in such Insolvency or Liquidation Proceeding).

“Permitted Notes Representative” means:

(1) in the case of the Notes, the Trustee; and

(2) in the case of any other Series of Permitted Notes Debt, the trustee, agent or representative of the holders of such Series of Permitted Notes Debt who maintains the transfer register for such Series of Permitted Notes Debt and is appointed as a representative of the Permitted Notes Debt (for purposes related to the administration of the Permitted Notes Collateral Documents) pursuant to the credit agreement or other agreement governing such Series of Permitted Notes Debt; it being understood that the Collateral Trustee may rely on representations from such party that it has the power and authority to act as a Permitted Notes Representative.

“Permitted Notes Secured Parties” means, at any time, (a) the Trustee, (b) each Permitted Notes Representative, (c) the Holders, (d) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Permitted Notes Documents and (e) the successors and assigns of each of the foregoing.

“Permitted Purchase Money Debt” means Purchase Money Debt which is either unsecured or secured by only a Purchase Money Lien.

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“Permitted Refinancing Indebtedness” means any Indebtedness, Disqualified Stock or Preferred Stock of the Company or any of its Restricted Subsidiaries that serves to extend, replace, refund, refinance, renew, defease or retire any Indebtedness (other than intercompany Indebtedness), provided that:

(a)            the principal amount of such Permitted Refinancing Indebtedness (or accreted value) does not exceed the principal amount (or accreted value) of the Indebtedness, Disqualified Stock or Preferred Stock extended, replaced, refunded, refinanced, renewed, defeased or retired (plus all accrued interest on the Indebtedness, Disqualified Stock or Preferred Stock and the amount of all fees, costs and expenses, including premiums (including tender premiums) and defeasance costs, incurred in connection therewith);

(b)            such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred which is not less than (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed, defeased or retired or (y) after the final stated maturity of the Notes;

(c)            to the extent such Permitted Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated in right of payment to the Notes or any Guarantee, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or such Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Permitted Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively; and

(d)            shall not include:

(i)             Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Company;

(ii)           Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

(iii)          Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Company’s common stock sold by the Company substantially concurrently with any purchase by the Company of a related Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

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“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.05 in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Premises” means owned real properties required to be subject to a mortgage lien that form a portion of the Collateral (including all after-acquired real property that is not an Excluded Asset).

“Priority ABL Collateral” means all Collateral consisting of the following:

(1)            all accounts and credit card receivables;

(2)            all inventory;

(3)            all deposit accounts;

(4)            all cash and cash equivalents;

(5)            to the extent evidencing or governing any of the items referred to in the preceding clauses (1), (2), (3) and (4), all chattel paper, documents, instruments, general intangibles and securities accounts related thereto; provided that to the extent any of the foregoing also relates to Priority Fixed Asset Collateral only that portion related to the items referred to in the preceding clauses (1), (2), (3) and (4) shall be included in the Priority ABL Collateral;

(6)            all books and records relating to the foregoing (including without limitation all books, databases, customer lists and records, whether tangible or electronic which contain any information relating to any of the foregoing); and

(7)            all proceeds of and supporting obligations, including, without limitation, letter of credit rights, with respect to any of the foregoing and all collateral security and guarantees given by any Person in favor of the Company or any Guarantor with respect to any of the foregoing.

“Priority ABL Collateral Transition Date” means the earlier of (a) the date on which all the Permitted ABL Obligations shall have been paid in full or all commitments to extend credit thereunder are terminated or have otherwise expired and (b) the date on which all Senior Liens on the Priority ABL Collateral shall have been released from the Permitted ABL Liens.

“Priority Fixed Assets Collateral” shall mean all Collateral (other than the Priority ABL Collateral) and all proceeds thereof; provided, however, “Priority Fixed Asset Collateral” shall not include proceeds from the disposition of any Priority Fixed Asset Collateral that otherwise constitute Priority ABL Collateral (such as, but not limited to, cash proceeds) to the extent such proceeds are not required to be applied to the mandatory prepayment of the Fixed Asset Obligations, unless such proceeds either (x) arise from a disposition of Priority Fixed Assets Collateral resulting from an enforcement action taken by the Permitted Notes Secured Parties permitted by the Intercreditor Agreement or (y) are deposited in a segregated cash collateral account with the Collateral Trustee (in its capacity as an agent in respect of the Notes) to the extent required by the Notes Collateral Documents.

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“Priority Lien” means a Lien granted, or purported to be granted, by a Collateral Document to the Collateral Trustee, at any time, upon any property of any Grantor to secure Priority Lien Notes Obligations.

“Priority Lien Collateral Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by any Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of any of the Priority Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the Collateral Trust Agreement. In no event shall “Priority Lien Collateral Documents” refer to or include any document to which the Collateral Trustee is not a party as collateral trustee, collateral agent or similar title or, with the knowledge of the Collateral Trustee, a named beneficiary of a document or instrument which the Company or any other Grantor is required to deliver or cause to be delivered pursuant to a Collateral Document or this Indenture.

“Priority Lien Documents” means, collectively, the Note Documents and any other indenture, credit agreement or other agreement pursuant to which any Priority Lien Notes Debt is incurred and the Priority Lien Collateral Documents. In no event shall “Priority Lien Documents” refer to or include any document to which the Collateral Trustee is not a party as collateral trustee, collateral agent or similar title or, with the knowledge of the Collateral Trustee, a named beneficiary of a document or instrument which the Company or any other Grantor is required to deliver or cause to be delivered pursuant to a Collateral Document or this Indenture.

“Priority Lien Notes Debt” means:

(1) the Notes issued on the Issue Date and all other obligations under this Indenture owed to the Trustee and the Holders of the Notes; and

(2) Additional Notes and any other Indebtedness of the Grantors under any Credit Facility (excluding Permitted ABL Debt) that is secured by (or is secured equally and ratably with) Priority Liens securing Obligations in respect of a Series of Priority Lien Notes Debt, in each case that was permitted to be incurred and so secured under each applicable Permitted Notes Document; provided that either (a) such Indebtedness constituted “Permitted Additional Pari Passu Obligations” or (b) such Indebtedness is Permitted Refinancing Indebtedness the net proceeds of which are used to refund, refinance, replace, defease, discharge or otherwise acquire or retire such Permitted Additional Pari Passu Obligations (or to pay related fees, expenses, premiums and accrued interest); provided further, in the case of any Indebtedness referred to in clause (2) hereof, that:

(a) on or before the date on which such Indebtedness is incurred by the Grantors, such Indebtedness is designated by the Company, in an Additional Permitted Notes Debt Designation executed and delivered in accordance with the Intercreditor Agreement hereof, as “Priority Lien Notes Debt” for the purposes of the Permitted Notes Documents; provided, that no Indebtedness may be designated as both Priority Lien Notes Debt and Parity Lien Notes Debt;

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(b) unless such Indebtedness is issued under an existing Permitted Notes Document for any Series of Priority Lien Notes Debt whose Priority Lien Representative is already party to the Collateral Trust Agreement, the Priority Lien Representative for such Indebtedness executes and delivers a collateral trust joinder in accordance with the Collateral Trust Agreement;

(c) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a lien sharing and priority confirmation contemplated by the Collateral Trust Agreement; and

(d) relevant requirements set forth in the Collateral Trust Agreement have been complied with (the satisfaction of which will be conclusively established if the Company delivers an officer’s certificate to the Permitted Notes Representatives and the Collateral Trustee stating that such requirements and other provisions of the Collateral Trust Agreement have been satisfied and that such Indebtedness is “Priority Lien Notes Debt” under the Permitted Notes Documents).

“Priority Lien Notes Obligations” means Priority Lien Notes Debt and all other Obligations in respect thereof, including, without limitation interest and premium (if any) (including post-petition interest whether or not allowable), together with all guarantees of any of the foregoing.

“Priority Lien Representative” means,

(1) in the case of the Notes, the Trustee; and

(2) in the case of any other Series of Priority Lien Notes Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Notes Debt who maintains the transfer register for such Series of Priority Lien Notes Debt and (A) is appointed as a Priority Lien Representative (for purposes related to the administration of the Collateral Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Priority Lien Notes Debt, together with its successors in such capacity, and (B) who has executed a collateral trust joinder contemplated by the Collateral Trust Agreement.

“Priority Lien Secured Parties” means the holders of Priority Lien Notes Obligations, each Priority Lien Representative.

“Proceeds” has the meaning specified in the UCC, and if defined in more than one Article of the UCC, the meaning given in Article 9 thereof.

“Purchase Money Debt” means Indebtedness (other than the Permitted ABL Debt and Permitted Notes Debt), including Capitalized Lease Obligations, for the purpose of financing all or a portion of the purchase price of any Real Estate Asset or Equipment, which Indebtedness does not exceed the cost of acquiring such Real Estate Asset or Equipment, including any related transaction costs.

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“Purchase Money Lien” means a Lien which secures Purchase Money Debt, encumbering only the fixed assets acquired with such Indebtedness and constituting a capital lease or a purchase money security interest under the UCC.

“Protected Purchaser” has the meaning specified in Section 3.05.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Company in good faith.

“Qualifying Trustee” has the meaning specified in Section 13.05.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Grantor in any real property.

“Receivables Facility” means one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated, refunded, replaced or refinanced from time to time, the Indebtedness of which is non-recourse (except for standard representations, warranties, covenants and indemnities made in connection with such facilities) to the Company and its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed solely for the purpose of engaging, and that engages only, in one or more Receivables Facilities.

“Redemption Date,” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” has the meaning specified in Section 3.01.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Required Parity Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Parity Lien Notes Debt then outstanding, calculated in accordance with the provisions of Collateral Trust Agreement. For purposes of this definition, Parity Lien Notes Debt registered in the name of, or beneficially owned by, the Company or any Subsidiary of the Company will be deemed not to be outstanding.

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“Required Priority Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Priority Lien Notes Debt then outstanding, calculated in accordance with the provisions of the Collateral Trust Agreement. For purposes of this definition, Priority Lien Notes Debt registered in the name of, or beneficially owned by, the Company or any Subsidiary of the Company will be deemed not to be outstanding.

“Responsible Officer,” when used with respect to the Trustee or the Collateral Trustee, means any vice president, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee or Collateral Trustee (or any successor group of the Trustee or Collateral Trustee) customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, and who in each case shall have direct responsibility for the administration of this Indenture.

“Restricted Cash” means cash and Cash Equivalents held by the Company or any Restricted Subsidiary that would appear as “restricted” on a consolidated balance sheet of the Company or any Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” has the meaning specified in Section 10.08(a)(4).

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Retired Capital Stock” has the meaning specified in Section 10.08(b)(2).

“Reversion Date” has the meaning specified in Section 10.19.

“S&P” means Standard and Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

“Sanctioned Assets” means (a) any Account, Instrument, Chattel Paper, or other obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person or Sanctioned Country and (b) any lease under which the lessee is a Sanctioned Person or Sanctioned Country.

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“Sanctioned Country” means (a) a country, territory or a government of a country or territory, (b) an agency of the government of a country or territory, or (c) an organization directly or indirectly owned or controlled by a country, territory or its government, that is subject to Sanctions.

“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals” or any other Sanctions related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, (c) the European Union, (d) any European Union member state, (e) Her Majesty’s Treasury of the United Kingdom or (f) any other relevant sanctions authority.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Debt” means Permitted ABL Debt and Permitted Notes Debt.

“Secured Debt Documents” means, collectively, the Permitted ABL Documents and the Permitted Notes Documents.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Net Leverage Ratio” means, with respect to any Person, at any date, the ratio of (i) Consolidated Total Secured Indebtedness of the Company and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) less the amount of cash and Cash Equivalents in excess of any Restricted Cash and Permitted Investments that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination (other than cash proceeds of Secured Indebtedness incurred on the date of determination to be held on the balance sheet for working capital or general corporate purposes) to (ii) EBITDA of such Person for the four full fiscal quarters for which financial statements have been delivered to the Trustee immediately preceding such date on which such additional Indebtedness is incurred, in each case on a pro forma basis with such pro forma adjustments as are appropriate and consistent with the pro forma provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Secured Obligations” has the meaning set forth in the Security Agreement.

“Secured Parties” means the ABL Secured Parties and the Permitted Notes Secured Parties.

“Securities” has the meaning specified in the UCC, and if defined in more than one Article of the UCC, the meaning given in Article 9 thereof.

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“Securities Account” has the meaning specified in the UCC, and if defined in more than one Article of the UCC, the meaning given in Article 9 thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Priority Lien Security Agreement, dated as of the Issue Date by and among the Company, the Guarantors and the Collateral Trustee, as the same may be amended, modified, restated, supplemented or replaced from time to time.

“Security Documents” means the Security Agreement, the mortgages, the Intercreditor Agreement, the Collateral Trust Agreement and all of the security agreements, pledges, collateral assignments, mortgages, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any security interests in favor of the Collateral Trustee for its benefit and for the benefit of the Trustee and the Holders of the Notes and the holders of any Parity Lien Notes Debt, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time. For purposes of the Collateral Trust Agreement, in no event shall “Security Documents” refer to any document to which the Collateral Trustee is not a party as collateral trustee, collateral agent or similar title, or, with the knowledge of the Collateral Trustee, a named beneficiary of a document or instrument which the Company or any other Grantor is required to deliver or cause to be delivered pursuant to a Collateral Document or this Indenture.

“Security Entitlement” has the meaning specified in the UCC, and if defined in more than one Article of the UCC, the meaning given in Article 9 thereof.

“Senior Collateral” means with respect to any Senior Secured Party, any Collateral on which it has a Senior Lien.

“Senior Documents” means (a) in respect of the Priority Fixed Assets Collateral, the Permitted Notes Documents, and (b) in respect of the Priority ABL Collateral, the Permitted ABL Documents.

“Senior Indebtedness” means with respect to any Person:

(1)            all Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred; and

(2)            all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness set forth in clause (1) above unless, in the case of clauses (1) and (2), the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness or other Obligations are subordinate in right of payment to the Notes or the Guarantee of such Person, as the case may be; provided that Senior Indebtedness shall not include:

(1)            any obligation of such Person to the Company or any Subsidiary or to any joint venture in which the Company or any Restricted Subsidiary has an interest;

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(2)            any liability for federal, state, local or other taxes owed or owing by such Person;

(3)            any accounts payable or other liability to trade creditors in the ordinary course of business (including guarantees thereof as instruments evidencing such liabilities);

(4)            any Indebtedness or other Obligation of such Person that is subordinate or junior in right of payment with respect to any other Indebtedness or other Obligation of such Person; or

(5)            that portion of any Indebtedness that at the time of incurrence is incurred in violation of this Indenture.

“Senior Liens” means (a) with respect to the Priority ABL Collateral, all Liens securing the ABL Obligations and (b) with respect to the Priority Fixed Asset Collateral, all Liens securing the Fixed Asset Obligations. “Senior Obligations” means, (a) with respect to any Priority ABL Collateral, all ABL Obligations and (b) with respect to any Priority Fixed Asset Collateral, all Fixed Asset Obligations.

“Senior Secured Parties” will mean (a) with respect to the Priority ABL Collateral, the ABL Secured Parties and (b) with respect to the Priority Fixed Asset Collateral, the Permitted Notes Secured Parties.

“Series of Parity Lien Notes Debt” means, severally, each issue or series of Parity Lien Notes Debt for which a single transfer register is maintained.

“Series of Permitted ABL Debt” means, severally, the Indebtedness outstanding under the ABL Facility and, if the ABL Facility is no longer outstanding, each other issue or series of Permitted ABL Debt for which a single transfer register is maintained.

“Series of Permitted Notes Debt” means, severally, the Notes and each other issue or series of Permitted Notes Debt for which a single transfer register is maintained.

“Series of Priority Lien Notes Debt” means, severally, each issue or series of Priority Lien Notes Debt for which a single transfer register is maintained.

“Significant Subsidiary” means any Restricted Subsidiary of the Company that would be a “significant subsidiary” as defined in Article One, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

“Similar Business” means any business or other activities conducted, or proposed to be conducted (as described in the Offering Memorandum or in the documents incorporated by reference therein), by the Company and its Subsidiaries on the Issue Date or any business or other activities conducted by any entity that is similar, reasonably related, complementary, incidental or ancillary thereto or a reasonable extension, development or expansion thereof.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.06.

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“Stated Maturity,” when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Subordinated Indebtedness” means

(a)            with respect to the Company, any Indebtedness of the Company that is by its terms subordinated in right of payment to the Notes, and

(b)            with respect to any Guarantor, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to the Guarantee of such Guarantor.

“Subsidiary” means, with respect to any Person,

(1)           any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2)           any partnership, joint venture, limited liability company or similar entity of which

(x)            more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y)            such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Successor Company” has the meaning specified in Section 8.01(a)(1).

“Successor Guarantor” has the meaning specified in Section 8.02(1)(A).

“Suspended Covenants” has the meaning specified in Section 10.19.

“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) an amount equal to (i) Consolidated Total Indebtedness as of such date of calculation (determined on a consolidated basis in accordance with GAAP), minus (ii) the aggregate amount of unrestricted and unencumbered cash and Permitted Investments included in the consolidated balance sheet of the Company and its Subsidiaries as of such date of determination to (b) EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

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“Treasury Rate” means, as of any Redemption Date or date of deposit, the yield to maturity as of such Redemption Date or date of deposit of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release Hl 5 (519) that has become publicly available at least two Business Days prior to the Redemption Date or date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date or date of deposit to July 15, 2023; provided, however, that if the period from the Redemption Date or date of deposit to July 15, 2023, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Treasury Services Agreement” means any agreement between the Company or any Subsidiary and any approved counterparty relating to treasury, depository, credit card, debit card, stored value cards, purchasing or procurement cards and cash management services or automated clearinghouse transfer of funds or any similar services.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed.

“Trust Estates” means, collectively, the Junior Trust Estate together with the Senior Trust Estate.

“Trust Monies” means, subject to the Intercreditor Agreement, all cash and Cash Equivalents:

(1)            received by the Company upon the release of Collateral from the Lien of this Indenture or the Security Documents in connection with any Asset Sale; provided that any such cash or Cash Equivalents remaining after consummation of an Asset Sale Offer pursuant to Section 10.16 shall cease to be Trust Monies; or

(2)            received by the Collateral Trustee as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Collateral Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Indenture or any of the Security Documents;

provided, however, that Trust Monies shall in no event include (i) any property deposited with the Trustee for any redemption, legal defeasance or covenant defeasance of Notes, for the satisfaction and discharge of this Indenture or to pay the purchase price of the Notes and any Parity Lien Notes Debt pursuant to an Asset Sale Offer in accordance with the terms of this Indenture, (ii) any cash received or applicable by the Trustee or Collateral Trustee in payment of its fees and expenses or (iii) prior to the Priority ABL Collateral Transition Date, any amounts that constitute Priority ABL Collateral or identifiable Proceeds of Priority ABL Collateral, or are otherwise directly attributable to Priority ABL Collateral. (it being understood and agreed no cash received in payment of fees and expenses described in the preceding clause (ii) shall be deemed amounts that constitute Priority ABL Collateral or identifiable Proceeds of Priority ABL Collateral, or are otherwise directly attributable to Priority ABL Collateral).

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“Trustee” means U.S. Bank National Association, until a successor replaces it and, thereafter, means the successor.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Trustee’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Unrestricted Subsidiary” means:

(a)           any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below); and

(b)           any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Restricted Subsidiary of the Company (other than any Subsidiary of the Subsidiary to be so designated); provided that:

(a)           any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other Equity Interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares of Capital Stock or Equity Interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Company,

(b)           such designation complies with Section 10.08, and

(c)           each of:

(1)            the Subsidiary to be so designated and

(2)            its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary.

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The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default shall have occurred and be continuing and either:

(1)            the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 10.09(a) or

(2)            the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be equal to or greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of any applicable Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Equity Interest” means, with respect to any Person, those classes of Equity Interests issued by such Person (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors or managers (or persons performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing

(1)            the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by

(2)            the sum of all such payments.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.03    Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

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Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 10.06(a)) shall include:

(1)            a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)            a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)            a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.04    Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.05    Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

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The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Such record date shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date. Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

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Without limiting the generality of the foregoing, a Holder, including the Depository that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and the Depository that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by the Depository entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders.

Section 1.06      Notices, Etc., to Trustee, Company, Any Guarantor and Agent. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with.

(1)            the Trustee by any Holder or by the Company or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or delivered in writing or mailed, first-class postage prepaid, or delivered by recognized overnight courier to or with the Trustee at U.S. Bank National Association, 190 S. LaSalle Street, 10th Floor, Chicago, Illinois 60603, Attention: Corporate Trust - Winnebago Industries; or

(2)            the Company or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing or mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company or such Guarantor addressed to it at Winnebago Industries, Inc., 13200 Pioneer Trail, Eden Prairie, Minnesota 55347, Attention: General Counsel, or at any other address previously furnished in writing to the Trustee by the Company or such Guarantor.

Section 1.07      Notice to Holders; Waiver. Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and either (1) provided or mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, within the time prescribed for the giving of such notice, or (2) in the case of Notes held through the Depository sent or transmitted to Holders in any manner that is in accordance with the procedures of the Depository. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notices given by publication shall be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing.

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Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Notwithstanding anything herein to the contrary where this Indenture provides for notice in any manner, such notice may be sent or transmitted to Holders in any manner that is in accordance with the procedures of the Depository and shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Section 1.08      Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience of reference only, are not intended to be considered a part hereof and shall in no way affect the construction of, or modify or restrict, any of the terms or provisions hereof.

Section 1.09      Successors and Assigns. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 12.08 hereof.

Section 1.10      Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11      Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Note Registrar and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12      Governing Law; Submission to Jurisdiction. This Indenture, the Notes and any Guarantee shall be governed by and construed in accordance with the laws of the State of New York. This Indenture is not subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall not be governed by such provisions unless expressly incorporated. THE PARTIES HERETO AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 1.13      Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for purposes of such payment for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

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Section 1.14      No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor (other than in the case of stock-holders of any Guarantor, the Company or another Guarantor) or any of their parent companies shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees and this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

Section 1.15      Waiver of Jury Trial. EACH OF THE COMPANY, EACH GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE GUARANTEES AND FOR ANY COUNTERCLAIM THEREIN.

Section 1.16      Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile, .pdf transmission or other electronic means shall constitute effective execution and delivery of this Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf transmission or other electronic means shall be deemed to be their original signatures for all purposes.

All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communications sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature (as long as such digital signature provider has been specified in writing to the Trustee by the authorized representative), in English. Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 1.17      Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, pandemics or epidemics, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.18      USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee and Collateral Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The Company agrees that it will provide the Trustee and Collateral Trustee with information about the Company as the Trustee may reasonably request in order for the Trustee and Collateral Trustee to satisfy the requirements of the USA PATRIOT Act.

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Article Two

Note Forms

Section 2.01      Form and Dating. Provisions relating to the Initial Notes are set forth in the Rule 144A / Regulation S Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Note set forth in the Appendix are part of the terms of this Indenture.

Section 2.02      Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Company by any Officer. The signature of an Officer on the Notes may be manual or via facsimile, .pdf transmission or other electronic means of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

Notes bearing the signature of an individual who was at any time a proper Officer of the Company shall bind the Company, notwithstanding that such individual ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

At any time and from time to time after the execution and delivery of this indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes.

On the Issue Date, the Company shall deliver the Initial Notes in the aggregate principal amount of $300,000,000 executed by the Company to the Trustee for authentication, together with a Company Order directing the Trustee to authenticate the Notes and certifying in an Officer’s Certificate that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Initial Notes. At any time and from time to time after the Issue Date, the Company may deliver Additional Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Additional Notes, directing the Trustee to authenticate the Additional Notes and certifying that the issuance of such Additional Notes is in compliance with Article Ten hereof and that all other conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Additional Notes.

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Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in Exhibit 1 to the Appendix, duly executed by the Trustee by manual or electronic signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

In case the Company or any Guarantor, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or such Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed a supplemental indenture hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

Article Three

The Notes

Section 3.01      Title and Terms. The aggregate principal amount of Notes which may be authenticated and issued under this Indenture is not limited; provided, however, that any Additional Notes issued under this Indenture rank pari passu with the Initial Notes, are issued in accordance with Section 2.02, Section 3.12 and Section 10.09 hereof, form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes. Any Additional Notes shall be issued pursuant to a supplemental indenture to this Indenture.

The Notes shall be known and designated as the “6.250% Senior Secured Notes Due 2028” of the Company. The Stated Maturity of the Notes shall be July 15, 2028, and the Notes shall bear interest at the rate set forth below from July 8, 2020, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on January 15, 2021 and semi-annually thereafter on July 15 and January 15 in each year (although Additional Notes may accrue interest from another date, to the extent permitted herein) and at said Stated Maturity, until the principal thereof is paid or duly provided for and to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the January 1 and July 1 immediately preceding such Interest Payment Date (each, a “Regular Record Date”).

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The principal of (and premium, if any), and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in the contiguous United States or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the Note Register of Holders; provided that all payments of principal, premium, if any, and interest, if any, with respect to Notes represented by one or more permanent global notes registered in the name of or held by the Depository or its nominee shall be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof.

Holders shall have the right to require the Company to purchase their Notes, in whole or in part, in the event of a Change of Control pursuant to Section 10.15. The Notes shall be subject to repurchase pursuant to an Asset Sale Offer as provided in Section 10.16.

The Notes shall be redeemable as provided in Article Eleven and Paragraph 6 of the Notes.

The due and punctual payment of principal of, premium, if any, and interest on the Notes payable by the Company is irrevocably unconditionally guaranteed, to the extent set forth herein, by each of the Guarantors.

Section 3.02      Denominations. The Notes shall be issuable only in registered form without coupons and only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Section 3.03      Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Company shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 3.04      Note Registrar; Paying Agent; Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes referred to as the (“Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as note registrar (the “Note Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided. The Trustee is hereby initially appointed to act as the Paying Agent and to act as Custodian with respect to the Global Notes.

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Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 10.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by written instruments of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any taxes, fees or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.02, 3.03, 9.06, 10.15, 10.16, or 10.18 not involving any transfer.

In case the Company, pursuant to Article Eight, shall, in one or more related transactions, be consolidated or merged with or into any other Person or shall sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all the assets of the Company and its Restricted Subsidiaries taken as a whole to any Person, and the surviving Person resulting from such consolidation or surviving such merger, or into which the Company shall have been merged, or the surviving Person which shall have participated in the sale, assignment, transfer, conveyance or other disposition as aforesaid, shall have assumed all of the obligations of the Company under the Notes and this Indenture pursuant to agreements pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, sale, assignment, transfer, conveyance or other disposition may, from time to time, at the request of the surviving Person, be exchanged for other Notes executed in the name of the surviving Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon the request of the surviving Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a surviving Person pursuant to this Section 3.04 in exchange or substitution for or upon registration of transfer of any Notes, such Successor Company, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

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Section 3.05      Mutilated, Destroyed, Lost and Stolen Notes. If (1) any mutilated Note is surrendered to the Trustee or (2) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required to protect the Company, the Trustee, any agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a Protected Purchaser (as defined in Section 8-303 of the UCC) (a “Protected Purchaser”), the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in replacing a Note.

Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and each Guarantor, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.06      Payment of Interest; Interest Rights Preserved.

(a)            Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 10.02; provided, however, that, subject to Section 3.01 hereof, each installment of interest may at the Company’s option be paid by (1) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.07, to the address of such Person as it appears in the Note Register or (2) transfer to an account located in the United States maintained by the payee.

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(b)           Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)            The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 1.07, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)            The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c)           Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

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Section 3.07      Persons Deemed Owners. Prior to the due presentment of a Note for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.04 and Section 3.06) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.08      Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act). Upon request, certification of the destruction or disposition of all cancelled Notes shall be delivered to the Company by the Trustee. The Trustee shall maintain a record of all cancelled Notes. The Trustee shall provide the Company a list of all Notes that have been cancelled from time to time as requested by the Company.

Section 3.09      Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.10      Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Note Registrar or a co-registrar with a request to register a transfer, the Note Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the UCC are met. When Notes are presented to the Note Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Note Registrar shall make the exchange as requested if the same requirements are met.

The Company shall not be required and without the prior written consent of the Company, the Note Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before providing of a notice of redemption of Notes and ending at the close of business on the day such notice is provided, (ii) selected for redemption in whole or in part, (iii) that has been tendered in a Change of Control Offer and (iv) beginning at the opening of business on any record date and ending on the close of business on the related Interest Payment Date.

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Section 3.11      CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case, if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such “CUSIP” numbers, ISINs and “Common Code” numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such “CUSIP” numbers, ISINs and “Common Code” numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers, ISINs and “Common Code” numbers applicable to the Notes.

Section 3.12      Issuance of Additional Notes. The Company may, subject to Section 10.09, issue additional Notes having identical terms and conditions to the Initial Notes issued on the Issue Date, other than with respect to the date of issuance, the issue price and the date from which interest first begins to accrue (the “Additional Notes”). The Initial Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase, (except that any series of Notes that is not fungible with the Initial Notes for U.S. federal income tax purposes may be treated for purposes of provisions of this Indenture relating to transfer and exchange as a separate class that does not trade fungibly with Notes that have differing treatment under U.S. federal income tax law and will be assigned a different CUSIP or other identification number).

Article Four

Satisfaction And Discharge

Section 4.01      Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request and at the Company’s expense cease to be of further effect as to all Notes issued hereunder and then outstanding (except as set forth in the last paragraph of this Section and as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein or pursuant hereto) and all the Note Liens granted under the Security Documents will be automatically released and the Trustee, at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture when:

(1)           either

(A)            all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.05 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

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(B)          all such Notes not theretofore delivered to the Trustee for cancellation,

(i)             have become due and payable by reason of the making of a notice of redemption pursuant to Section 11.06 or otherwise, or

(ii)            shall become due and payable at their Stated Maturity within one year, or

(iii)           are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor, in the case of (i), (ii) or (iii) of this clause (B), has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be (for the avoidance of doubt, in the case of a discharge that occurs in connection with a redemption that is to occur on a Redemption Date, the amount to be deposited shall be the amount that, as of the date of such deposit, is deemed reasonably sufficient to make such payment and discharge on the redemption date, in the good faith determination of the Board of Directors of the Company pursuant to a resolution of the Board of Directors of the Company and as evidenced by an Officer’s Certificate);

(2)            no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) with respect to this Indenture or the Notes issued hereunder shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any Credit Facility or any other material agreement or instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and the granting of Liens in connection therewith);

(3)            the Company has paid or caused to be paid all sums payable by it to the Trustee and Collateral Trustee under this Indenture and the Security Documents;

(4)            the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at Maturity or the Redemption Date, as the case may be; and

(5)            the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein to the satisfaction and discharge of this Indenture have been satisfied.

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Notwithstanding the satisfaction and discharge of this Indenture, if money or Government Securities shall have been deposited with the Trustee pursuant to sub-clause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge. In addition, nothing in this Section 4.01 shall be deemed to discharge the obligations of the Company to the Trustee under Section 6.07 and the obligations of the Company to any Authenticating Agent under Section 6.12 that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 4.02      Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all money or Government Securities deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium) and interest for whose payment such money or Government Securities has been deposited with the Trustee, but such money or Government Securities need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 4.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 4.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Article Five

Remedies

Section 5.01        Events of Default. “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           default in payment when due and payable, upon redemption, acceleration or otherwise, of payments of principal of, or premium, if any, on the Notes issued under this Indenture;

(2)           default for 30 days or more in the payment when due of interest on or with respect to the Notes issued under this Indenture;

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(3)          failure by the Company or any Guarantor for 60 days (or 120 days with respect to a default under Section 10.07) after receipt of written notice given by the Trustee or the Holders of at least 25.0% in principal amount of the then Outstanding Notes issued under this Indenture to comply with any of its other obligations, covenants or agreements contained in this Indenture or the Notes;

(4)           default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary or the payment of which is guaranteed by the Company or any Restricted Subsidiary, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(A)          such default either:

(i)            results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods); or

(ii)            relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(B)          the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates to $35.0 million or more at any one time outstanding;

(5)           failure by the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments entered by a court of competent jurisdiction aggregating in excess of $35.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6)           any of the following events with respect to the Company or any Significant Subsidiary:

(A)          the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i)            commences a voluntary case;

(ii)            consents to the entry of an order for relief against it in an involuntary case;

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(iii)            consents to the appointment of a custodian of it or for any substantial part of its property;

(iv)            takes any comparable action under any foreign laws relating to insolvency; or

(B)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)              is for relief against the Company or any Significant Subsidiary in an involuntary case;

(ii)            appoints a custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

(iii)           orders the liquidation of the Company or any Significant Subsidiary;

and the order or decree remains unstayed and in effect for 90 days;

provided, that for the purposes of this clause (6), a Significant Subsidiary shall include any group of Subsidiaries that together would constitute a Significant Subsidiary;

(7)            the Guarantee of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason (except as contemplated by the terms thereof or of this Indenture) cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies in writing that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture, and such Default continues for 30 days; or

(8)            unless all of the Collateral has been released from the Note Liens in accordance with the provisions of this Indenture and the Security Documents, (x) default by the Company or any Subsidiary in the performance of their obligations under of the Security Documents which materially adversely affects the enforceability, validity, perfection or priority of the Note Liens on a material portion of the Collateral, (y) the repudiation or disaffirmation by the Company or any Guarantor of its material obligations under the Security Documents or (z) the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company or any Guarantor party thereto for any reason with respect to a material portion of the Collateral and, in the case of any event set forth in sub-clauses (x) through (z), such default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after the Company receives written notice thereof specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes and demanding that such default be remedied and, in the case of any event described in subclauses (x) through (z), other than (a) to the extent that any such loss of perfection or priority results from the failure of the Collateral Trustee to maintain possession of certificates or instruments actually delivered to it representing securities pledged under the Security Documents or (b) to the extent any such loss is covered by title insurance for which the insurer has not denied coverage.

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Section 5.02      Acceleration of Maturity; Rescission and Annulment.

(a)            If any Event of Default (other than an Event of Default specified in Section 5.01(6) with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25.0% in principal amount of the Outstanding Notes issued under this Indenture may declare the principal, premium, if any, interest and any other monetary Obligations on all the Outstanding Notes issued under this Indenture to be due and payable immediately by a notice in writing to the Company (and to the Trustee and the Collateral Trustee if given by the Holders).

(b)            Upon the effectiveness of such declaration, such principal of and premium, if any, and interest on the Notes shall be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 5.01(6) with respect to the Company occurs and is continuing, then the principal amount of all Outstanding Notes shall ipso facto become and be immediately due and payable without any notice, declaration or other act on the part of the Trustee or any Holder.

(c)            At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article Five, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Trustee, may rescind and annul such declaration and its consequences if:

(1)           the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A)            all overdue interest on all Outstanding Notes,

(B)            all unpaid principal of (and premium, if any, on) any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Notes,

(C)            to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Notes, and

(D)            all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)           Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

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No such rescission shall affect any subsequent default or impair any right consequent thereon.

(d)            Notwithstanding the preceding clause (c), in the event of any Event of Default specified in Section 5.01(4) above, such Event of Default and all consequences thereof (excluding any resulting payment default) shall be annulled, waived and rescinded automatically and without any action by the Trustee or the Holders if, within 20 days after such Event of Default arose,

(1)            the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(2)            the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)            the default that is the basis for such Event of Default has been cured.

Section 5.03        Collection of Indebtedness and Suits for Enforcement by Trustee. Subject to the terms of the Intercreditor Agreement, if an Event of Default specified in Section 5.01(1) or (2) occurs and is continuing, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums due hereunder pursuant to this Article Five and unpaid, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. The Trustee may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, any Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Guarantor or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture and the Guarantees by the judicial proceedings discussed above as the Trustee shall deem necessary to protect and enforce any such rights, including seeking recourse against any Guarantor.

Section 5.04       Trustee May File Proofs of Claim. Subject to the terms of the Intercreditor Agreement, in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor including any Guarantor, upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1)            to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, Collateral Trustee, their agents and counsel) and of the Holders allowed in such judicial proceeding, and

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(2)            to collect, receive and distribute any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, Collateral Trustee, their agents and counsel, and any other amounts due the Trustee or Collateral Trustee under Section 6.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.05      Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 5.06      Application of Money Collected. Subject to the terms of the Intercreditor Agreement and the Security Agreement, any money or property collected by the Trustee pursuant to this Article Five (including any amounts received from the Collateral Trustee) shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:             To the payment of all amounts due the Trustee and the Collateral Trustee, and their agents and attorneys, under Section 6.07;

SECOND:        To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

THIRD:           The balance, if any, to the Company or as a court of competent jurisdiction may direct in writing; provided that all sums due and owing to the Holders, the Collateral Trustee and the Trustee have been paid in full as required by this Indenture.

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The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 5.06.

Section 5.07          Limitation on Suits. Subject to Section 5.08 and subject to compliance with the Intercreditor Agreement, no Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)            such Holder has previously given the Trustee and the Collateral Trustee notice that an Event of Default is continuing;

(2)            Holders of at least 25% in principal amount of the Outstanding Notes have requested the Trustee and the Collateral Trustee to pursue the remedy;

(3)            such Holders have offered the Trustee and the Collateral Trustee reasonable security or indemnity satisfactory to each of the Trustee and Collateral Trustee, as applicable, in its sole discretion, against any loss, liability or expense;

(4)            the Trustee and the Collateral Trustee have not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)            Holders of a majority in principal amount of the Outstanding Notes have not given the Trustee and the Collateral Trustee a direction inconsistent with such request within such 60-day period, it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Guarantees to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or the Guarantees, except in the manner herein provided and for the equal and ratable benefit of all the Holders (it being further understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 5.08      Unconditional Right of Holders to Receive Principal Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) and in such Note of the principal of (and premium, if any) and (subject to Section 3.06) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date), and to institute suit for the enforcement of any such payment on or after such respective dates, and such rights shall not be impaired without the consent of such Holder.

Section 5.09      Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Guarantees and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, any Guarantor, any other obligor of the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

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Section 5.10      Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.05, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy, given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11      Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12      Control by Holders. Subject to the terms of the Intercreditor Agreement and the Collateral Trust Agreement, the Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:

(1)          such direction shall not be in conflict with any rule of law or with this Indenture or the Security Documents,

(2)          the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3)          the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to any Holders not consenting.

Section 5.13      Waiver of Default. Subject to Section 5.08 and Section 9.02, the Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all such Notes waive any Default hereunder and its consequences, except a continuing Default or Event of Default (1) in respect of the payment of interest on, premium, if any, or the principal of any such Note held by a non-consenting Holder, or (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.14      Waiver of Stay or Extension Laws. Each of the Company, the Guarantors and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force that would prohibit or forgive the Company or a Guarantor from paying any portion of the principal of, and premium, if any, and interest on the Notes.

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Section 5.15      Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.15 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 5.08 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Article Six

The Trustee

Section 6.01      Duties of the Trustee.

(a)            Except during the continuance of an Event of Default,

(1)            The duties of the Trustee will be determined solely by the express provisions of this Indenture, and the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)            in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions specifically required by any provision hereof to be provided to it, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture, but not to verify the contents thereof.

(b)            In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c)            No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that

(1)            this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

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(2)            the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(3)            the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a direction received by it pursuant to the terms of this Indenture; and

(4)            no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(d)            Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.02      Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall transmit notice of such Default or Event of Default within 90 days after receipt of notice of the Event of Default unless such Default or Event of Default shall have been cured or waived. Except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if it determines that the withholding of such notice is in the interest of the Holders.

Section 6.03      Certain Rights of Trustee.

(1)            the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original, facsimile or .pdf form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)            any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3)            whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate and an Opinion of Counsel;

(4)            the Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel;

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(5)            the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, the Security Documents or any related documents at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee and/or the Collateral Trustee security or indemnity satisfactory to the Trustee or Collateral Trustee, as the case may be, against the costs, expenses, losses and liabilities which might be incurred by it in compliance with such request or direction;

(6)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(7)            the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)            the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence;

(9)            the rights, privileges, protections, immunities and benefits given to the Trustee pursuant to this Indenture, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(10)            in no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(11)            the Trustee shall not be charged with knowledge of any fact, Default or Event of Default with respect to the Notes unless written notice of such fact, Default or Event of Default shall have been received by a Responsible Officer of the Trustee at its Corporate Trust Office from an Officer of the Company, any other obligor of the Notes or from Holders of at least 25% of the aggregate principal amount of the Notes and references this Indenture and the Notes;

(12)            the permissive right of the Trustee to take actions permitted by this Indenture shall not be construed as an obligation or duty to do so; and

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(13)            the Trustee shall be entitled to receive from the Company such reasonable information as the Company has in its possession to enable the Trustee to determine whether any payments pursuant to the Indenture are subject to the withholding requirements described in Section 1471(b) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof.

Section 6.04          Trustee Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 6.05          May Hold Notes. The Trustee, any Paying Agent, any Note Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent; provided, however, that, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, or apply to the SEC for permission to continue or resign.

Section 6.06         Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 6.07        Compensation and Reimbursement. The Company and the Guarantors, jointly and severally, agree:

(1)          to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)         except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own gross negligence or willful misconduct; and

(3)         to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, claim, damage or reasonable out-of-pocket expenses, including taxes (other than the taxes based on the income of the Trustee) incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim regardless of whether the claim is asserted by the Company, a Guarantor, a Holder or any other Person or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Company will defend any such claim, and the Trustee will cooperate in the defense. The Trustee may have separate counsel, and the Company will pay the reasonable costs and expenses of such counsel.

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The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for reasonable out-of-pocket expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture, including any termination or rejection hereof under any Bankruptcy Law, and resignation or removal of the Trustee. As security for the performance of such obligations of the Company, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes. Any such claim will survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(6), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

The provisions of this Section shall survive the termination of this Indenture and resignation or removal of the Trustee.

Section 6.08      Corporate Trustee Required; Eligibility. There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 3.10(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

Section 6.09      Resignation and Removal; Appointment of Successor.

(a)            No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

(b)            The Trustee may resign at any time by giving written notice thereof within 30 days of such resignation to the Company and be discharged from the trust created hereby by so notifying the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

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(c)            The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(d)            The Trustee shall comply with TIA Section 3.10(b); provided, however, that there shall be excluded from the operation of TIA Section 3.10(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 3.10(b)(1) are met.

(e)            If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)            The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 1.07. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 6.10      Acceptance of Appointment by Successor.

(a)            Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

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(b)            No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six.

Section 6.11      Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 6.12      Appointment of Authenticating Agent. At any time when any of the Notes remain Outstanding, the Trustee may appoint an authenticating agent or agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes (an “Authenticating Agent”) and the Trustee shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent shall serve, in the manner provided for in Section 1.07. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

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Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided that such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section 1.07. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Company and such Authenticating Agent.

If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
as Authenticating Agent

By:
as Authorized Officer

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Article Seven

Holders Lists And Reports By Trustee And Company

Section 7.01      Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Note Registrar, the Company shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may require of the names and addresses of the Holders of Notes.

Section 7.02      Disclosure of Names and Addresses of Holders. Every Holder, by receiving and holding Notes, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders, regardless of the source from which such information was derived.

Article Eight

Merger, Consolidation Or Sale Of All
Or Substantially All Assets

Section 8.01      Company May Consolidate, Etc., Only on Certain Terms.

(a)            The Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)            the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is (i) a corporation or (ii) a limited partnership or a limited liability company and is (or has previously been) joined by a corporation as a co-issuer of the Notes, in each case organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof (the Company or such Person, as the case may be, being herein called the “Successor Company”);

(2)            the Successor Company, if other than the Company, expressly assumes all the obligations of the Company under this Indenture, the Notes, the Security Documents pursuant to supplemental indentures or other documents or instruments;

(3)            immediately after such transaction, no Default exists;

(4)            immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period; and

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(A)            the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 10.09(a); or

(B)            the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries on a consolidated basis would be equal to or greater than such ratio for the Company and the Restricted Subsidiaries immediately prior to such transaction;

(5)            each Guarantor, unless it is the other party to the transactions set forth above, in which case Section 8.02(1)(B) shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture, the Notes and the Security Documents; and

(6)            the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, are permitted by this Indenture.

(b)           Notwithstanding clauses (a)(3) and (a)(4) above,

(1)            any Restricted Subsidiary may consolidate with, liquidate or dissolve into, merge into or transfer all or part of its properties and assets to the Company and

(2)            the Company may merge with an Affiliate of the Company incorporated solely for the purpose of reincorporating the Company in another State of the United States, the District of Columbia or any territory thereof, so long as the amount of Indebtedness of the Company and the Restricted Subsidiaries is not increased thereby.

The foregoing covenant shall not apply to any sale, assignment, transfer, lease, conveyance or other disposition of assets between or among the Company and the Guarantors; provided, however, that a Guarantor that is a transferee under this provision may not subsequently release its Guarantee unless such Guarantor has consolidated with or merged into the Company.

Section 8.02      Guarantors May Consolidate, Etc., Only on Certain Terms. Subject to Sections 10.16 and 12.08, each Guarantor shall not, and the Company shall not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(1)            (A) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, a limited partnership, a limited liability company or similar entity organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

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(B)            the Successor Guarantor, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture, such Guarantor’s Guarantee and the Security Documents, pursuant to supplemental indentures or other documents or instruments;

(C)            immediately after such transaction, no Default exists; and

(D)            the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, are permitted under this Indenture; or

(2)            the transaction is made in compliance with Section 10.16.

Notwithstanding the foregoing, (a) any Guarantor may consolidate with, liquidate or dissolve into, merge into or transfer all or part of its properties and assets to another Guarantor or the Company and (b) any Guarantor may convert into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the jurisdiction of organization of such Guarantor.

Section 8.03      Successor Substituted. Subject to Section 12.08 hereof (with respect to any Guarantor only), upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the assets of the Company or any Guarantor in accordance with Section 8.01 and Section 8.02 hereof, the successor Person formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture or the Guarantees, as the case may be, and the Security Documents, with the same effect as if such successor Person had been named as the Company or such Guarantor, as the case may be, under this Indenture or the Guarantees, as the case may be, and the Security Documents; provided that the predecessor Company or any Guarantor shall not be relieved from the obligation to pay the principal of and interest, if any, on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the assets of the Company or such Guarantor, as the case may be, that meets the requirements of Section 8.01 and Section 8.02 hereof, as applicable.

Article Nine

Amendment, Supplement And Waiver

Section 9.01      Amendments or Supplements Without Consent of Holders. Notwithstanding Section 9.02 hereof, without the consent of any Holder, the Company, any Guarantor (with respect to a Guarantee or this Indenture to which it is a party), the Trustee and the Collateral Trustee, at any time and from time to time, may amend or supplement this Indenture, the Security Documents, any Guarantee or the Notes, for any of the following purposes:

(1)            to cure any ambiguity, omission, mistake, defect or inconsistency;

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(2)            to provide for uncertificated Notes in addition to or in place of certificated Notes, provided, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(3)            to comply with Article Eight hereof and to provide for the assumption of the Company’s or such Guarantor’s obligations to Holders in connection therewith;

(4)            to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under this Indenture in any material respect;

(5)            to add covenants for the benefit of the Holders or to surrender any right or power conferred in this Indenture upon the Company or a Guarantor;

(6)            to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee or Collateral Trustee pursuant to the requirements of Section 6.09 and 6.10 hereof;

(7)            to add a Guarantor or any other obligor under this Indenture;

(8)            to conform the text of this Indenture, the Guarantees, the Security Documents or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in this Indenture, the Guarantees, the Security Documents or the Notes was intended to be a substantially verbatim recitation of the “Description of Notes” section of the Offering Memorandum;

(9)            to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Trustee for the benefit of itself, the Trustee, the Holders of the notes (and the holders or lenders of ABL Liens or Parity Lien Notes Debt), as security for the payment and performance of all or any portion of the Indenture Obligations or any Parity Lien Notes Debt in any property or assets and to add any Parity Lien Notes Debt to any Security Document;

(10)            to comply with the rules of any applicable securities depositary;

(11)            to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(12)            to provide for the release of a Guarantor when permitted or required by this Indenture;

(13)            to provide for the release of Collateral from the Note Lien and the Security Documents when permitted or required by any of the Security Documents or this Indenture; or

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(14)            to add customary provisions allowing for the issuance of Additional Notes into escrow.

For the avoidance of doubt, the term “all or substantially all,” when applied to the Collateral, as set forth herein shall not be read to mean “any” of the Collateral as a result of the Company or the relevant Subsidiary being in the “zone of insolvency.”

In addition, without the consent of any Holder, the Trustee and the Collateral Trustee will be authorized to amend the Intercreditor Agreement or the Security Documents (i) to add additional secured parties holding, and to secure any, Parity Lien Notes Debt or Permitted ABL Obligations permitted by this Indenture with the same Lien priorities and rights as provided in the Intercreditor Agreement, (ii) to enter into intercreditor arrangements with the holders of any such Indebtedness set forth in clause (i) so long as the terms of such intercreditor arrangements are not less favorable to the Holders of Notes (as evidenced by an officer’s certificate) than the intercreditor provisions contained in the Security Agreement and the Intercreditor Agreement, (iii) to add parties (including collateral agents, administrative and other agents, trustees and lenders) to the Security Documents or Intercreditor Agreement in respect of the incurrence of Indebtedness secured by Permitted Liens set forth in clause (35) of the definition thereof and (iv) to release any Guarantors when such Guarantors are released from their Guarantee.

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents set forth in Section 6.03 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02              Amendments or Supplements with Consent of Holders. With the written consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Company and the Trustee, the Company, any Guarantor (with respect to any Guarantee or this Indenture to which it is a party), the Trustee and Collateral Trustee may (a) amend or supplement this Indenture, any Guarantee, the Security Documents or the Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) and (b) waive any existing Default or Event of Default or compliance with any provision of this Indenture, any Guarantee, the Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) or any Security Document. Notwithstanding the foregoing sentence, no such amendment, supplement or waiver shall, without the consent of each Holder of the Outstanding Notes affected thereby:

(1)               reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver,

(2)               reduce the principal of or change the Maturity of any such Note or alter or waive the provisions with respect to the redemption of the Notes (other than Section 10.15, Section 10.16 and Section 10.18 or the minimum notice required in connection with the redemption of the notes, which shall only require consent of Holders of a majority of the outstanding principal amount of the Notes),

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(3)               reduce the rate of or change the time for payment of interest on any Note,

(4)               waive a Default or Event of Default (a) in the payment of principal of or premium, if any, or interest on the Notes issued under this Indenture, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Outstanding Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or (b) any Guarantee that cannot be amended or modified without the consent of all affected Holders,

(5)               make any Note payable in money other than that stated in the Notes,

(6)               make any change in the provisions of Section 5.08 or Section 5.13,

(7)               make any change in the ranking of this Indenture and the Notes as to a contractual right of payment that would adversely affect the Holders,

(8)               except as otherwise expressly permitted by this Indenture, modify or release the Guarantee of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) in any manner adverse to the Holders,

(9)               make any change in these amendment and waiver provisions, or

(10)             impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes (based on an Officer’s Certificate to such effect).

Notwithstanding the foregoing, any amendment to, or waiver of, the provision of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Note Liens will require consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes).

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by any affiliate of by the Company or any Guarantor, shall be considered as though not outstanding.

The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment, waiver or consent. The consent of the Collateral Trustee shall not be necessary for any amendment, supplement or waiver to this Indenture, except for any amendment, supplement, waiver or consent to Article Six, Article Fourteen or Article Fifteen or as to this sentence.

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Section 9.03              Execution of Amendments Supplements or Waivers. The Trustee and the Collateral Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Trustee. The Company may not sign an amendment, supplement or waiver that requires consent of Holders until the Board of Directors approves it. In executing any amendment, supplement or waiver, the Trustee or the Collateral Trustee, as applicable, shall be entitled to receive and (subject to Section 6.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 1.03 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and complies with the provisions hereof.

Section 9.04              Effect of Amendments, Supplements or Waivers. Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such amendment, supplement or waiver shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05              [Reserved].

Section 9.06              Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 9.07              Notice of Supplemental Indentures. Promptly after the execution by the Company, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.02, the Company shall give notice thereof to the Holders, in the manner provided for in Section 1.07, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to give such notice to the Holders, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Article Ten

Covenants

Section 10.01            Payment of Principal, Premium, if Any, and Interest. The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of 12:00 noon (Eastern Time) on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

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The Company shall pay interest on overdue principal at the rate equal to the then applicable interest rate on the Notes, and it shall pay interest on overdue installments of interest at the same rate, in any case to the extent lawful.

Section 10.02            Maintenance of Office or Agency. The Company shall maintain an office or agency in the United States where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands; provided that the Corporate Trust Office of the Trustee shall not be an office or agency of the Company for the purposes of service of legal process against the Company or any Guarantor.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 10.03            Paying Agent to Hold Money in Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee in writing of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Notes, it shall, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee in writing of such action or any failure so to act.

The Company shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(1)               hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

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(2)               give the Trustee notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

(3)               at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Subject to applicable laws relating to abandoned property, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease.

Section 10.04            Corporate Existence. Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, limited liability company, partnership or other existence of each Guarantor that is a Significant Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Guarantor; provided, however, that the Company shall not be required to preserve any such corporate, limited liability company, partnership or other existence if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries as a whole.

Section 10.05            Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings or negotiations or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes. Notwithstanding anything to the contrary contained in this Indenture, the Company and its Restricted Subsidiaries may, to the extent required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments under this Indenture.

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Section 10.06            Statement by Officers as to Default.

(a)            The Company shall deliver to the Trustee within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, the Company during such preceding fiscal year has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and no Default occurred during such year and at the date of such certificate there is no Default which has occurred and is continuing or, if such signers do know of such Default that is continuing, the certificate shall specify such Default and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event. The Officer’s Certificate shall also notify the Trustee in writing should the Company elect to change the manner in which it fixes its fiscal year-end.

(b)            When any Default has occurred and is continuing under this Indenture, the Company shall deliver to the Trustee and the Collateral Trustee an Officer’s Certificate specifying such event, notice or other action within ten Business Days of becoming aware of its occurrence.

Section 10.07            Reports and Other Information.

(a)            If, at any time, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC, subject to the following sentence, and provide the Trustee (and, upon written request, the holders of the Notes, to the extent not publicly available on the SEC’s EDGAR system (or any successor system) or the Company’s website) such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided at the times specified for the filings by the Company of such reports under such Sections and containing, in all material respects, the information and audit reports required for such reports. If, at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will provide the Trustee and make available to the holders of the Notes, prospective investors, market makers affiliated with any Initial Purchaser and securities analysts the reports specified in the preceding sentence by posting such reports to its website or on IntraLinks or any comparable password protected online data system, in each case, within 15 days after the time the Company would be required to file such information with the SEC if it were a non accelerated filer subject to Section 13 or 15(d) of the Exchange Act. Notwithstanding the foregoing, (1) none of the foregoing reports (A) will be required to comply with Section 302, Section 404 or Section 906 of the Sarbanes Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, (B) will be required to comply with Regulation G or Item 10(e) of Regulation S-K promulgated by the SEC (with respect to any non GAAP financial measures contained therein), (C) will be required to contain the separate financial information for Guarantors and non-Guarantor subsidiaries contemplated by Rule 3 10 of Regulation S-X promulgated by the SEC, (D) will be required to present compensation or beneficial ownership information and (E) will be required to contain information required by Item 601 of Regulation S-K and (2) if any parent of the Company becomes a guarantor of the Notes, the reports, information and other documents required to be filed and provided as described above may be those of the parent, rather than those of the Company, so long as such filings would satisfy the SEC’s requirements; provided that such reports include a reasonable explanation of the material differences between the assets, liabilities and results of operations of such parent and its consolidated Subsidiaries on the one hand, and the Company and its Restricted Subsidiaries on the other hand.

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(b)            In addition, at any time when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will agree that, for so long as any Notes remain outstanding, it will furnish to the holders of the Notes and to prospective investors, upon their written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)            Delivery of reports, information and documents to the Trustee under this Indenture is for informational purposes only and the information and such Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein including our compliance with any of its covenants thereunder (as to which such trustee is entitled to rely exclusively on an Officer’s Certificate).

(d)           Any subsequent restatement of financial statements shall have no retroactive effect for purposes of calculations previously made pursuant to the covenants contained in this Indenture.

(e)            The Company shall:

(1)               at any time after the Company releases its earnings for any annual or quarterly period, but in no event later than 10 Business Days after furnishing to the Trustee (or filing with the SEC) the annual and quarterly reports required by clause (a) above, hold a conference call to discuss such reports and the results of operations for the relevant reporting period (which conference call may, at the option of the Company, be the same conference call that the Company’s shareholders and/or equity research analysts are invited to); and

(2)               issue a press release to an internationally recognized wire service no fewer than three Business Days prior to the date of the conference call required to be held in accordance with this paragraph, announcing the time and date of such conference call and either including all information necessary to access the call or directing noteholders, prospective investors, broker-dealers and securities analysts to contact the appropriate person at the Company to obtain such information.

(f)            The Trustee shall have no obligation to determine if and when the Company’s financial statements or reports are available to Holders and accessible electronically. Delivery of reports, information and documents to the Trustee under this Indenture is for informational purposes only and the information and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein, including the Company’s compliance with any of the Company’s covenants set forth herein (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

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(g)            The subsequent filing or making available of any materials or conference call required by this covenant shall be deemed automatically to cure any Event of Default resulting from the failure to file or make available such materials or conference call within the required timeframe.

Section 10.08            Limitation on Restricted Payments.

(a)            The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

(1)               declare or pay any dividend or make any distribution on account of the Company’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation, other than:

(A)            dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock); or

(B)            dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2)               purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any other direct or indirect parent of the Company, including in connection with any merger or consolidation;

(3)               make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Company or a Guarantor, other than:

(x)            Indebtedness permitted under clause (7) or (8) of Section 10.09(b); or

(y)            the purchase, redemption, defeasance, repurchase, retirement or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, redemption, defeasance, repurchase, retirement or other acquisition; or

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(4)               make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(A)            no Default shall have occurred and be continuing or would occur as a consequence thereof;

(B)            immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness under Section 10.09(a); and

(C)            such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after the Issue Date pursuant to this Section 10.08(a) or clauses (1), (2) (with respect to Retired Capital Stock), (6) and (11) of Section 10.08(b) (and excluding, for the avoidance of doubt, all other Restricted Payments made pursuant to Section 10.08(b)), is less than the sum, without duplication, of:

(1)            (x) $35.0 million plus (y) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the first day of the fiscal quarter in which the Issue Date occurs to the end of the Company’s most recently ended fiscal quarter for which internal financial statements of the Company are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, plus

(2)            100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received by the Company after the Issue Date (less the amount of such net cash proceeds to the extent such amount has been relied upon to permit (A) the incurrence of Indebtedness, or issuance of Disqualified Stock or Preferred Stock pursuant to Section 10.09(b)(21)(B))) or (B) the payment of Excluded Contributions from the issue or sale of:

(x)            (i) Equity Interests of the Company (other than any Permitted Warrant Transactions), but excluding cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received from the sale of Equity Interests to any future, present or former employees, directors, managers or consultants of the Company, any direct or indirect parent company of the Company or any of the Company’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 10.08(b)(4); and

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(ii)            to the extent actually contributed to the Company, Equity Interests of the Company’s direct or indirect parent companies; or

(y)            debt securities of the Company that have been converted into or exchanged for such Equity Interests of the Company or for Equity Interests of the Company’s direct or indirect parent companies;

provided that this clause (2) shall not include the proceeds from (a) Equity Interests of the Company or debt securities of the Company that have been converted into or exchanged for Equity Interests of the Company sold to a Restricted Subsidiary or the Company, as the case may be, (b) Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock or (c) Excluded Contributions, plus

(3)            100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property contributed to the capital of the Company after the Issue Date (less the amount of such net cash proceeds to the extent such amount has been relied upon to permit the incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock pursuant to Section 10.09(b)(21)(B) (other than any contribution made by a Restricted Subsidiary and other than any Excluded Contribution), plus

(4)            to the extent not already included in Consolidated Net Income, 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property received after the Issue Date by means of;

(A)            the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or any Restricted Subsidiary and repurchases and redemptions of such Restricted Investments from the Company or any Restricted Subsidiary and repayments to the Company or a Restricted Subsidiary of loans or advances that constitute Restricted Investments; or

(B)            the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary or other equity investee (other than in each case to the extent the Investment in such Unrestricted Subsidiary or other equity investee was made by the Company or a Restricted Subsidiary pursuant to Section 10.08(b)(13) or (14) or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary or other equity investee.

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(b)           The foregoing provisions shall not prohibit:

(1)            the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(2)            the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Company or any Equity Interests of any direct or indirect parent company of the Company, in exchange for, or out of the proceeds of the sale, within 60 days of such redemption, repurchase, retirement or other acquisition (other than to a Restricted Subsidiary) of, Equity Interests of the Company (in each case, other than any Disqualified Stock);

(3)            the defeasance, redemption, repurchase or other acquisition or retirement of (a) Subordinated Indebtedness of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the sale, within 90 days of such, redemption, repurchase, retirement or other acquisition of, new Indebtedness of such Person or (b) Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the sale, within 60 days of such redemption, repurchase, retirement or other acquisition of, Disqualified Stock of such Person that, in each case, is incurred in compliance with Section 10.09 so long as:

(A)            the principal amount (or accreted value, if applicable) of such new Indebtedness or liquidation preference of such new Disqualified Stock does not exceed the principal amount (or accreted value, if applicable) of the Subordinated Indebtedness or the liquidation preference of the Disqualified Stock being so defeased, redeemed, repurchased, acquired or retired for value, plus the amount of any accrued and unpaid interest and premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, acquired or retired, any tender premiums and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock;

(B)            such Indebtedness is subordinated to the Notes in right of payment at least to the same extent as such Subordinated Indebtedness so defeased, redeemed, repurchased, acquired or retired;

(C)            such Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than (x) the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, acquired or retired or (y) one year after the final stated maturity of the Notes; and

(D)            such Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, acquired or retired or (y) one year after the final stated maturity of the Notes;

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(4)               a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Company or any of the Company’s direct or indirect parent companies held by any future, present or former employee, director, manager or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parent companies, or their estates or the beneficiaries of such estates, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement;

provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $10.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $15.0 million in any calendar year); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed

(A)            the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Equity Interests of any of the Company’s other direct or indirect parent companies, in each case to members of management, directors, managers or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (4)(C) of Section 10.08(a); plus

(B)            the amount of cash bonuses otherwise payable to members of management, directors or consultants of the Company that are foregone in exchange for the receipt of Equity Interests of the Company pursuant to any compensation arrangement; plus

(C)            the cash proceeds of key man life insurance policies received by the Company and the Restricted Subsidiaries after the Issue Date, less

(D)            the amount of any Restricted Payments previously made pursuant to sub-clauses (A) and (B) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Company from members of management, directors, managers or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Company or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Indenture;

(5)               the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued in accordance with Section 10.09 to the extent such dividends are included in the definition of “Fixed Charges”;

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(6)               repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants and repurchases of Equity Interests in connection with the exercise of stock options or warrants to the extent necessary to pay applicable withholding or similar taxes;

(7)               cash payments in lieu of the issuance of fractional shares in connection with the exercise, conversion, redemption or exchange of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company or a Restricted Subsidiary;

(8)               the declaration and payment of dividends by the Company to, or the making of loans to, its direct or indirect parent companies in amounts required for the Company’s direct or indirect parent companies to pay:

(A)            franchise taxes and other fees, taxes and expenses, in each case, required to maintain their corporate existence;

(B)            consolidated, combined or similar federal, state, local and non-U.S. income taxes of any direct or indirect parent company, to the extent such income taxes are attributable to the income of the Company and the Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Company and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent set forth above) to pay such taxes separately from any such parent company;

(C)            customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and the Restricted Subsidiaries;

(D)            general corporate overhead expenses of any direct or indirect parent company of the Company (including indemnification claims made by directors or officers of any direct or indirect parent company of the Company) to the extent such expenses are attributable to the ownership or operation of the Company and the Restricted Subsidiaries;

(E)            reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering by such direct or indirect parent company of the Company;

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(F)            reasonable fees and expenses incurred in connection with any unsuccessful merger, acquisition or divestiture by such direct or indirect parent company of the Company (provided that any dividends or loans made pursuant to this clause (F) do not exceed $2.0 million in the aggregate); and

(G)            any noncash “deemed dividend” resulting from a parent company offsetting income against losses of the Company which does not involve any cash distribution by the Company;

(9)               the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in connection with events similar to those set forth under Section 10.15 and Section 10.16; provided that, prior to such repurchase, redemption or other acquisition, the Company (or a third party to the extent permitted by this Indenture) shall have made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the Notes and shall have repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer or Asset Sale Offer;

(10)             distributions or payments of Receivables Fees;

(11)             payments or distributions to dissenting stockholders of Capital Stock of the Company pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer or assets that complies with the provisions of this Indenture applicable to amalgamations, mergers, consolidations and transfer of all or substantially all of the property and assets of the Company or any of its Restricted Subsidiaries;

(12)             other Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this clause (12) and then outstanding, does not exceed the greater of (x) $40.0 million per fiscal year of the Company and (y) 2.5% of Consolidated Total Assets;

(13)             Restricted Payments that are made with Excluded Contributions;

(14)             any Restricted Payments; provided, after giving pro forma effect thereto for the most recently ended four full fiscal quarters for which internal financial statements are available, the Total Net Leverage Ratio would be no greater than 3.00 to 1.00;

(15)             the making of cash payments in connection with any conversion of Convertible Indebtedness in an aggregate amount since the date of the indenture not to exceed the sum of (a) the principal amount of such Convertible Indebtedness plus (b) any payments received by the Company or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction; and

(16)             (a) any payments in connection with a Permitted Bond Hedge Transaction and (b) the settlement of any related Permitted Warrant Transaction (i) by delivery of shares of the Company’s common stock upon settlement thereof or (ii) by (A) set off against the related Permitted Bond Hedge Transaction or (B) payment of an early termination amount thereof in common stock upon any early termination thereof;

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provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (12) and (16) above, no Default shall have occurred and be continuing or would occur as a consequence thereof.

In determining whether any Restricted Payment is permitted by this Section 10.08, the Company and its Restricted Subsidiaries may allocate all or any portion of such Restricted Payment among the categories (or portions thereof) set forth in clauses (1) through (16) of Section 10.08(b) or among such categories (or portions thereof) and the types of Restricted Payments set forth in Section 10.08(a) (including categorization in whole or in part as a Permitted Investment); provided that, at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this Section 10.08 and provided further that the Company and its Restricted Subsidiaries may reclassify all or a portion of such Restricted Payment or Permitted Investment in any manner that complies with this Section 10.08 (based on circumstances existing at the time of such reclassification), and following such reclassification such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only the clause or clauses of this Section 10.08 (or portions thereof) to which such Restricted Payment or Permitted Investment has been reclassified.

As of the time of issuance of the Notes, none of the Company’s Subsidiaries shall be Unrestricted Subsidiaries. The Company shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate paragraph of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 10.08(a), Section 10.08(b) or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries shall not be subject to any of the restrictive covenants set forth in this Indenture.

Section 10.09             Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)            The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), and the Company shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio on a consolidated basis for the Company’s and its Restricted Subsidiaries’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that the amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (i) $50.0 million and (ii) 3.5% of the Consolidated Total Assets at any one time outstanding.

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(b)            The foregoing limitations shall not apply to any of the following items (collectively, “Permitted Debt”):

(1)               Indebtedness incurred pursuant to Credit Facilities by the Company or any Restricted Subsidiary (i) in an amount such that immediately after giving pro forma effect to any such incurrence (including a pro forma application of the net proceeds therefrom), the aggregate principal amount of all Indebtedness incurred under this clause (1) and then outstanding does not exceed an amount equal to the greater of (x) $325.0 million, and (y) the Borrowing Base as of the date of such incurrence and (ii) consisting of Permitted Additional Pari Passu Obligations;

(2)               the incurrence by the Company and any Guarantor of Indebtedness represented by the Notes issued on the Issue Date and the Guarantees thereof;

(3)               Existing Indebtedness (other than Indebtedness set forth in clauses (1) and (2) of this Section 10.09(b));

(4)               Indebtedness (including Attributable Debt incurred by the Company or any Restricted Subsidiary pursuant to Sale and Lease-Back Transactions of property (real or personal), and Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Company or any of the Restricted Subsidiaries, to finance the development, construction, purchase, lease of property (real or personal), equipment or other fixed or capital assets owned by the Company or any Restricted Subsidiary as of the Issue Date or acquired by the Company or any Restricted Subsidiary after the Issue Date in exchange for, or with the proceeds of the sale of, such assets owned by the Company or any Restricted Subsidiary as of the Issue Date), repairs, additions or improvement of property (real or personal), equipment or other fixed or capital assets that are used or useful in a Similar Business which incurrence occurs within 365 days of such financing, construction, purchase, lease, repair, addition or improvement, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and any Permitted Refinancing Indebtedness incurred to refund, replace or refinance any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (4); provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (4) (including any such Permitted Refinancing Indebtedness) does not exceed the greater of (x) $50.0 million and (y) 3.5% of Consolidated Total Assets at any one time outstanding;

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(5)               Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(6)               Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that

(A)            such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of this clause (6)(A); and

(B)            the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

(7)               Indebtedness of the Company to a Restricted Subsidiary; provided that (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Company and its Subsidiaries) any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8)               Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that, if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Company and its Subsidiaries), such Indebtedness is expressly subordinated in right of payment to the Guarantee of such Guarantor; provided, further, that any subsequent issuance or transfer of Capital Stock or any other event that results in any such Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

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(9)               Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10)             Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) (A) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding, (B) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchange or (C) for the purpose of fixing or hedging commodity pricing risk with respect to any commodity purchases or sales and, in each case, extensions or replacements thereof;

(11)             Indebtedness and obligations in respect of (v) the financing of insurance premiums, (w) property, casualty or liability insurance or self-insurance and obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Company or any Restricted Subsidiary in the ordinary course of business, (x) deferred compensation or other similar arrangements incurred by the Company or any of its Restricted Subsidiaries, (y) unemployment, health, disability or other employee benefits incurred in the ordinary course of business and (z) the financing of insurance premiums or take-or-pay obligations contained in supply arrangements incurred in the ordinary course of business;

(12)             (x) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other Obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness by such Restricted Subsidiary is permitted under the terms of this Indenture or (y) any guarantee by a Restricted Subsidiary of Indebtedness of the Company permitted to be incurred under the terms of this Indenture; provided that such guarantee is incurred in accordance with Section 10.13;

(13)             the incurrence by the Company or any Restricted Subsidiary of any Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, replace, refund, refinance, renew, defease or retire any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under Section 10.09(a) and clauses (2), (3) and (4) above, this clause (13), and clauses (14), (19) and (21)(B) below of this Section 10.09(b):

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(14)             Indebtedness, Disqualified Stock or Preferred Stock (x) of the Company or any of its Restricted Subsidiaries incurred to finance or assumed in connection with the acquisition of any Person or assets or (y) of Persons that are acquired by the Company or any Restricted Subsidiary or merged, consolidated or amalgamated with or into the Company or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that either

(A)            After giving effect to such acquisition or merger, consolidation or amalgamation, either:

(i)            the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 10.09(a); or

(ii)            the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries on a consolidated basis is greater than immediately prior to such acquisition or merger, consolidation or amalgamation; or

(B)            such Indebtedness, Disqualified Stock or Preferred Stock (i) is not Secured Indebtedness and is Subordinated Indebtedness with then current customary subordination terms, as attested to by a Board Resolution, (ii) is incurred at a time when no Default exists and no Default shall result therefrom, (iii) does not mature (and is not mandatorily redeemable in the case of Disqualified Stock or Preferred Stock) and does not require any payment of principal prior to the final maturity of the Notes, (iv) is incurred by the Company or a Guarantor and (v) in the case of sub-clause (y) above only, is not incurred in contemplation of such acquisition or merger, consolidation or amalgamation;

(15)             Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(16)             Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to a Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

(17)             Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition and any Permitted Refinancing Indebtedness incurred to refund, replace or refinance any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (17) which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (17) and then outstanding (including any such Permitted Refinancing Indebtedness) does not exceed (x) $75.0 million and (y) 3.5% of Consolidated Total Assets (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (17) shall cease to be deemed incurred or outstanding for purposes of this clause (17) but shall be deemed incurred pursuant to Section 10.09(a) from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock pursuant to Section 10.09(a) without reliance on this clause (17));

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(18)             Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Company and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Company and its Restricted Subsidiaries;

(19)             Indebtedness incurred by a Foreign Subsidiary and any Permitted Refinancing Indebtedness incurred to refund, replace or refinance any Indebtedness incurred pursuant to this clause which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (19) and then outstanding, does not exceed the greater of (x) $50.0 million and (y) 3.5% of Consolidated Total Assets (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (19) shall cease to be deemed incurred or outstanding for purposes of this clause (19) but shall be deemed incurred pursuant to Section 10.09(a) from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock pursuant to Section 10.09(a) without reliance on this clause (19));

(20)             Indebtedness issued by the Company or any Restricted Subsidiary to current or former employees, directors, managers and consultants thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company, or any direct or indirect parent company of the Company to the extent set forth in Section 10.08(b)(4);

(21)             so long as no Default or Event of Default has occurred and is continuing or would result from the incurrence thereof. Indebtedness, Disqualified Stock and Preferred Stock of the Company or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (21) and then outstanding, does not at any one time outstanding exceed the greater of (x) $150.0 million and (y) 10.0% of Consolidated Total Assets, plus the net cash received from the sale of Equity Interests; and

(22)             obligations in respect of Treasury Services Agreements and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with Deposit Accounts.

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(c)          For purposes of determining compliance with this Section 10.09:

(1)            in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories (or portions thereof) set forth in clauses (1) through (22) of Section 10.09(b) or is entitled to be incurred pursuant to Section 10.09(a), the Company, in its sole discretion, shall be permitted to classify or reclassify, or later divide, classify or reclassify (based on circumstances existing at the time of such reclassification), such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof), in each case to any category of Permitted Debt set forth in clauses (1) through (22) of Section 10.09(b) above or Section 10.09(a) in a manner that complies with this Section 10.09, including by allocating the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one or more of the above clauses (or portions thereof) or under Section 10.09(a); provided that all Indebtedness outstanding or commitments to extend credit established, in each case, under the ABL Facility on the Issue Date shall be deemed to have been incurred on such date in reliance on the exceptions in Section 10.09(b)(1)(i), (10) and (22), as applicable;

(2)            with respect to Indebtedness incurred under a Credit Facility pursuant to Section 10.09(b)(1), reborrowings of amounts previously repaid pursuant to “cash sweep” provisions or any similar provisions under such Credit Facility that provide that Indebtedness is deemed to be repaid daily or upon receipt of collateral proceeds (or otherwise periodically) shall only be deemed for purposes of this Section 10.09 to have been incurred on the date such Indebtedness was first incurred and not on the date of any subsequent reborrowing thereof, in each case unless actually repaid other than pursuant to such “cash sweep”, receipt of collateral proceeds or other similar provisions;

(3)            any Credit Facility incurred under Section 10.09(b)(1) may be refinanced at any time if the aggregate principal amount of such refinancing does not exceed the greater of (i) the aggregate principal amount of Indebtedness permitted to be incurred pursuant to such clause (1) and (ii) the aggregate principal amount of the Credit Facility being refinanced (together with accrued and unpaid interests and any premiums or fees associated with such refinancing) and, in the case of a refinancing of Indebtedness outstanding under the ABL Facility in effect on the Issue Date, such refinancing shall be treated for all purposes as incurred under such clause (1)(i);

(4)            the principal amount of amount of Indebtedness outstanding under any clause of this covenant will be determined after giving effect to the application of proceeds of such Indebtedness to refinance such other Indebtedness substantially concurrently with or reasonably thereafter;

(5)            at the time of Incurrence, division, classification or reclassification, the Company will be entitled to divide and classify an item of Indebtedness in more than one of the categories of Indebtedness described in the Section 10.09(a) hereof or clauses (1) through (21) above of the definition of “Permitted Debt” (or any portion thereof) without giving pro forma effect to the Indebtedness Incurred, divided, classified or reclassified pursuant to any other clause or paragraph above (or any portion thereof) when calculating the amount of Indebtedness that may be Incurred, divided, classified or reclassified pursuant to any such clause or paragraph (or any portion thereof) at such time; and

(6)            in connection with the Incurrence or issuance, as applicable, of (x) revolving loan Indebtedness, including under the ABL Facility, under this covenant or (y) any commitment relating to the Incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock under this Section 10.09 and the granting of any Lien to secure such Indebtedness, the Company or applicable Restricted Subsidiary may designate such Incurrence or issuance and the granting of any Lien therefor as having occurred on the date of first Incurrence of such revolving loan Indebtedness or commitment (such date, the “Deemed Date”), and any related subsequent actual Incurrence or issuance and granting of such Lien therefor will be deemed for all purposes under this Indenture to have been Incurred or issued and granted on such Deemed Date, including, without limitation, for purposes of calculating the Fixed Charge Coverage Ratio, usage of any baskets hereunder (if applicable) and EBITDA (and all such calculations on and after the Deemed Date until the termination or funding of such commitment shall be made on a pro forma basis giving effect to the deemed Incurrence or issuance, the granting of any Lien therefor and related transactions in connection therewith).

(d)         The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock shall not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 10.09.

(e)         For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or incurred (as determined by the Company), in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus any premiums and expenses in connection therewith.

(f)         The principal amount of any Indebtedness incurred to extend, replace, refund, refinance, renew or defease other Indebtedness, if incurred in a different currency from the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance.

Section 10.10    Liens.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to, enter into, create, incur or assume any Liens that secure obligations under any Indebtedness of any kind, on or with respect to the Collateral except Permitted Collateral Liens. Subject to the immediately preceding sentence, the Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Indebtedness on any asset or property of the Company or any Restricted Subsidiary (other than the Collateral) now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

(b)           For purposes of determining compliance with this Section 10.10, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to clause (a) above or to one category (or portion thereof) of Permitted Liens set forth in clauses (1) through (36) of the definition of “Permitted Liens” but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of the above paragraph or one or more of the categories (or portions thereof) of Permitted Liens set forth in clauses (1) through (36) of the definition of “Permitted Liens,” the Company shall, in its sole discretion, divide, classify or reclassify, or later divide, classify, or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies (based on circumstances existing at the time of such division, classification or reclassification) with this Section 10.10.

(c)           With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common equity of the Company or any direct or indirect parent of the Company, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness set forth in the definition of “Indebtedness.”

Section 10.11    Limitations on Transactions with Affiliates.

(a)           The Company shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $15.0 million, unless

(1)            such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, and

(2)            the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $15.0 million, a Board Resolution adopted by the majority of the members of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (a) above.

(b)          The foregoing provisions shall not apply to the following:

(1)            transactions between or among the Company or any of the Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction):

(2)            Restricted Payments permitted by Section 10.08 and the definition of “Permitted Investments”;

(3)            transactions pursuant to compensatory, benefit and incentive plans and agreements with officers, directors, managers or employees of the Company or any of its Restricted Subsidiaries approved by a majority of the Board of Directors of the Company (or a parent company thereof) in good faith;

(4)            the payment of reasonable and customary fees and reimbursements paid to, and indemnities provided on behalf of, officers, directors, managers, employees or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary;

(5)            transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 10.11(a)(1);

(6)            payments or loans (or cancellations of loans) to officers, directors, employees or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary and employment agreements, employee benefit plans, stock option plans and other compensatory or severance arrangements with such employees or consultants that are, in each case, approved by the Company (or a parent company thereof) in good faith;

(7)            any agreement, instrument or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect as compared to the applicable agreement as in effect on the Issue Date as reasonably determined by the Company in good faith, as evidenced by an Officer’s Certificate);

(8)            the existence of, or the performance by the Company or any of the Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or its equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (8) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to the Holders in any material respect than the terms of the original agreement in effect on the Issue Date as reasonably determined in good faith by the Company, as evidenced by an Officer’s Certificate;

(9)            transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services (including pursuant to joint venture agreements), in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Company and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the Company (or a parent company thereof), or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10)          the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(11)          sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(12)          transactions with Affiliates solely in their capacity as holders of Indebtedness or Equity Interests of the Company or any of its Subsidiaries, so long as such transaction is with (or is offered to) all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;

(13)          any transaction in which the only consideration paid by the Company or any Restricted Subsidiary consists of Equity Interests (other than Disqualified Stock) of the Company;

(14)          transactions with any joint venture engaged in a Similar Business; provided that all the outstanding ownership interests of such joint venture are owned only by the Company, its Restricted Subsidiaries and Persons that are not Affiliates of the Company;

(15)          any merger, consolidation or reorganization of the Company with an Affiliate of the Company solely for the purpose of reincorporating the Company in a new jurisdiction;

(16)          any agreement that provides customary registration rights to the equityholders of the Company or any parent of the Company and the performance of such agreements;

(17)          transactions between the Company or any Restricted Subsidiary and any person that is an Affiliate of the Company or any Restricted Subsidiary solely because a director of such Person is also a director of the Company or any direct or indirect parent of the Company; provided that such director abstains from voting as a director of the Company or any direct or indirect parent, as the case may be, on any matter involving such other Person; and

(18)          credit support arrangements where the Company is not required to make cash payments to the credit support provider other than the reimbursement of direct obligations and expenses of the credit support provider.

Section 10.12    Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary that is not a Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a)          (1) pay dividends or make any other distributions to the Company or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

(2)            pay any Indebtedness owed to the Company or any Restricted Subsidiary; or

(3)            make loans or advances to the Company or any Restricted Subsidiary; provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill period to) loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary, in each case, shall not be deemed to constitute such an encumbrance or restriction; or

(b)          sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary; except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1)            contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the ABL Facility and the related documentation (including security documents and intercreditor agreements) and Hedging Obligations;

(2)            this Indenture, the Notes, any Additional Notes permitted to be incurred under this Indenture and the Guarantees;

(3)            purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (b) above on the property so acquired;

(4)            applicable law or any applicable rule, regulation or order;

(5)            any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in connection therewith or in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(6)            contracts or agreements for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7)            Secured Indebtedness otherwise permitted to be incurred pursuant to Section 10.09 and Section 10.11 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8)            restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9)            other Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries permitted to be incurred after the Issue Date pursuant to the provisions of Section 10.09;

(10)          customary provisions in joint venture agreements, asset sale agreements, sale and leaseback agreements and other similar agreements;

(11)          customary provisions contained in leases and other agreements entered into in the ordinary course of business;

(12)          restrictions created in connection with any Receivables Facility; provided that in the case of Receivables Facilities established after the Issue Date, such restrictions are necessary or advisable, in the good faith determination of the Company, to effect such Receivables Facility;

(13)          restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

(14)          any Restricted Investment not prohibited by the Section 10.08 and any Permitted Investment; and

(15)          any encumbrances or restrictions of the type referred to in clauses (a) and (b) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; provided, further, that with respect to contracts, instruments or obligations existing on the Issue Date, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such encumbrances and other restrictions than those contained in such contracts, instruments or obligations as in effect on the Issue Date.

Section 10.13    Limitation on Guarantees of Indebtedness by Restricted Subsidiaries. The Company shall cause each existing and subsequently acquired or organized direct or indirect Wholly Owned Subsidiary that is a Restricted Subsidiary that incurs or guarantees any Indebtedness under the ABL Facility or any other Indebtedness for borrowed money in a principal amount in excess of $5.0 million to guarantee the Notes and such Restricted Subsidiary shall:

(1)            within 30 days (i) execute and deliver a supplemental indenture to this Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Company or any Guarantor, that is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated in right of payment to the Notes and (ii) execute and deliver joinders to the Security Documents or additional Security Documents and take all actions required thereunder to grant a perfected first priority Lien to the Collateral Trustee on all Notes Collateral and a second priority Lien on all Priority ABL Collateral of such Restricted Subsidiary;

(2)            waive and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and

(3)            deliver to the Trustee an Opinion of Counsel to the effect that such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

Section 10.14    [Reserved].

Section 10.15    Change of Control.

(a)           If a Change of Control occurs, the Company shall make an offer to purchase all of the Notes pursuant to the offer set forth below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to (but not including) the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, except to the extent the Company has elected to redeem all of the Notes under Section 11.01. Within 30 days following any Change of Control, except to the extent the Company has elected to redeem all of the Notes under Section 11.01, the Company shall send notice of such Change of Control Offer electronically or by first class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

(1)            that a Change of Control Offer is being made pursuant to this Section 10.15 and that all Notes properly tendered pursuant to such Change of Control Offer shall be accepted for payment;

(2)            that the purchase price and the purchase date, which shall be no earlier than 15 days nor later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”), except in the case of a conditional Change of Control Offer made in advance of a Change of Control as described below in clause (8) of this paragraph;

(3)            that any Note not properly tendered shall remain outstanding and continue to accrue interest;

(4)            that unless the Company (or third-party offeror) defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

(5)            that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)            that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes, provided that the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, facsimile transmission, electronic transmission or letter or other notice in accordance with DTC procedures setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)            that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;

(8)            if such notice is sent prior to the occurrence of a Change of Control, stating the Change of Control Offer is conditional on the occurrence of such Change of Control, and, if applicable, stating that, in the Company’s discretion, the Change of Control Payment Date may be delayed until such time as the Change of Control shall have occurred, or that such purchase may not occur and such notice may be rescinded in the event that the Change of Control shall not have occurred by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(9)            the other instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.

(b)          While the Notes are in global form and the Company makes a Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to its rules and regulations.

(c)          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations set forth in this Indenture by virtue thereof.

(d)          On the Change of Control Payment Date, the Company shall, to the extent permitted by law,

(1)            accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)            deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in, respect of all Notes or portions thereof so tendered, and

(3)            deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Company.

(e)           The Paying Agent shall promptly transmit to each Holder the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and transmit to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f)            The Company shall not be required to make a Change of Control Offer following a Change of Control if (1) a third party (including an Affiliate of the Company) makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption has been given for all of the Notes pursuant to Section 11.06, unless and until there is a default in payment of the applicable Redemption Price. A Change of Control Offer may be made in advance of a Change of Control, and may be made conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer and the Change of Control Payment Date may be extended automatically until such Change of Control occurs.

Section 10.16    Asset Sales.

(a)           The Company shall not, and shall not permit any Restricted Subsidiary to, cause, make or otherwise consummate an Asset Sale, unless:

(1)          the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of (notwithstanding the foregoing, the consideration received by the Company or any of its Restricted Subsidiaries from sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding agreements, shall, in each case, be deemed to be fair market value for purposes of this Section 10.16(a)); and

(2)          except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, together with all other Asset Sales since the Issue Date on a cumulative basis, is in the form of cash or Cash Equivalents; provided that, for purposes of this provision, each of the following will be deemed to be cash for purposes of this clause (2) and for no other purpose

(A)            any liabilities (as shown on the Company’s or a Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are (i) assumed by the transferee of any such assets (or a third party on behalf of the transferee) and as a result of which the Company or any such Restricted Subsidiary is no longer obligated with respect to such liabilities or are indemnified against further liabilities or (ii) retired, cancelled or otherwise terminated in connection with such Asset Sale;

(B)            any securities, notes or other obligations or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) or Cash Equivalents within 180 days following the closing of such Asset Sale; and

(C)            any Designated Noncash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value (as determined in good faith by the Company), taken together with all other Designated Noncash Consideration received pursuant to this clause (C) that has not previously been converted to cash, not to exceed the greater of (x) $50.0 million and (y) 2.5% of Consolidated Total Assets at the time of receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value,.

(b)          Subject to the Intercreditor Agreement, the Collateral Trust Agreement and the other Security Documents, the Company or the affected Restricted Subsidiary, as the case may be, within 365 days after the receipt of any Net Proceeds from any Asset Sale of Priority Fixed Assets Collateral may apply those Net Proceeds at its option:

(1)            to acquire all or substantially all of the assets of, or any Capital Stock of, a Similar Business, if, after giving effect to any such acquisition, such Similar Business is owned by the Company or a Guarantor; provided that the assets (including Capital Stock) acquired with the Net Proceeds of a disposition of Collateral are pledged as Collateral as required and as provided under this Indenture and the Security Documents;

(2)            to make capital expenditures on assets that constitute Priority Fixed Assets Collateral;

(3)            to acquire other assets (including all or substantially all of the assets of, or any Capital Stock of, a Similar Business) that are subsequently pledged as Priority Fixed Assets Collateral and designated to the Collateral Trustee as such, and that are used or useful in a Similar Business or that replace the properties and assets that are the subject of such Asset Sale;

(4)            to repay Notes (by redeeming pursuant to Section 11.01, making open market purchases at a price equal to or above 100% of the principal amount thereof or making an offer to all holders in accordance with the procedures set forth below for an Asset Sale Offer) and/or Priority Lien Notes Debt such that the amount of Priority Lien Notes Debt repaid does not exceed the product of (x) the quotient equal to the principal amount of Priority Lien Notes Debt then outstanding divided by the principal amount of Indenture Obligations and Priority Lien Notes Debt then outstanding, times (y) the Net Proceeds received from such sale of Priority Fixed Assets Collateral; and/or

(5)            any combination of the foregoing.

(c)           Within 365 days after the receipt of any Net Proceeds from an Asset Sale (other than from an Asset Sale of Priority Fixed Assets Collateral), the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:

(1)            (A) in the case of Net Proceeds from any Asset Sales of assets that do not constitute Collateral, to repay Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than obligations owed to the Company or another Restricted Subsidiary or (B) to repay (i) Permitted ABL Obligations (and, if applicable, to correspondingly reduce the commitments with respect thereto) or (ii) Priority Lien Notes Debt; provided that, in the case of this clause (ii), the Company shall equally and ratably reduce Indenture Obligations (based on the respective amount of outstanding Priority Lien Notes Debt and Indenture Obligations) as provided under Section 11.01 through open-market purchases or otherwise;

(2)            to acquire all or substantially all of the assets of, or any Capital Stock of, another Similar Business, if, after giving effect to any such acquisition of Capital Stock, the Similar Business is or becomes a Restricted Subsidiary of the Company;

(3)            to make capital expenditures;

(4)            to acquire other assets that are used or useful in a Similar Business or that replace the properties and assets that are the subject of such Asset Sale; provided that the assets (including Capital Stock) acquired with the Net Proceeds of a disposition of Priority ABL Collateral are pledged as Collateral as required and as provided under this Indenture and the Security Documents (except to the extent the Lien thereon is released by the lenders under the ABL Facility); and/or

(5)            any combination of the foregoing.

(d)           Any Net Proceeds from any Asset Sale that are not invested or applied in accordance with the preceding paragraphs within 365 days from the date of the receipt of such Net Proceeds (it being understood that any portion of the Net Proceeds used to make an offer to purchase notes as described above shall be deemed to have been invested whether or not such offer is accepted) shall be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall make an offer to all Holders and, if required by the terms of any Priority Lien Notes Debt, to the holders thereof (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of Notes and such Priority Lien Notes Debt that is in an amount equal to at least $2,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Company shall commence an Asset Sale Offer with respect to Excess Proceeds within 15 Business Days after the date that Excess Proceeds exceed $15.0 million by mailing or electronically sending the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. The Company may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 365 days (or such longer period provided above) or with respect to Excess Proceeds of $15.0 million or less.

(e)           Notwithstanding the foregoing, (i) to the extent that any or all of the Net Proceeds of any Asset Sale by a Foreign Subsidiary (a “Foreign Disposition”) are prohibited or delayed by applicable local law from being repatriated to the United States, the amount equal to the portion of such Net Proceeds so affected will not be required to be applied in compliance with this covenant, and such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to use reasonable efforts to cause the applicable Foreign Subsidiary to take all actions reasonably required by the applicable local law to permit such repatriation), and if such repatriation of any of such affected Net Proceeds is permitted under the applicable local law, an amount equal to such Net Proceeds permitted to be repatriated will be applied (whether or not repatriation actually occurs) in compliance with this covenant (net of any additional taxes that are or would be payable or reserved against as a result thereof) and (ii) to the extent that the Company has determined in good faith that repatriation of any or all of the Net Proceeds of any Foreign Disposition could have a material adverse tax consequence (which for the avoidance of doubt, includes, but is not limited to, any purchase whereby doing so the Company, any Restricted Subsidiary or any of their Affiliates and/or equity partners would incur a material tax liability, including as a result of a material deemed dividend pursuant to Code Section 956 or material withholding tax), the amount equal to the Net Proceeds so affected will not be required to be applied in compliance with this covenant.

(f)           To the extent that the aggregate amount of Notes and such Priority Lien Notes Debt tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount of Notes or Priority Lien Notes Debt surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select, or cause to be selected, the Notes and the Company shall select, or cause to be selected such Priority Lien Notes Debt to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Priority Lien Notes Debt tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds related to such Asset Sale Offer shall be reset at zero and in the case of an Asset Sale Offer being effected in advance of being required to do so by this Indenture, the amount of Net Proceeds the Company is offering to apply in such Asset Sale Offer shall be excluded in subsequent calculations of Excess Proceeds.

(g)          Pending the final application of any Net Proceeds pursuant to this Section 10.16, the Company or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

(h)          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations set forth in this Indenture by virtue thereof.

(i)           If the Company is repurchasing less than all of the Notes at any time, the Company shall select the Notes to be repurchased (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Notes are listed or (b) if such Notes are not so listed, on a pro rata basis to the extent practicable; provided that no Notes of $2,000 or less shall be repurchased in part.

(j)           Within 30 days after the Company becomes obligated to make an Asset Sale Offer, the Company shall send notice of that Asset Sale Offer electronically or by first class mail, with a copy to the Trustee, to each Holder to the address of that Holder appearing in the security register with the following information:

(1)            that an Asset Sale Offer is being made pursuant to this Section 10.16, the total amount of the Asset Sale Offer, and that all Notes properly tendered pursuant to the Asset Sale Offer shall be accepted for payment, subject to prorating if the aggregate principal amount of Notes tendered is greater than the amount of the Asset Sale Offer, as contemplated by Section 10.16(b);

(2)            the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is provided (the “Asset Sale Payment Date”);

(3)            any Note not properly tendered shall remain outstanding and continue to accrue interest;

(4)            unless the Company defaults in the payment of the Asset Sale Offer, all Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on the Asset Sale Payment Date;

(5)            Holders electing to have any Notes purchased pursuant to an Asset Sale Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Payment Date;

(6)            Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the last day of the offer period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased; and

(7)            Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

(k)          While the Notes are in global form and the Company makes an Asset Sale Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to its rules and regulations.

(l)           On the Asset Sale Payment Date, the Company shall, to the extent permitted by law,

(1)           accept for payment all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer,

(2)           deposit with the Paying Agent an amount equal to the aggregate payment of the Asset Sale Offer, and

(3)           deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Company.

(m)          The Paying Agent shall promptly transmit to each Holder the payment for such Notes in respect of the Asset Sale Offer, and the Trustee shall promptly authenticate and cause to be delivered to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Payment Date. The Paying Agent, if not the Company, shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by the Paying Agent for the payment of the amount required pursuant to the Asset Sale Offer.

For purposes of this Section 10.16, the Net Proceeds attributable to the sale of (i) Priority Fixed Assets Collateral consisting of Equity Interests of a Person that is not a Guarantor shall be deemed to be equal to the equity value of such Equity Interests and (ii) a group of assets consisting of both Priority Fixed Assets Collateral and assets that are not Priority Fixed Assets Collateral shall be deemed to be Net Proceeds from Priority Fixed Assets Collateral and such other assets, respectively, based on the fair market value of the Priority Fixed Assets Collateral and such other assets (as determined in good faith by the Company, which determination shall be conclusive absent manifest error).

Section 10.17    After-Acquired Property. Promptly following the acquisition by the Company or any Guarantor of any After-Acquired Property (but subject to the limitations, if applicable, set forth under Article Fifteen) the Company or such Guarantor shall execute, deliver and file, if applicable, such mortgages, deeds of trust, security instruments, title insurance policies, surveys, financing statements and certificates and opinions of counsel, as shall be necessary to vest in the Collateral Trustee either a first priority or a second priority perfected security (subject to Permitted Liens) interest in such After-Acquired Property depending on whether such After-Acquired Property consists of Priority Fixed Assets Collateral or Priority ABL Collateral and to have such After-Acquired Property added to the Priority Fixed Assets Collateral or the Priority ABL Collateral, as applicable, and thereupon all provisions of this Indenture relating to the Priority Fixed Assets Collateral or the Priority ABL Collateral, as applicable, shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.

Section 10.18    [Reserved].

Section 10.19    Suspension of Covenants. If on any date following the Issue Date;

(a)          the Notes are rated Baa3 (or its equivalent) or better by Moody’s and BBB- (or its equivalent) or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Company as a replacement agency) (each, an “Investment Grade Rating”); and

(b)          no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and subject to the provision in the following paragraphs, the Company and its Restricted Subsidiaries will no longer be subject to the Notes and any related default provisions of this Indenture set forth under the following:

(1)            Section 10.16;

(2)            Section 10.08;

(3)            Section 10.09;

(4)            Section 8.01(a)(4);

(5)            Section 10.11;

(6)            Section 10.12; and

(7)            Section 10.13: (collectively, the “Suspended Covenants”).

If the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the previous sentence (a “Fall-Away Period”) and, on any subsequent date (the “Reversion Date”), one or more of the ratings assigned to the Notes are withdrawn or downgraded so that the Notes no longer have an Investment Grade Rating or an Event of Default (other than with respect to a Suspended Covenant) occurs and is continuing, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants. The ability of the Company and its Restricted Subsidiaries to make Restricted Payments after the time of such withdrawal, downgrade or Event of Default will be calculated as if Section 10.08 had been in effect during the entire period of time from the Issue Date. Notwithstanding the foregoing, the continued existence after the end of the Fall-Away Period of facts and circumstances or obligations arising from transactions that occurred during a Fall-Away Period shall not constitute a breach of any covenant set forth in this Indenture or cause an Event of Default hereunder. During the Fall-Away Period, the Company’s Board of Directors may not designate any Restricted Subsidiary to be an Unrestricted Subsidiary.

On and after each Reversion Date, the Company and its Subsidiaries will be permitted to consummate the transactions contemplated by any contract entered into during the Fall-Away Period so long as such contract and such consummation would have been permitted during such Fall-Away Period.

For purposes of Section 10.12, on the Reversion Date, any contractual encumbrances or restrictions entered into during the Fall-Away Period will be deemed to have been in effect on the Issue Date so that they are permitted under Section 10.12(b)(1).

For purposes of Section 10.16, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

For purposes of Section 10.11, any Affiliate Transaction entered into after the Reversion Date pursuant to a contract, agreement, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Company entered into during the Fall-Away Period will be deemed to have been in effect as of the Issue Date for purposes of Section 10.11(b)(1).

The Trustee shall have no duty to monitor the rating of the Notes or whether a Fall-Away Period or Reversion Date has occurred, or notify Holders of the same.

Section 10.20    Maintenance of Property. The Company will, and will cause each of the Guarantors, to (i) at all times maintain, preserve and protect all property material to the conduct of its business and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business), (ii) from time to time make, or cause to be made, all necessary and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times and (iii) keep its insurable property insured at all times by financially sound and reputable insurers.

Section 10.21    Further Assurances. The Company will, and will cause each of the Guarantors to, at their expense, duly execute and deliver or cause to be duly executed and delivered, such further agreements, documents and instruments and do or cause to be done such further acts as may be necessary or proper to create, evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral in favor of the Collateral Trustee for its benefit and for the benefit of the Trustee and the Holders of the Notes and any Parity Lien Notes Debt, and to otherwise effectuate the provisions and purposes of this Indenture and the Security Documents.

Article Eleven

Redemption Of Notes

Section 11.01    Right of Redemption.

(a)           At any time prior to July 15, 2023, the Company may redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to (but not including) the Redemption Date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.

(b)           From and after July 15, 2023, the Company may redeem the Notes, in whole or in part, upon not less than 15 nor more than 60 days’ prior notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to (but not including) the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on July 15 of each of the years indicated below:

Year	Percentage
2023	103.125%
2024	101.563%
2025 and thereafter	100.000%

(c)           Prior to July 15, 2023, the Company may, at its option, redeem up to 40% of the sum of the original aggregate principal amount of the Notes (including the original principal amount of any Additional Notes) issued under this Indenture at a redemption price equal to 106.250% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to (but not including) the applicable Redemption Date, subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings of the Company or any direct or indirect parent of the Company to the extent such net proceeds are contributed to the Company; provided that at least 60% of the sum of the aggregate principal amount of Notes originally issued under this Indenture and the aggregate principal amount of any Additional Notes issued under this Indenture after the Issue Date remains Outstanding immediately after the occurrence of each such redemption (unless all Notes are redeemed concurrently); provided, further, that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

(d)           In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer, Asset Sale Offer or other tender offer and the Company (or a third party making the offer) purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or third party offeror, as applicable, will have the right, upon not less than 15 nor more than 60 days’ prior notice to the Holders and the Trustee, given not more than 30 days following the purchase pursuant to such offer described above, to redeem (in the case of the Company) or purchase (in the case of a third party offeror) all of the Notes that remain outstanding following such purchase at a redemption price or purchase price, as the case may be, equal to the price paid to each other Holder in such offer (which may be less than par) plus, to the extent not included in such price, accrued and unpaid interest on the Notes that remain outstanding, to but excluding the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date).

(e)            Unless the Company (or third-party offeror) defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

(f)            The Company may provide in such notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person.

(g)            The Company or its Affiliates may from time to time acquire Notes by means other than a redemption, whether by tender offer, exchange offer, in open market purchases, through negotiated transactions or otherwise, in accordance with applicable securities laws, upon such terms and at such prices as the Company or its Affiliates may determine.

Section 11.02    Mandatory Redemption. The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Section 11.03    Applicability of Article. Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture or the Notes, shall be made in accordance with such provision and this Article Eleven.

Section 11.04    Election to Redeem; Notice to Trustee. If the Company elects to redeem Notes pursuant to Section 11.01 hereof, it shall furnish to the Trustee, at least five Business Days before notice of redemption is required to be provided or caused to be provided to Holders pursuant to Section 11.06 hereof (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of the Notes to be redeemed and (iv) the Redemption Price. Any notice to the Trustee delivered pursuant to this Section 11.04 may be revoked by the Company prior to the delivery of any notice of redemption to Holders.

Section 11.05    Selection of Notes to Be Redeemed.

(a)            If the Company is redeeming less than all of the Notes at any time, the Notes to be redeemed shall be selected in accordance with the applicable procedures of DTC; provided that no Notes of $2,000 or less shall be redeemed in part.

(b)            If any Note is to be redeemed in part only, any notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

(c)            A new Note in principal amount equal to the unredeemed portion of any Note redeemed in part shall be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due and payable on the date fixed for redemption. On and after the Redemption Date, unless the Company (or a third-party offeror) defaults in the redemption payment, interest shall cease to accrue on the Note or portions thereof called for redemption.

(d)            For Notes that are represented by global certificates held on behalf of DTC, notices may be given by delivery of the relevant notices to DTC for communication to entitled account holders in substitution of the aforementioned delivery.

Section 11.06      Notice of Redemption. Notices of redemption shall be delivered electronically or mailed by first class mail, postage prepaid, or otherwise provided in accordance with the procedures of the Depository, at least 15 days but not more than 60 days before the Redemption Date to each Holder at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that notices of redemption may be sent or delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. In connection with any redemption of Notes (including with the net cash proceeds of an Equity Offering), any such redemption may, at the Company’s discretion, be subject to the satisfaction or waiver of one or more conditions precedent, including any related Equity Offering or a Change of Control.

All notices of redemption shall state:

(1)            the Redemption Date,

(2)            the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 11.08, if any,

(3)            if less than all Outstanding Notes are to be redeemed, the identification (and in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

(4)            in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder shall receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(5)            that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 11.08) shall become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon shall cease to accrue on and after said date, subject to any condition precedent in that notice,

(6)            the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(7)            the name and address of the Paying Agent,

(8)            that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

(9)            that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date,

(10)            the “CUSIP” number, ISIN or “Common Code” number and that no representation is made as to the accuracy or correctness of the “CUSIP” number, ISIN or “Common Code” number, if any, listed in such notice or printed on the Notes,

(11)            the paragraph of the Notes or Section of this Indenture pursuant to which the Notes are to be redeemed, and

(12)            any conditions precedent to which the redemption or notice is subject to and that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date so delayed, including any related Equity Offering.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided that the Company shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be provided or caused to be provided to Holders pursuant to this Section 11.06 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 11.04.

Section 11.07      Effect of Notice of Redemption. Once notice of redemption is provided in accordance with Section 11.06 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price, subject to any condition precedent set forth in that notice. The notice, if provided in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 11.08 hereof, on and after the Redemption Date, interest shall cease to accrue on Notes or portions of Notes called for redemption.

Section 11.08      Deposit of Redemption Price. Prior to 12:00 noon (Eastern Time) on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money, in immediately available funds, sufficient to pay the Redemption Price of, and accrued interest, if any, on, all the Notes that are to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest, if any, on, all Notes to be redeemed or purchased. In addition, all money, if any, earned on funds held by the Trustee or the Paying Agent shall be remitted to the Company.

Section 11.09      Notes Payable on Redemption Date.

(a)            Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date and assuming the satisfaction or waiver of any conditions precedent, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date and such Notes shall be canceled by the Trustee; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 3.06.

(b)            If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

Section 11.10      Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article Eleven) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 10.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered; provided that no Note of $2,000 or less will be redeemed in part.

Article Twelve

Guarantees

Section 12.01      Guarantees. Each Guarantor hereby jointly and severally, irrevocably and unconditionally irrevocably guarantees, as primary obligor and not merely as surety, the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee for itself and on behalf of such Holder, the Collateral Trustee for itself and on behalf of such Holder, that: (1) the principal of (and premium, if any) and interest on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), subject to any applicable grace period, together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders, the Trustee or the Collateral Trustee hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject to any applicable grace period, and subject, however, in the case of clauses (1) and (2) above, to the limitation set forth in Section 12.04 hereof.

(a)            Each Guarantor hereby agrees that (to the extent permitted by law) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(b)            Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note, this Indenture and such Guarantee. Each Guarantor acknowledges that the Guarantee is a guarantee of payment, performance and compliance when due and not of collection. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee, the Collateral Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the Maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee, Collateral Trustee or any of the Holders.

(c)            If any Holder, the Trustee or Collateral Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by any of them to the Trustee, Collateral Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders, the Trustee and Collateral Trustee on the other hand, (1) subject to this Article Twelve, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any acceleration of such obligation as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

(d)            Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 12.02      Severability. In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby to the extent permitted by applicable law.

Section 12.03      [Reserved].

Section 12.04      Limitation of Guarantors’ Liability. Each Guarantor, and by its acceptance of Notes, each Holder hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, Collateral Trustee, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Twelve, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Section 12.05      Contribution. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Indenture. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under its Guarantee such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors, multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under their respective Guarantees in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under its Guarantee that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 12.05, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor.

“Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of its Guarantee (including in respect of this Section 12.05), minus (2) the aggregate amount of all payments received on or before such date by such Guarantor from the other Contributing Guarantors as contributions under this Section 12.05. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Contributing Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 12.05. For the avoidance of doubt, nothing in this Section 12.05 shall limit or impair, by implication or otherwise, each Guarantor’s obligations under its Guarantee.

Section 12.06      Subrogation. Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 12.01; provided, however, that, if a Default or Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 12.07      Reinstatement. Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 12.01 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is properly rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or any Guarantor.

Section 12.08      Release of a Guarantor. The Guarantee of a Guarantor shall automatically and unconditionally be released and discharged, and no further action by such Guarantor, the Company or the Trustee is required for the release of such Guarantor’s Guarantee, upon:

(A)            the sale, exchange, disposition or other transfer (including through merger, consolidation, amalgamation or dissolution) of all of the Capital Stock (including any sale, disposition or other transfer of Capital Stock following which such Guarantor is no longer a Restricted Subsidiary), or all or substantially all of the assets, of such Guarantor (other than a sale, disposition or other transfer to the Company or a Restricted Subsidiary) if such sale, disposition, exchange or other transfer is not prohibited by the applicable provisions of this Indenture;

(B)            the designation by the Company of such Guarantor as an Unrestricted Subsidiary in accordance with Section 10.08 and the definition of “Unrestricted Subsidiary”;

(C)            the release or discharge of such Guarantor from each guarantee that would result in the obligation of such Subsidiary to guarantee the Notes (if such Subsidiary were not already a Guarantor) pursuant to Section 10.13 (treating any guarantees of such Guarantor that remain outstanding as incurred at least 30 days prior to such release or discharge), except a discharge or release by or as a result of payment under such guarantee or direct obligation;

(D)            the release of such Guarantor from its guarantee with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions described in Article Nine hereof; or

(E)            the exercise by the Company of its Legal Defeasance of the Notes under Section 13.02 or its Covenant Defeasance of the Notes under Section 13.03 or if the Company’s obligations under this Indenture are satisfied and discharged in accordance with Section 4.01.

Section 12.09      Benefits Acknowledged. Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and from its guarantee and waivers pursuant to its Guarantees under this Article Twelve.

Article Thirteen

Legal Defeasance And Covenant Defeasance

Section 13.01      Company’s Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at its option, and at any time, elect to have either Section 13.02 or Section 13.03 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Thirteen.

Section 13.02      Legal Defeasance and Discharge. Upon the Company’s exercise under Section 13.01 of the option applicable to this Section 13.02, each of the Company and the Guarantors shall be deemed to have been discharged from its respective obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 13.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that each of the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 13.05 and the other Sections of this Indenture referred to in (1) and (2) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes and their related Guarantees are concerned (and the Trustee, at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

(1)            the rights of Holders of Outstanding Notes to receive payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, solely out of the trust created pursuant to this Indenture (as set forth in Section 13.04 and Section 13.05),

(2)            the Company’s obligations with respect to such Notes under Section 3.03, Section 3.04, Section 3.05, Section 10.02 and Section 10.03,

(3)            the rights, powers, trusts, duties and immunities of the Trustee, the Collateral Trustee, hereunder, and the obligations of each of the Company and the Guarantors in connection therewith and

(4)            this Article Thirteen.

Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03 with respect to the Notes.

Section 13.03      Covenant Defeasance. Upon the Company’s exercise under Section 13.01 of the option applicable to this Section 13.03, each of the Company and the Guarantors shall be released from its respective obligations under any covenant contained in Section 8.01 and 8.02 and in Section 10.05 and 10.07 through and including 10.18 and in 10.20 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company or any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(3), 5.01(4), 5.01(5), 5.01(7) and 5.01(8) and, with respect to only any Significant Subsidiary and not the Company, Section 5.01(6), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 13.04      Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 13.02 or Section 13.03 to the Outstanding Notes:

(1)            the Company shall irrevocably have deposited with the Trustee (or another trustee satisfying the requirements of Section 6.08 who shall agree to comply with the provisions of this Article Thirteen applicable to it) in trust for the benefit of Holders of such Notes; (A) cash in U.S. dollars, or (B) non-callable Government Securities, or (C) a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants to pay, and which shall be applied by the Trustee (or other qualifying trustee) to pay, the principal of, premium, if any, and interest due on the Outstanding Notes on the Stated Maturity or Redemption Date, as the case may be; provided that the Trustee shall have been irrevocably instructed to apply such cash or the proceeds of such Government Securities to said payments with respect to the Notes; before such a deposit, the Company may give to the Trustee, in accordance with Section 11.04 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable; such irrevocable redemption notice, if given, shall be given effect in applying the foregoing;

(2)            in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions,

(A)            the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(B)            since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the beneficial owners of the Outstanding Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)            in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions, the beneficial owners of the Outstanding Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)            no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)            such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any Credit Facility or any other material agreement or instrument (other than this Indenture) to which, the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(6)            the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Guarantor or others; and

(7)            the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel in the United States of America (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable by reason of the making of a notice of redemption or otherwise, (B) will become due and payable within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Section 13.05      Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. All cash and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 13.05, the “Qualifying Trustee”) pursuant to Section 13.04 in respect of the Outstanding Notes shall be held in trust and applied by the Qualifying Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Subsidiary acting as its own Paying Agent) as the Qualifying Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money or Government Securities need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Qualifying Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the beneficial owners of the Outstanding Notes.

Anything in this Article Thirteen to the contrary notwithstanding, the Qualifying Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Securities held by it as provided in Section 13.04 which, in the opinion of a nationally recognized firm of independent public accountants, expressed in a written certification thereof delivered to the Qualifying Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article Thirteen.

Section 13.06      Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with Section 13.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and each Guarantor’s obligations under this Indenture and the Outstanding Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.02 or 13.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 13.05; provided, however, that (a) if the Company makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent; and (b) unless otherwise required by any legal proceeding or any other order or judgment of any court or governmental authority, the Trustee or Paying Agent (if other than the Company) shall return all such money and Government Securities to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company’s obligations has occurred and continues to be in effect.

Section 13.07      Repayment to Company. Subject to any laws relating to abandoned property, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Article Fourteen

Intercreditor Agreement AND COLLATERAL TRUST AGREEMENT

Section 14.01      Intercreditor Agreement.

(a)            Each Holder by accepting a Note agrees that the Note Liens are subject to the terms of the Intercreditor Agreement. The Holders by accepting a Note hereby authorize and direct the Collateral Trustee to enter into the Intercreditor Agreement on behalf of the Holders and the Trustee and agree that the Holders shall comply with the provisions of the Intercreditor Agreement applicable to them in their capacities as such to the same extent as if the Holders were parties thereto. In the event of any conflict or inconsistency among the provisions of this Indenture or the Security Agreement or the Mortgages, on the one hand, and the Intercreditor Agreement, on the other hand, the provisions of the Intercreditor Agreement shall control.

(b)            So long as no Event of Default has occurred and is continuing, the Collateral Trustee shall, upon written request of the Company (and upon receipt of an Officer’s Certificate and Opinion of Counsel complying with Sections 1.03 and 9.03), enter into amendments or joinders to the Intercreditor Agreement or an additional intercreditor agreement, in each case without the consent of any Holder, with the agent for the holders of any Permitted ABL Obligations on terms and conditions that, in the good faith determination of the Company, are not less favorable, taken as a whole, to the Holders of Notes than the terms of the Intercreditor Agreement and thereafter such amended or new intercreditor agreement shall be deemed to be the Intercreditor Agreement for all purposes of this Indenture.

Section 14.02      Collateral Trust Agreement.

(a)            Each Holder by accepting a Note agrees that the Note Liens are subject to the terms of the Collateral Trust Agreement. The Holders by accepting a Note hereby authorize the Trustee and the Collateral Trustee to enter into the Collateral Trust Agreement on behalf of the Holders and agree that the Holders shall comply with the provisions of the Collateral Trust Agreement applicable to them in their capacities as such to the same extent as if the Holders were parties thereto. In the event of any conflict or inconsistency among the provisions of this Indenture or the Security Agreement or the Mortgages, on the one hand, and the Collateral Trust Agreement, on the other hand, the provisions of the Collateral Trust Agreement shall control.

So long as no Event of Default has occurred and is continuing, the Trustee shall, upon written request of the Company enter into and/or direct the Collateral Trustee to enter into amendments or joinders to the Collateral Trust Agreement in accordance with its terms and Article Nine hereof.

Article Fifteen

Collateral

Section 15.01      Security Documents. The Indenture Obligations are secured as provided in the Security Documents and will be secured by Security Documents hereafter delivered as required or permitted by this Indenture. The Company shall, and shall cause each Guarantor to, and each Guarantor shall, make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) as are required by the Security Documents to maintain (at the sole cost and expense of the Company and the Guarantors) the security interest created by the Security Documents in the Collateral as a perfected security interest to the extent perfection is required by the Security Documents, subject only to Permitted Liens.

Each Holder, by accepting a Note, acknowledges that, as more fully set forth in the Security Documents, the Collateral as now or hereafter constituted shall be held for the benefit of all the Holders subject to and qualified and limited in all respects by the Intercreditor Agreement, Collateral Trust Agreement and the other the Security Documents and actions that may be taken thereunder.

Section 15.02      Collateral Trustee.

(a)            U.S. Bank National Association is hereby designated and appointed as the Collateral Trustee of the Holders under the Security Documents, and is authorized as the Collateral Trustee for such Holders to execute and enter into each of the Security Documents and all other instruments relating to the Security Documents and (i) to take action and exercise such powers and remedies as are expressly required or permitted hereunder and under the Security Documents and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are, in each case, expressly delegated to the Collateral Trustee by the terms hereof and thereof, together with such other powers as are reasonably incidental hereto and thereto. The Collateral Trustee shall have all the rights and protections provided in the Security Documents and, additionally, shall have all the rights and protections provided to the “Trustee” under Article Six (it being understood that the standard of care of the Collateral Trustee shall be as set forth in Section 5.5 of the Collateral Trust Agreement).

(b)            Subject to Section 5.5 of the Collateral Trust Agreement, and subject to Section 6.01 hereof, none of the Collateral Trustee, Trustee, Paying Agent, Note Registrar, such other agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents or the Intercreditor Agreement or for the creation, perfection, maintenance, priority, sufficiency or protection of any Note Liens. Neither the Trustee nor the Collateral Trustee shall be responsible for filing any financing statement, continuation statement or other document, agreement or instrument to perfect or maintain the perfection of the Note Liens.

(c)            Except as required or permitted by this Indenture, the Collateral Trust Agreement or the other Security Documents, the Holders, by accepting a Note, acknowledge that the Collateral Trustee will not be obligated to take any action whatsoever with regard to any or all of the Note Liens, Security Documents or Collateral.

(d)            Beyond the exercise of reasonable care in the custody of Collateral in its possession, neither the Collateral Trustee nor the Trustee shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto, and neither the Collateral Trustee nor the Trustee will be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Trustee and Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee and Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee of Trustee in good faith.

(e)            Neither the Collateral Trustee nor the Trustee will be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Trustee of Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Each of the Trustee and the Collateral Trustee hereby disclaims any representation or warranty to the current and future holders of the Permitted Notes Obligations concerning the perfection of the security interests granted to it or in the value of any Collateral.

(f)            The parties hereto and the Holders hereby agree and acknowledge that neither the Trustee nor the Collateral Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreement, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreements and the Security Documents, the Trustee and the Collateral Trustee may hold or obtain indicia of ownership primarily to protect the security interest of the Trustee and the Collateral Trustee in the Collateral and that any such actions taken by the Trustee or the Collateral Trustee shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Trustee or the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Trustee’s or the Collateral Trustee’s sole discretion may cause the Trustee or the Collateral Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Trustee or the Collateral Trustee to incur liability under CERCLA or any other federal, state or local law, the Trustee and the Collateral Trustee reserve the right, instead of taking such action, to either resign as Trustee or Collateral Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Trustee or the Collateral Trustee shall be liable to the Company, the Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Trustee’s or the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or under the Security Documents or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Trustee or the Collateral Trustee) other than the Company or the Guarantors, the Holders of a majority in aggregate principal amount of the then outstanding Notes affected thereby shall direct the Trustee or the Collateral Trustee to appoint an appropriately qualified Person (excluding the Trustee or the Collateral Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.

Section 15.03      Authorization of Actions to Be Taken.

(a)            Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Collateral Trustee to enter into the Security Documents to which it is a party, authorizes and empowers the Collateral Trustee to execute and deliver the Intercreditor Agreement, the Collateral Trust Agreement and authorizes and empowers the Collateral Trustee to bind the Holders of Notes as set forth in the Security Documents to which the Collateral Trustee is a party and the Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder.

(b)            The Trustee is authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed to the Collateral Trustee under the Security Documents to which the Collateral Trustee is a party and, subject to the terms of the Security Documents, to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

(c)            Subject to the provisions of Section 6.01, Section 6.03, and the Security Documents, the Trustee may, without the consent of the Holders, direct, on behalf of the Holders, the Collateral Trustee to take all actions it deems necessary or appropriate in order to:

(1)            foreclose upon or otherwise enforce any or all of the Note Liens;

(2)            enforce any of the terms of the Security Documents to which the Collateral Trustee is a party;

(3)            collect and receive payment of any and all Obligations; or

(4)            give effect to any Permitted Lien or to cause or permit such Permitted Lien to have the priority provided herein.

(d)            Subject to the Intercreditor Agreement, the Collateral Trust Agreement and the other Security Documents and at the Company’s sole cost and expense, the Trustee is hereby authorized and empowered by each Holder of Notes (by its acceptance thereof) to institute and maintain, or direct the Collateral Trustee to institute and maintain, such suits and proceedings as it may deem reasonably expedient to protect or enforce the Note Liens or the Security Documents to which the Collateral Trustee or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem reasonably expedient, at the Company’s sole cost and expense, to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Note Liens or be prejudicial to the interests of Holders or the Trustee.

Section 15.04      Release of Collateral. The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:

(1)            in whole, upon (A) payment in full and discharge of all outstanding Permitted Notes Debt and all other Permitted Notes Obligations that are outstanding, due and payable at the time all of the Permitted Notes Debt is paid in full and discharged and (B) termination or expiration of all commitments to extend credit under all Permitted Notes Documents;

(2)            as to any Collateral that is sold, transferred or otherwise disposed of by the Company or any other Guarantor to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Restricted Subsidiary in a transaction or other circumstance that is not prohibited by the terms hereof, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of;

(3)            as to a release of less than all or substantially all of the Collateral, if consent to the release of all Permitted Notes Liens on such Collateral has been given by an Act of Required Debtholders accompanied by an Officer’s Certificate and Opinion of Counsel to the effect that the release is permitted by the terms hereof;

(4)            as to a release of all or substantially all of the Collateral, if (A) consent to release of that Collateral has been given by the requisite percentage or number of holders of each Series of Permitted Notes Debt at the time outstanding as provided for in the applicable Permitted Notes Documents and (B) the Company has delivered an Officer’s Certificate and Opinion of Counsel to the Collateral Trustee certifying that any such necessary consents have been obtained;

(5)            as provided in the Intercreditor Agreement with respect to Priority ABL Collateral;

(6)            notwithstanding any of the foregoing, if the Collateral Trustee is exercising its rights or remedies with respect to the Collateral under the Priority Lien Collateral Documents pursuant to an Act of Required Debtholders, and the Collateral Trustee releases any of the Priority Liens on any part of the Collateral or any Grantor is released from its obligations under its guarantee of the Priority Lien Notes Obligations in connection therewith, then the Parity Liens on such Collateral and the obligations of such Grantor under its guarantee of the Parity Lien Notes Obligations, shall be automatically, unconditionally and simultaneously released. If in connection with any exercise of rights and remedies by the Collateral Trustee under the Priority Lien Collateral Documents pursuant to an Act of Required Debtholders, the equity interests of any Person are foreclosed upon or otherwise disposed of and the Collateral Trustee releases Priority Lien on the property or assets of such Person then the Parity Liens with respect to the property or assets of such Person will be concurrently and automatically released to the same extent as the Priority Liens on such property or assets are released;

(7)            as directed by an Act of Required Debtholders accompanied by an Officer’s Certificate to the effect that the release or subordination was permitted by each applicable Permitted Notes Document; and

(8)            as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction;

(9)            for the subordination of the Junior Trust Estate and the Parity Liens to the Senior Trust Estate and the Priority Liens; and

(10)            for the release or subordination of the Trust Estates and the Permitted Notes Liens to the extent required by the Intercreditor Agreement.

In connection with the execution of any release by the Collateral Trustee, the Company shall provide the Collateral Trustee an Opinion of Counsel and an Officer’s Certificate.

Section 15.05      [Reserved].

Section 15.06      Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Fifteen upon the Company or a Guarantor with respect to the release, subordination, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any officer or officers thereof required by the provisions of this Article Fifteen; and if the Trustee or the Collateral Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Collateral Trustee, as the case may be.

Section 15.07      Voting. In connection with any matter under the Security Documents or the Intercreditor Agreement requiring a vote of holders of Secured Obligations (as defined in the Security Agreement), the holders of such Secured Obligations shall be treated as a single class and the Holders shall cast their votes in accordance with this Indenture. The amount of the Notes to be voted by the Holders will equal the aggregate outstanding principal amount of the Notes. Following and in accordance with the outcome of the applicable vote under this Indenture, the Trustee shall vote the total amount of the Notes as a block in respect of any vote under the Security Documents or the Intercreditor Agreement.

Section 15.08      Post-Closing Collateral.

(a)            The Company and applicable Guarantors shall deliver to the Collateral Trustee, as promptly as practical but in no event later than one hundred eighty (180) days after the Issue Date or as soon as practicable thereafter using commercially reasonable efforts, the following:

(1)            Executed counterparts of one or more Mortgages on the Material Real Property duly executed and acknowledged by the Company or such Guarantor, and otherwise in form for recording in the recording office of each applicable political subdivision where each Premises is situated, together with such certificates, affidavits, questionnaires or returns as shall be reasonably required in connection with the recording or filing thereof and evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage (and payment of any taxes or fees in connection therewith), together with any necessary fixture filings, as may be necessary to create a valid, perfected first priority Lien subject only to Permitted Liens, against Premises purported to be covered thereby;

(2)            mortgagee’s title insurance policies (or a binding pro forma title insurance policy on marked up unconditional binder of title insurance) in favor of the Collateral Trustee, and its successors and/or assigns, in the form necessary, with respect to the Premises purported to be covered by the applicable Mortgages, which shall insure that the interests created by the Mortgages constitute valid Liens on the applicable Premises, free and clear of all Liens, defects and encumbrances, other than Permitted Liens. All such title policies to be in amounts equal to the estimated fair market value of the Premises covered thereby, and such policies shall also include, to the extent available, all such endorsements as shall be reasonably required in transactions of similar size and purpose and shall be accompanied by evidence of the payment in full by the Company or the applicable Guarantor of all premiums thereon (or that satisfactory arrangements for such payment have been made) and that all charges for mortgage recording taxes, filing and recording fees and all related expenses, if any, have been paid;

(3)            (i) customary local counsel opinions regarding the enforceability and perfection of the Mortgages and (ii) customary opinions of counsel in the jurisdiction of organization of the owner of the applicable Premises regarding due authorization, execution and delivery of the Mortgages;

(4)            an ALTA survey or other survey of the sites of the Premises (and the title insurance company issuing the policy referred to in clause (2) above (the “Title Insurance Company”) shall have received the same) certified to the Collateral Trustee and the Title Insurance Company in a manner customary for the type of real property subject to such survey, dated as of a date that is reasonably satisfactory to the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Title Insurance Company, or in lieu thereof, existing surveys, together with any affidavits on certificates required by the Title Insurance Company as shall be sufficient to enable the Title Insurance Company to remove any standard survey exceptions from the applicable title insurance policy and issue customary survey-dependent endorsements to the applicable title insurance policy;

(5)            an Officer’s Certificate from the Company certifying that the above requirements have been satisfied and the Company is in compliance with such provisions; and

(6)            such other evidence that all other actions that are reasonably necessary in order to create a valid first priority lien (subject to Permitted Liens) on such Material Real Property have been taken.

(b)            The Company and applicable Guarantors shall deliver to the Collateral Trustee, as promptly as practical but in no event later than one-hundred-eighty (180) days after the Issue Date, or as soon as practicable thereafter using commercially reasonable efforts, the following:

(1)            Copies of certificates of liability and property insurance of the Company and the Guarantors, including evidence of property insurance coverage for the Mortgaged Properties, together with an endorsement which shall name the Collateral Trustee as additional insured under the liability policies and lenders’ loss payee and mortgagee under the property policies;

(2)            The Company and applicable Guarantors shall have entered into a securities account control agreement (to among other things, perfect the Collateral Trustee’s security interest) in respect of the Company's and applicable Guarantor’s accounts (including securities accounts) other than the Excluded Accounts (as defined in the Security Agreement), except to the extent that the ABL Collateral Agent or ABL Administrative Agent acts as the security intermediary for such account (and the Intercreditor Agreement remains in effect); and

(3)            an Officer’s Certificate from the Company certifying that the above requirements have been satisfied and the Company is in compliance with such provisions.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Winnebago Industries, Inc.

By:	/s/ Bryan L. Hughes
Name:	Bryan L. Hughes
Title:	Vice President and Chief Financial Officer

Winnebago of Indiana, LLC, as a Guarantor

By:	/s/ Bert Jameson
Name: Bert Jameson
Title: Treasurer

Grand Design RV LLC, as a Guarantor

By:	/s/ Bert Jameson
Name: Bert Jameson
Title: Treasurer

Octavius Corporation, as a Guarantor

By:	/s/ Bryan L. Hughes
Name: Bryan L. Hughes
Title: Chief Financial Officer

Newmar Corporation, as a Guarantor

By:	/s/ Bert Jameson
Name: Bert Jameson
Title: Treasurer

[Signature Page to Indenture]

U.S. Bank National Association,
as Trustee and Collateral Trustee

By:	/s/ Linda Garcia
Name: Linda Garcia
Title: Vice President

[Signature Page to Indenture]

SCHEDULE I

Guarantors

1.	Winnebago of Indiana, LLC

2.	Grand Design RV LLC

3.	Octavius Corporation

4.	Newmar Corporation

Rule 144A / Regulation S Appendix

PROVISIONS RELATING TO INITIAL NOTES

1.	Definitions.

1.1            Definitions.

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Note, to the extent applicable to such transaction and as in effect from time to time.

“Certificated Note” means a certificated Initial Note (other than a Global Note) bearing, if required, the appropriate restricted notes legend set forth in Section 2.3(e) of this Appendix.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Initial Notes” means (1) $300,000,000 aggregate principal amount of 6.250% Senior Secured Notes Due 2028 issued on the Issue Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Initial Purchasers” means (1) with respect to the Initial Notes issued on the Issue Date each of J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and BMO Capital Markets Cop. and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Notes” means the Initial Notes and any Additional Notes, treated as a single class.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Purchase Agreement” means (1) with respect to the Initial Notes issued on the Issue Date, the Purchase Agreement dated June 30, 2020, among the Company and the Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

1

“Securities Act” means the Securities Act of 1933, as amended.

“Transfer Restricted Notes” means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

1.2            Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1	(b)
“Global Notes”	2.1	(a)
“OID Legend”	2.3	(e)(i)
“Permanent Regulation S Global Note”	2.1	(a)
“Regulation S”	2.1	(a)
“Regulation S Global Note”	2.1	(a)
“Rule 144A”	2.1	(a)
“Rule 144A Global Note”	2.1	(a)
“Temporary Regulation S Global Note”	2.1	(a)

1.3            Capitalized terms used in this Appendix, but not defined, have the meanings ascribed to such terms in the Indenture to which this Appendix is attached.

2.	The Notes.

2.1            (a) Form and Dating. The Initial Notes shall be offered and sold by the Company pursuant to the Purchase Agreement. The Initial Notes shall be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”); and Initial Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global notes in fully registered form (collectively, the “Temporary Regulation S Global Note”), in each case without interest coupons and with the global notes legend and the applicable restricted notes legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Note shall be held only through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in the Depository) and shall not be exchangeable for interests in the Rule 144A Global Note, a permanent Regulation S global note in fully registered form (the “Permanent Regulation S Global Note” and together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) or any other Note prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note or the Permanent Regulation S Global Note only upon certification in the form attached hereto as Exhibit 3 or otherwise in a form satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Note are owned either by Non-U.S. Persons or U.S. Persons who purchased such interests in a transaction that is exempt from the registration requirements under the Securities Act.

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Prior to the expiration of the Distribution Compliance Period, beneficial interests in Temporary Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Note first delivers to the Trustee a written certificate (in a form substantially similar to that attached hereto as Exhibit 2) to the effect that the beneficial interest in the Temporary Regulation S Global Note is being transferred (a) to a Person who the transferor reasonably believes to be a QIB that is purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (b) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in a form substantially similar to that attached hereto as Exhibit 2) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

The Rule 144A Global Note, the Temporary Regulation S Global Note and the Permanent Regulation S Global Note are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b)            Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository or the nominee of the Depository and (b) shall be delivered by the Trustee to the Depository or pursuant to the Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

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(c)            Certificated Notes. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Certificated Notes.

2.2            Authentication. The Trustee shall upon receipt of a Company Order specified in Section 2.02 of the Indenture authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $300,000,000 of 6.250% Senior Secured Notes Due 2028 and (2) any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of the Indenture, in each case upon a Company Order signed by one Officer of the Company. Such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 3.12 of the Indenture, shall certify that such issuance is in compliance with Section 10.09 of the Indenture.

2.3            Transfer and Exchange.

(a)            Transfer and Exchange of Certificated Notes. When Certificated Notes are presented to the Note Registrar with a request:

(x)            to register the transfer of such Certificated Notes; or

(y)            to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Note Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Notes surrendered for transfer or exchange:

(i)            shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii)            if such Certificated Notes are required to bear a restricted notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)            if such Certificated Notes are being delivered to the Note Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

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(B)            if such Certificated Notes are being transferred to the Company, a certification to that effect; or

(C)            if such Certificated Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Company so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b)            Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i)            certification, in a form substantially similar to that attached hereto as Exhibit 2, that such Certificated Note is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and

(ii)            written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) or Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Certificated Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Certificated Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Certificated Note so canceled. If no Rule 144A Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon receipt of a Company Order, a new Rule 144 A Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.

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(c)            Transfer and Exchange of Global Notes.

(i)            The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Note Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Note Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(ii)            If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Note Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)            Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv)            In the event that Global Note is exchanged for Certificated Notes pursuant to Section 2.4 of this Appendix, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes (as set forth in Exhibit 2, hereto) intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d)            Restrictions on Transfer of Temporary Regulation S Global Notes. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note), (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

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(e)            Legend.

(i)            Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof), in the case of Notes offered otherwise than in reliance on Regulation S shall bear a legend in substantially the following form:

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (l)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT. (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

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Each certificate evidencing a Note offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

THE SECURITY EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Each Certificated Note shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE NOTE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

To the extent required by Section 1275(c)(1)(A) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.1275-3(b)(l), each Note issued at a discount to its stated redemption price at maturity shall bear a legend (the “OID Legend”) in substantially the following form (with any necessary amendments thereto to reflect any amendments occurring after the Issue Date to the applicable sections):

FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. YOU MAY CONTACT THE COMPANY AT WINNEBAGO INDUSTRIES, INC., 13200 PIONEER TRAIL, EDEN PRAIRIE, MINNESOTA 55347, ATTENTION: GENERAL COUNSEL, AND THE COMPANY WILL PROVIDE YOU WITH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS SECURITY.

(ii)            Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Note Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Note Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

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(f)            Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have been exchanged for Certificated Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g)            No Obligation of the Trustee.

(i)            The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(h)            To the extent that any Notes are issued at a discount to their stated redemption price at maturity and bears the OID Legend, each group of Notes bearing a given amount of original issue discount shall be treated as a separate series only for purposes of the transfer and exchange provisions of this Section 2.3 and may trade under a separate CUSIP number.

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2.4            Certificated Notes.

(a)            A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as depository for such Global Note and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) a Default has occurred and is continuing or (iii) if requested by a Holder of beneficial interest in a Global Note.

(b)            Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the depository shall direct. Any Certificated Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted notes legend and certificated notes legend set forth in Exhibit I hereto.

(c)            Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)            In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form without interest coupons. In the event that such Certificated Notes are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, including pursuant to Section 5.07, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Certificated Notes had been issued.

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eXHIBIT 1
to Rule 144A / Regulation S Appendix

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Notes Legend for Notes offered otherwise
than in Reliance on Regulation S]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED. (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (I) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO WINNEBAGO INDUSTRIES, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(A)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN “ACCREDITED INVESTOR”) THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND, AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

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[Restricted Notes Legend for Notes Offered in Reliance on Regulation S]

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933. AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Temporary Regulation S Global Note Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

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AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

[Certificated Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE NOTE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[OID Legend]

FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. YOU MAY CONTACT THE COMPANY AT WINNEBAGO INDUSTRIES, INC., 13200 PIONEER TRAIL, EDEN PRAIRIE, MINNESOTA 55347 ATTENTION: GENERAL COUNSEL, AND THE COMPANY WILL PROVIDE YOU WITH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS SECURITY.

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No.	$

6.250% Senior Secured Notes Due 2028

CUSIP No. [       ]

ISIN No. [          ]

Winnebago Industries, Inc., an Iowa corporation, promises to pay to [Cede & Co.], or registered assigns, the principal sum of  ___________ U.S. Dollars [as may be increased or decreased on the attached Schedule of Increases or Decreases in Global Note] on July 15, 2028.

Interest Payment Dates: January 15 and July 15.

Record Dates: January 1 and July 1.

Additional provisions of this Note are set forth on the other side of this Note.

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IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

WINNEBAGO INDUSTRIES, INC.

By:
Name:
Title:

Dated:

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This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

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[FORM OF REVERSE SIDE OF INITIAL NOTE]

6.250% Senior Secured Note Due 2028

Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Indenture.

1.	Principal and Interest.

Winnebago Industries, Inc. (the “Company”) shall pay the principal of this Note on July 15, 2028.

The Company promises to pay interest, if any, on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate set forth below (subject to adjustment as provided below).

Interest on the Notes shall accrue at the rate of 6.250% per annum and be payable in cash.

Interest, if any, shall be payable semi-annually (to the Holders of the Notes at the close of business on January 1 and July 1 (whether or not a Business Day) immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing January 15, 2021.

Interest on this Note shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 8, 2020 (although any Additional Notes may accrue interest starting at other dates, and the first Interest Payment Date may be a different date); provided that, if there is no existing Default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest, if any, on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

2.	Method of Payment.

The Company shall pay interest (except Defaulted Interest) on the principal amount of the Notes on each January 15 and July 15 to the Persons who are Holders (as reflected in the Note Register at the close of business on January 1 and July 1 immediately preceding the Interest Payment Date), in each case, even if the Note is transferred or exchanged after such Regular Record Date, except as provided in Section 3.06(b) with respect to Defaulted Interest; provided that, with respect to the payment of principal, the Company shall make payment to the Holder that surrenders this Note to any Paying Agent on or after July 15, 2028.

The Company shall pay principal (premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

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However, the Company may pay principal (premium, if any) and interest by its check payable in such money. The Company may pay interest on the Notes either (a) by mailing a check for such interest to a Holder’s registered address (as reflected in the Note Register) or (b) by wire transfer to an account located in the United States maintained by the payee. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue on such payment for the intervening period.

3.	Paying Agent and Note Registrar.

Initially, U.S. Bank National Association (the “Trustee”) shall act as Paying Agent and Note Registrar. The Company may change any Paying Agent or Note Registrar upon written notice thereto and without notice to the Holders. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Note Registrar or co-registrar.

4.	Indenture.

The Company issued the Notes under an Indenture dated as of July 8, 2020 (the “Indenture”), among the Company, the Guarantors, the Trustee and the Collateral Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. In the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. In the event of any inconsistency between (x) the terms of the Security Documents and (y) the terms of this Note, the terms of the Security Documents shall control.

The Notes are secured senior obligations of the Company. The Indenture does not limit the aggregate principal amount of the Notes. Subject to the conditions set forth in the Indenture, the Company may issue Additional Notes.

5.	Mandatory Redemption.

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

6.	Optional Redemption.

At any time prior to July 15, 2023, the Company may also redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to (but not including) the Redemption Date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.

From and after July 15, 2023, the Company may redeem the Notes, in whole or in part, upon not less than 15 nor more than 60 days’ prior notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to (but not including) the applicable Redemption Date, subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on July 15 of each of the years indicated below:

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Year	Percentage
2023	103.125%
2024	101.563%
2025 and thereafter	100.000%

Prior to July 15, 2023, the Company may, at its option, redeem up to 40% of the sum of the original aggregate principal amount of the Notes (including the original principal amount of any Additional Notes) issued under the Indenture at a redemption price equal to 106.250% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to (but not including) the applicable Redemption Date, subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date, with the net proceeds of one or more Equity Offerings of the Company or any direct or indirect parent of the Company to the extent such net cash proceeds are contributed to the Company; provided that at least 60% of the sum of the aggregate principal amount of Notes originally issued under the Indenture and the aggregate principal amount of any Additional Notes issued under the Indenture after the Issue Date remains Outstanding immediately after the occurrence of each such redemption (unless all Notes are redeemed concurrently); provided, further, that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

7.	Repurchase upon a Change of Control, Asset Sales and Loss Proceeds Sales.

Upon the occurrence of (a) a Change of Control, the Holders shall have the right, pursuant to Section 10.15 of the Indenture, to require that the Company purchase such Holder’s Outstanding Notes, in whole or in part, at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase and (b) Asset Sales, the Company may be obligated, pursuant to Section 10.16 of the Indenture, to make offers to purchase Notes and Senior Indebtedness of the Company with a portion of the Net Proceeds of such Asset Sales at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to (but not including) the date of purchase.

8.	Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Note Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not register the transfer or exchange of a Note or portion of a Note selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Note or portion of a Note for a period of 15 days before a selection of Notes to be redeemed or 15 days before an Interest Payment Date.

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9.	Persons Deemed Owners.

A registered Holder may be treated as the owner of a Note for all purposes.

10.	Unclaimed Money.

Subject to any laws relating to abandoned property, if money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its request or (if then held by the Company) shall be discharged from such trust. After that, Holders entitled to the money must look to the Company for payment and all liability of the Trustee and such Paying Agent with respect to such money, and all liability of the Company as trustee thereof, shall cease.

11.	Discharge and Defeasance Prior to Redemption or Maturity.

Subject to satisfaction of conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes pursuant to Article Four of the Indenture.

12.	Amendment; Supplement; Waiver.

The Indenture, the Notes and the Security Documents may be amended as provided in Article Nine of the Indenture.

13.	Successor Persons.

When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person shall be released from those obligations, subject to certain exceptions.

14.	Remedies for Events of Default.

This Note is subject to certain Events of Default and the remedy provisions of Article Five of the Indenture.

15.	Guarantees.

The Company’s obligations under the Notes are fully, irrevocably and unconditionally guaranteed on a secured senior basis, to the extent set forth in the Indenture, by each of the Guarantors.

16.	Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

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17.	Authentication.

This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

18.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

19.	CUSIP and ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.	Governing Law.

THIS SECURITY AND INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Winnebago Industries, Inc., 13200 Pioneer Trail Eden Prairie, MN 55347, Attention: General Counsel.

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eXHIBIT 2
to Rule 144A / Regulation S Appendix

ASSIGNMENT/TRANSFER FORM

To assign and transfer this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint _____________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:_______________	Your Signature:_______________

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

to the Company; or

☐ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

☐ inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933, as amended; or

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☐ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Signature:

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:_______________

   Notice: To be executed by an executive officer

2

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 10.15 or 10.16 of the Indenture, check the box: ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 10.15 or 10.16 of the Indenture, state the amount in principal amount: $

Dated:__________________________	Your Signature:________________________________
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:________________________________

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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eXHIBIT 3
to Rule 144A / Regulation S Appendix

FORM OF NON-U.S. BENEFICIAL OWNERSHIP
CERTIFICATION BY EUROCLEAR OR CLEARSTREAM LUXEMBOURG

[Date]

U.S. Bank National Association

Re: 6.250% Senior Secured Notes due 2028 (the “Notes”) of Winnebago Industries, Inc. (the “Company”)

Reference is hereby made to the Indenture, dated as of July 8, 2028 (as amended and supplemented from time to time, the “Indenture”), among the Company, the Guarantors named therein and U.S. Bank National Association, as Trustee and as Collateral Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This is to certify with respect to $__________ principal amount of the Notes that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from member organizations appearing in our records as persons being entitled to a portion of such principal amount (our “Member Organizations”) certifications with respect to such portion, that such portion is beneficially owned by (a) Non-U.S. Person(s) or (b) U.S. Person(s) who purchased the portion beneficially owned by such U.S. Person(s) in transactions that did not require registration under the Securities Act of 1933, as amended (the “Act”). As used in this paragraph the term “U.S. Person” has the meaning given to it by Regulation S under the Act.

We further certify:

(i)            that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Regulation S Temporary Global Note excepted in such certifications; and

(ii)            that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as the date hereof.

We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you or the Company to produce this certification to any interested party in such proceedings.

Dated: _____________, 20__

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EXHIBIT A

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

__________ SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of _______________, 20__ among (the “Guaranteeing Subsidiary”), a subsidiary of Winnebago Industries, Inc. (or its permitted successor), an Iowa corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (in such capacity, the “Trustee”) and as collateral trustee (in such capacity, the “Collateral Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee a senior secured indenture (the “Indenture”), dated as of July 8, 2020 providing for the issuance of 6.250% Senior Secured Notes Due 2028 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders of the Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article Twelve thereof.

NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

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GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, .pdf transmission or other electronic means shall constitute effective execution and delivery of this Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf transmission or other electronic means shall be deemed to be their original signatures for all purposes.

EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _____________, 20__

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

WINNEBAGO INDUSTRIES, INC.

By:
Name:
Title:

2

[Existing Guarantors]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

3